NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 11, 2020
TO THE SHAREHOLDERS OF EVEREST RE GROUP, LTD.:
The Annual General Meeting of Shareholders of Everest Re Group, Ltd. (the “Company”), a Bermuda company, will be held at Everest Re Group, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, Bermuda on May 11, 2020 at 11:00 a.m., local time, for the following purposes:
1.
To elect John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company, each to serve for a one-year period to expire at the 2021 Annual General Meeting of Shareholders or until such director’s successor shall have been duly elected or appointed or until such director’s office is otherwise vacated.

2.
To appoint PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2020 and authorize the Company’s Board of Directors, acting through its Audit Committee, to determine the independent auditor’s remuneration.

3.	To approve, by non-binding advisory vote, 2019 compensation paid to the Company’s Named Executive Officers.
4.	To consider and approve the Everest Re Group, Ltd. 2020 Stock Incentive Plan, as described in the attached proxy statement.
5.	To consider and act upon such other business, if any, as may properly come before the meeting and any and all adjournments thereof.
The Company’s financial statements for the year ended December 31, 2019, together with the report of the Company’s auditor in respect of those financial statements, as approved by the Company’s Board of Directors, will be presented at this Annual General Meeting.
Only shareholders of record identified in the Company’s Register of Members at the close of business on March 16, 2020 are entitled to notice of, and vote at, the Annual General Meeting.
You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting in person, you are urged to vote by internet or telephone as directed on the enclosed proxy or by signing and dating the proxy and returning it promptly in the postage prepaid envelope provided.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
General Counsel and Secretary

April 9, 2020
Hamilton, Bermuda

EVEREST RE GROUP, LTD.
PROXY STATEMENT
ANNUAL GENERAL MEETING OF SHAREHOLDERS
MAY 11, 2020

Proxy Statement
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be
Held on May 11, 2020 at Everest Re Group, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, Bermuda at 11:00 a.m. local time.
The proxy statement and annual report to shareholders are available at
http://ir.everestre.com/phoenix.zhtml?c=70696&p=proxy
Proxy Statement

ANNUAL GENERAL MEETING OF SHAREHOLDERS
May 11, 2020
GENERAL INFORMATION
The enclosed Proxy Card is being solicited on behalf of the Board of Directors (the “Board”) for use at the 2020 Annual General Meeting of Shareholders of Everest Re Group, Ltd., a Bermuda company (the “Company”), to be held on May 11, 2020, and at any adjournment thereof. It may be revoked at any time before it is exercised by giving a later-dated proxy, notifying the Secretary of the Company in writing at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, or by voting in person at the Annual General Meeting. All shares represented at the meeting by properly executed proxies will be voted as specified and, unless otherwise specified, will be voted: (1) for the election of John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber as directors of the Company; (2) for the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for 2020 and for authorizing the Company’s Board of Directors acting through its Audit Committee to determine the independent auditor’s remuneration; (3) for the approval, by non-binding advisory vote, of the 2019 compensation paid to the Named Executive Officers (as defined herein); and (4) for the approval of the Everest Re Group, Ltd. 2020 Stock Incentive Plan.
Only shareholders of record at the close of business on March 16, 2020 will be entitled to vote at the meeting. On that date, 50,310,575 Common Shares, par value $.01 per share (“Common Shares”), were outstanding. However, this amount includes 9,719,971 Common Shares held by Everest International Reinsurance, Ltd. (“International Re”), the Company’s subsidiary. As provided in the Company’s Bye-laws, International Re may vote only 4,980,746 of its shares. The outstanding share amount also excludes 30,453 shares with no voting rights. The limitation of International Re’s voting shares to 4,980,746 and the exclusion of 30,453 shares with no voting rights results in 45,540,897 Common Shares entitled to vote.
The election of each nominee for director and the approval of all other matters to be voted upon at the Annual General Meeting require the affirmative vote of a majority of the votes cast at the Annual General Meeting, provided there is a quorum consisting of not less than two persons present in person or by proxy holding in excess of 50% of the issued and outstanding Common Shares entitled to attend and vote at the Annual General Meeting. The Company has appointed inspectors of election to count votes cast in person or by proxy. Common Shares owned by shareholders who are present in person or by proxy at the Annual General Meeting but who elect to abstain from voting will be counted towards the presence of a quorum. However, such Common Shares and Common Shares owned by shareholders and not voted in person or by proxy at the Annual General Meeting
Proxy Statement 1

Proxy Statement

(including “broker non-votes”) will not be counted towards the majority needed to elect a director or approve any other matter before the shareholders and, thus, will have no effect on the outcome of those votes.
This Proxy Statement, the attached Notice of Annual General Meeting, the Annual Report of the Company for the year ended December 31, 2019 (including financial statements) and the enclosed Proxy Card are first being mailed to the Company’s shareholders on or about April 9, 2020.
Please note that given the extraordinary uncertainties and concerns relating to the Coronavirus or COVID-19, we may have to postpone the Annual General Meeting to a later date. In such instance, the Company would publicly announce a determination to postpone the meeting and the new date in a press release that would also be available at www.everestre.com as soon as practicable before the currently scheduled May 11th meeting.
All references in this document to “$” or “dollars” are references to the currency of the United States of America.
The Company knows of no specific matter to be brought before the Annual General Meeting that is not referred to in the attached Notice of Annual General Meeting of Shareholders and this Proxy Statement. If any such matter comes before the meeting, including any shareholder proposal properly made, the proxy holders will vote proxies in accordance with their best judgment with respect to such matters. To be properly made, a shareholder proposal must comply with the Company’s Bye-laws and, in order for any matter to come before the meeting, it must relate to matters referred to in the attached Notice of Annual General Meeting.
2 Everest Re Group, Ltd.

Executive Summary
EXECUTIVE SUMMARY

This summary highlights certain information contained in the Company’s proxy statement. The summary does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement carefully.
Financial Highlights
Against the backdrop of a challenging market environment and despite a significant level of natural catastrophe events for a third consecutive year, the Company earned just over $1.0 billion of net income in fiscal year 2019. Further, gross written premiums grew by 8% to $9.1 billion, and the Company earned $872.4 million of net operating income and generated a 10.3% return on adjusted shareholders’ equity1. This level of performance demonstrates our ability to sustain periodic natural peril events and yet maintain positive results and return through the cycle. Indeed, over the last five years, inclusive of the significant catastrophe events of the last three years, Everest generated an average operating return on equity of 9.1%. Such results were directly attributable to our core philosophy of long-term value creation for our shareholders by focusing on disciplined underwriting standards, diversifying our product line to maintain growth and protecting our capital base by employing intelligent protection measures designed to minimize against downside exposure.
Returning Value to Shareholders
We returned $258.9 million to shareholders in 2019 in the form of dividends and share repurchases. The Company repurchased $24.6 million of shares and paid $234.3 million in dividends. In November 2019, the dividend was increased 11%, from $1.40 per share to $1.55 per share. Since year-end 2008, Everest has repurchased 39% of its outstanding shares, returning $3.0 billion of capital to shareholders.
Contribution of Insurance & Reinsurance Divisions to Overall Results
The success of our global diversification strategy and committed investment in the expansion of our insurance segment manifested in the record $2.8 billion in premium written by the Everest Insurance® division and generating over $81 million in underwriting income with a 95.8% combined ratio.
Our Reinsurance Division continued to execute on its strategy to reduce our volatility and exposure to natural catastrophe events through effective hedging strategies and deploying additional capital toward casualty and other non-correlating profitable lines including mortgage. The Reinsurance Division achieved a successful 95.4% combined ratio generating approximately $255 million in underwriting income. This is despite another year marked by significant catastrophe activity with industry insured losses estimated in excess of $50 billion.
As the Company has grown in scale and complexity, the respective President & CEOs of the Reinsurance and Insurance divisions continue to engage collaboratively and cohesively with one another. Frequent and open communication between our executive leadership team under the direction of our CEO and oversight of our Board ensure a unified and proactive approach to risk management and underwriting discipline in order to generate the successful returns achieved in the past year.
Corporate Governance Profile and Compensation Best Practices
We are committed to operating our business consistent with sound corporate practices and strong corporate governance that promote the long-term interests of our shareholders, strengthen the accountability of the Board and management and help build trust in the Company. Our Board encourages and reviews management performance in the context of business practices that emphasize sustainability and best-in-class corporate governance. Our philosophy has always been to generate long-term value for our shareholders. This emphasis is reflected in our compensation philosophy, enterprise risk management, and business model. We further recognize the potential impact of such exogenous threats as climate change and natural resource depletion and

1 Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments. The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. Further explanation and a reconciliation of net income (loss) to after-tax operating income (loss) can be found at the back of the 10-K insert.
Proxy Statement 3

Executive Summary
strive to incorporate such risks, to the extent they can be quantified, into our risk management profile to preserve sustainability of our business.
The Board adheres to the Company’s Corporate Governance Guidelines and Ethics Guidelines and Index to Compliance Policies, which are available on the Company’s website at http://www.everestre.com. The Board also aims to meet or exceed, where applicable, the corporate governance standards established by the New York Stock Exchange (“NYSE”). The Board regularly reviews the Company’s corporate governance policies and procedures to identify areas for improvement reflecting evolving best practices raised by our shareholders. In addition, as set forth in more detail in this proxy statement in the section entitled “Compensation Discussion and Analysis”, the Board strives to respond to shareholder concerns regarding compensation practices from a governance perspective.
Diversity
Our Board remains committed to diversity within its structure as well as emphasizing its importance in our senior executive leadership. We believe that diversity in gender, age, ethnicity and skill set allows for dynamic and evolving perspectives in governance, strategy and risk management. We have two highly respected women as members of our Board, one of whom serves as Chair of the Board’s Underwriting Committee. Further, our executive leadership team includes our recently appointed Hispanic President and CEO, an experienced female Executive Vice President who heads our global Human Resources department including Talent Development and an Asian Indian serving as our Executive Vice President and General Counsel and the head of our Bermuda affiliate. Further, we are committed to diversity as part of succession planning at the executive level by identifying and developing female leaders within the organization to assume more leadership roles. Indeed, our executive officers are measured on their diversity initiatives as part of their annual performance evaluations. Such diversity at the most senior levels of our organization reflects our commitment to identify and develop highly qualified women and individuals from minority groups to help lead our Company into the future.
Corporate Responsibility and Sustainability
We believe that our future is determined by actions taken today that go beyond just business strategy, but also encompass the values important to our employees and the communities in which we operate that define our corporate responsibility and maintain sustainability. Everest’s value commitments include: providing a diverse and inclusive work environment that offers employees the opportunity to further their development; supporting our communities through the donation of time and financial resources; working with our clients and customers toward finding environmentally sustainable solutions to the adverse impacts of climate change; and maintaining our integrity across all aspects of the Company.
Further details of our progress in the areas of diversity, gender pay equity, talent development, environmental, social and governance can be found in our inaugural Corporate Responsibility Report. We invite shareholders to carefully review the report which is available on the front page of the Company’s website under the “Corporate Responsibility” header at http://www.everestre.com and welcome feedback on our progress. Although our report is written in accordance with the Global Reporting Initiative (“GRI”) sustainability reporting standards, we are working toward also making our disclosures compliant with the Sustainability Accounting Standards Board (“SASB”).
Community Outreach
As a Company, we believe strongly in the importance of giving back to global communities and helping those less fortunate. Our mission is to support education, health, social and environmental issues that impact our neighbors. This is why we founded Everest Charitable Outreach (“ECO”) in 2017. Everest Charitable Outreach is a community service organization sponsored by the Company that coordinates employees to work with charities in the local communities where we operate. In furtherance of this goal, over the last year our employees volunteered thousands of hours to support a range of charitable causes including working with Habitat for Humanity to build homes for working families in need; participating in United Way’s Tools for School program by donating backpacks filled with school supplies to students in need; supporting community food and clothing drives; supporting our military families during the holiday season; donating blood through the American Red Cross; and partnering with Rise Against Hunger to pack nutritious meals for distribution to organizations around the world.
4 Everest Re Group, Ltd.

Executive Summary

Through ECO, we partner with organizations that use their funds directly for their causes with limited overhead expense. We endeavor to assure that at least 80% of the Company’s financial donations to each of our partner organizations goes directly to the community endeavors being supported. But donation of time is more important to ECO than financial support. The cornerstone of ECO’s community outreach efforts involves working closely with our local offices around the globe in developing programs encouraging active and reliable employee participation in a variety of events within their local communities and neighborhoods.
Climate Change and Environmental Conscience
Policy
As a global (re)insurance organization, our business involves protecting our customers through insurance and reinsurance from the impact of natural catastrophes, including weather events that are more frequent or severe. We recognize the global impact of climate change on extreme natural perils and the fact that insurance is a critical risk transfer component for economic and social recovery from the effects of extreme natural catastrophe events. Accordingly, we are committed to providing solutions that help our clients manage the impact of their business on the environment, and mitigate financial risk associated with exposure to climate change. We also continue to monitor, control and reduce where possible our own ecological impact, while at the same time, remaining pro-active and forward-looking in preserving our sustainability in a changing climate and weather environment.
Memberships and Affiliations
The Company is active in various affiliations and memberships to help carry out its environmental policy. For instance, through our affiliation with the Geneva Association we provide financial support to study the impact of and possible solutions for these threats to our economies and the human condition. The Company has also been a long-time active and contributing member of the Reinsurance Association of America (“RAA”), whose advocacy work includes efforts to identify ways the (re)insurance sector can minimize the effects of climate change along with a commitment to work with policymakers, regulators, and the scientific, academic and business communities to assist in promoting awareness and understanding of the risks associated with climate change. The Company’s participation in the RAA includes membership on the RAA’s Extreme Events Committee that focuses on catastrophe modeling improvements to reflect climate change. The RAA’s statement on climate change policy is located at www.reinsurance.org/Advocacy/RAA_Policy_Statements. Finally, Everest is also a signatory to the United Nations’ supported Principles for Responsible Investment and has been incorporating Environmental, Social and Governance (“ESG”) principles into our investment guidelines and decisions in accordance with UN-PRI Principles. The UN-PRI is the world’s leading proponent of responsible investment, with over 2,300 signatories representing more than US$82 trillion in assets under management. The UN-PRI defines responsible investment as a strategy and practice to incorporate ESG factors into investment decisions and active ownership.
Risk Management Profile
We also strive to incorporate environmental risks, to the extent they can be quantified, into our risk management profile. We have a highly developed Enterprise Risk Management (“ERM”) practice that identifies key risks to which the Company is exposed and establishes tolerance levels and mitigation strategies to preserve the sustainability of our business. Environmental risks, including those directly related to climate change, feature prominently in the Company’s ERM goals. Standard & Poor’s (“S&P”) rating of the Company’s ERM process as “Robust” in its December 2019 rating report places the Company among the top ratings of Bermuda and North American (re)insurers. The S&P report notes that Everest has “demonstrated a strong commitment to enhancing its ERM framework and has consistently managed to risk-adjusted return metrics.”
Operations
While Everest, as a (re)insurance organization, has a modest ecological footprint, the Company nonetheless strives to maintain an environmental conscience in its operations as part of its stance toward environmental policy. For instance, in light of expanding office space requirements occasioned by growth, Everest is focused on office properties that exhibit positive environmental features. This includes Everest’s core locations where a majority of employees are located, such as:
Proxy Statement 5

Executive Summary

•
Our new U.S. operational headquarters in New Jersey which is LEED and Energy Star certified and contains such features as a green roof, charging stations for electric vehicles, workspaces that maximize the use of natural light and various other sustainability and energy savings features;

•	Our Bermuda headquarters building that incorporates such features as double glazed solar controlled glass, air conditioning which is water cooled using sea water, and energy-conserving lighting; and
•	Our New York City office building, where Everest is now a major tenant following recent employee and business expansion, which is LEED Gold and Energy Star certified.
Everest also promotes flex hours and a work-from-home policy to help reduce traffic congestion at any given office location at any given point in time. We also incorporate a paperless claims processing system designed to significantly reduce the need for printing hard copies of claims files.
Underwriting and Environmental Solutions & Practices
The Company continuously researches external and internal data to assess and refine our pricing, modeling, and underwriting practices related to climate risks. We recognize that over an extended period of time, sustained shifts in atmospheric and climate dynamics could give rise to increased probability and severity of extreme events. To meet this challenge, our underwriting, actuarial, claims and catastrophe modeling teams work in unison to research and analyze external raw climate and meteorological data in conjunction with our internal claims and loss information data to assess geographical impacts of climate change in order to develop predictive analytics models to improve pricing, product development and claims management. In order to timely respond to changing circumstances in this area that may impact areas of Everest’s business and continually ensure that the Company’s senior executive management and Board are up-to-date, our climate risk monitoring structure promotes identification and reporting of climate risks throughout the year as shown in the chart to the right.
Everest has also been at the forefront in continuing to develop advanced insurance solutions and products related to environmental risk for our clients, including coverages for specialized environmental contractors as well as industrial and commercial component manufacturers. Our loss control teams work with our clients and policyholders in these industries developing and implementing loss prevention practices and workplaces that not only promote worker safety at our clients’ facilities, but integrate the latest environmentally sustaining materials and practices at their locations.
Shareholder Feedback
As part of our governance practices, we annually reach out to our top 20 institutional investors to gauge emerging best practices themes in governance and shareholder values. Because of the practical limitations in meeting with all of our shareholders, we augment such outreach with publications, seminars and other materials in order to continually assess our governance standards. Based on the feedback of our shareholders, the Board has taken the following actions effective January 1, 2020:
•	Effective January 1, 2020, the Board implemented a cap on non-employee director compensation to $450,000.
•
In light of shareholder concerns regarding Mr. Taranto’s outsized non-employee director compensation, the board did not renew Mr. Taranto’s Chairmanship Agreement upon the Agreement’s expiration on December 31, 2019.

•	The Board expanded its climate change policy and integrated climate change risk within its risk management oversight and the Company’s sustainability report.

6 Everest Re Group, Ltd.

Executive Summary
Highlights of our corporate governance and compensation best practices include:
Governance Profile Best Practice		Company Practice
✔	Size of Board	9
✔	Number of Independent Directors	7
✔	Board Independence Standards	The Board has adopted director independence standards stricter than the listing standards of the NYSE
✔	Director Independence on Key Committees	The Board’s Audit, Compensation and Nominating and Governance Committees are composed entirely of independent directors
✔	Separate Chairman and CEO	Yes
✔	Independent Lead Director	Yes
✔	Annual Election of All Directors	Yes
✔	Majority Voting for Directors	Yes
✔	Board Meeting Attendance	Each director or appointed alternate director attended 100% of Board meetings in 2019
✔	Annual General Meeting Attendance	Director attendance expected at Annual General Meeting per Governance Guidelines, and 100% of directors attended the 2019 Annual General Meeting
✔	No Over-Boarding	Directors are prohibited from sitting on the boards of competitors
✔	Regular Executive Sessions of Non-Management Directors	Yes
✔	Shareholder Access	No minimum share ownership or holding thresholds necessary to nominate qualified director to Board
✔	Policy Prohibiting Insider Pledging or Hedging of Company’s Stock	Yes
✔	Annual Equity Grant to Non-Employee Directors	Yes
✔	Annual Board and Individual Director Performance Evaluations	Yes
✔	Clawback Policy
Clawback Policy covering current and former employees, including Named Executive Officers, providing for forfeiture and repayment of any incentive based compensation granted or paid to an individual during the period in which he or she engaged in material willful misconduct including but not limited to fraudulent misconduct

✔	Code of Business Conduct and Ethics for Directors and Executive Officers	Yes
✔	No Separate Change in Control Agreement for the CEO	CEO participates in the Senior Executive Change in Control Plan (“CIC Plan”) along with the other NEOs
✔	No Automatic Accelerated Vesting of Equity Awards	Accelerated equity vesting provisions are not and will not be incorporated in the employment agreements of any Named Executive Officer
✔	Double Trigger for Change-in-Control	Yes
✔	No Excise Tax Assistance	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
Proxy Statement 7 Executive Summary
✔	Say on Pay Frequency	Say on Pay Advisory Vote considered by Shareholders annually
✔	No Re-pricing of Options and SARs	The Board adheres to a strict policy of no re-pricing of Options and SARs
✔	Minimum Vesting Period of Options and Restricted Shares
Minimum 1-year vesting period for equity awards
However, the Board has always instituted a 5-year vesting period for equity awards to executive officers except for performance shares which must meet key performance metrics over the course of 3 years prior to settlement
3-year vesting period for equity awards to Directors

✔	Share Recycling	No liberal share recycling
✔	Stock Ownership Guidelines for Executive Officers	Six times base salary for CEO; three times base salary for other Named Executive Officers
✔	Stock Ownership Guidelines for Non-Management Directors	Six times annual retainer
✔	Use of Performance Shares as Element of Long-Term Incentive Compensation	Yes

8 Everest Re Group, Ltd.

Executive Summary
Voting Matters and Board’s Voting Recommendations
Proposal	Board’s Voting Recommendations	Page
Election of Director Nominees (Proposal 1)	FOR ALL DIRECTOR NOMINEES	10
Appointment of PricewaterhouseCoopers LLP as Company Auditor (Proposal 2)	FOR	83
Non-Binding Advisory Vote on Executive Compensation (Proposal 3)	FOR	84
Approval of the Everest Re Group, Ltd. 2020 Stock Incentive Plan (Proposal 4)	FOR	85

Proxy Statement 9

Proposal No. 1—Election Of Directors
PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board of Directors recommends that you vote FOR the director nominees described below. Proxies will be so voted unless shareholders specify otherwise in their proxies.
At the 2020 Annual General Meeting, the nominees for director positions are to be elected to serve until the 2021 Annual General Meeting of Shareholders or until their qualified successors are elected or until such director’s office is otherwise vacated. At its regularly scheduled meeting on February 26, 2020, the Nominating and Governance Committee recommended to the Board the nominations of John J. Amore, Juan C. Andrade, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer, Joseph V. Taranto and John A. Weber, all of whom are currently directors of the Company. The Board accepted the Nominating and Governance Committee recommendations, and each nominee accepted his or her nomination. It is not expected that any of the nominees will become unavailable for election as a director, but if any nominee should become unavailable prior to the meeting, proxies will be voted for such persons as the Board shall recommend, unless the Board reduces the number of directors accordingly. There are no arrangements or understandings between any director or any nominee for election as a director, and any other person pursuant to which such person was selected as a director or nominee.
Retiring Director
Dominic J. Addesso is retiring from the Board effective upon the expiration of his current term at the Annual General Meeting. This follows Mr. Addesso’s retirement as President and CEO of the Company on December 31, 2019. Mr. Addesso became Chief Executive Officer of the Company, Everest Reinsurance Company (“Everest Re”) and Everest Reinsurance Holdings, Inc. (“Everest Holdings”) on January 1, 2014.
Mr. Addesso’s leadership and insights as our CEO and Board member of the Company over the years have helped lead the Company to where it stands today as well as position the Company for the future. Accordingly, it is with deepest appreciation and profound gratitude that the Company and the Board thank Mr. Addesso for his guidance and significant contributions to the Company’s success.
Important Factors in Assessing Board Composition
The Nominating and Governance Committee strives to maintain an engaged, independent Board with broad and diverse experience, skills, and judgment that is committed to representing the long-term interests of our shareholders. In evaluating director candidates and considering incumbent directors for nomination to the Board, the Committee considers each nominee’s character, independence, leadership, financial literacy, personal and professional accomplishments, industry knowledge and experience.
For incumbent directors, the factors also include attendance and past performance on the Board and its committees. Each director nominee has a demonstrated record of accomplishment in areas relevant to the Company’s business and qualifications that contribute to the Board’s ability to effectively function in its oversight role.
The Nominating and Governance Committee seeks current and potential directors who will collectively bring to the Board a variety of skills, including:
•	Leadership: Demonstrated ability to hold significant leadership positions and effectively manage complex organizations is important to evaluating and developing key management talent.
•	Insurance and/or Reinsurance Industry Experience: Experience in the insurance and/or reinsurance markets is critical to strategic planning and oversight of our business operations.

10 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
•
Risk Management: Experience in identifying, assessing and managing risks is critical to oversight of current and emerging organizational and systemic risks in order to inform and adapt the Company’s strategic planning.

•
Regulatory: Understanding of the laws and regulations that impact our heavily regulated industry, as well as understanding the impact of government actions and public policy. Both areas are important to oversight of insurance operations.

•
Finance and Accounting: Financial experience and literacy are essential for understanding and overseeing our financial reporting, investment performance and internal controls to ensure transparency and accuracy.

•	Corporate Governance: Understanding of corporate governance matters is essential to ensuring effective governance of the Company and protecting shareholder interests.
•
Business Operations: A practical understanding of developing, implementing and assessing our business operations and processes, and experience making strategic decisions, are critical to the oversight of our business, including the assessment of our operating plan, risk management and long-term sustainability strategy.

•
Information Technology/Cybersecurity: A practical understanding of information systems and technology use in our business operations and processes, as well as a recognition of the risk management aspects of cyber risks and cyber security.

•	International: Experience and knowledge of global insurance and financial markets is especially important in understanding and reviewing our business and strategy.
In addition to evaluating a candidate’s technical skills relevant to the success of a large, publicly traded company in today’s business environment, our Board considers additional intangible factors including an understanding of our business and technology; education and professional background; and geographic, gender, age and ethnic diversity. Each director must demonstrate critical thinking, clear business ethics, an appreciation for diversity and commitment to sustainability. The Nominating and Governance Committee’s objective is to recommend a group that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment using its diversity of experience and perspectives.
Proxy Statement 11

Proposal No. 1—Election Of Directors
Information Concerning Director Nominees
Each nominee’s biography below includes a summary of the key skills and experience of such nominee that contribute to the director’s ability to effectively oversee the Company and act in the long-term best interests of shareholders.
JOHN J. AMORE
Age: 71 Director Since: September 19, 2012 Independent Committees: • Audit • Compensation (Chair) • Nominating and Governance • Underwriting
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Corporate Governance
•	Business Operations
•	International
•	Risk Management
•	Claims
Background:
Mr. Amore retired as a member of the Group Executive Committee of Zurich Financial Services Group, now known as Zurich Insurance Group, Ltd., in 2010, for which he continued to act as a consultant through 2012. From 2004 through 2010, he served as CEO of the Global General Insurance business segment after having served as CEO of the Zurich North America Corporate business division from 2001 through 2004. He became CEO of Zurich U.S. in 2000, having previously served as CEO of the Zurich U.S. Specialties business unit. Before joining Zurich in 1992, he was vice chairman of Commerce and Industry Insurance Company, a subsidiary of American International Group, Inc. (“AIG”). Mr. Amore served as a delegate for the Geneva Association, and is an Overseer Emeritus of the Board of Overseers for the School of Risk Management, Insurance and Actuarial Science at St. John’s University in New York, a member of the Board of Directors of the W. F. Casey Foundation, Brooklyn, New York and a member of the Board of Trustees and Finance, Audit and Investment Committees of Embry-Riddle Aeronautical University.
12 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
JUAN C. ANDRADE, CEO & PRESIDENT
Age: 54 Director Since: February 26, 2020 Non-Independent Committees: • Investment Policy • Underwriting • Executive
Qualifications and Skills:
•	Executive Leadership	•	Corporate Governance
•	Insurance/Reinsurance Industry Experience	•	International
•	Finance and Accounting	•	Risk Management
•	Business Operations	•	Regulatory
•	Mergers and Acquisitions	•	Claims
•	Marketing and Branding
Background:
Mr. Andrade became Chief Executive Officer and President of the Company, Everest Re, Everest Global Services, Inc. (“Everest Global”) and Everest Holdings on January 1, 2020. Mr. Andrade also serves as Chairman of the Board of Bermuda Re and International Re. He is also a director of Everest Holdings, Everest Global and Everest Re Advisors, Ltd (“Everest Re Advisors”), as well as Chairman of the Board and President of Mt. Whitney Securities, LLC (“Mt. Whitney”).
Prior to joining the Company, Mr. Andrade was Executive Vice President at Chubb Group, Ltd. (“Chubb”), and President of Chubb Overseas General Insurance from 2010 to 2019. At Chubb, Mr. Andrade was responsible for the company’s general insurance business in over 50 countries outside North America, including commercial P&C, traditional and specialty personal lines, and accident and health insurance. Prior to ACE’s acquisition of Chubb in 2016, he was also Executive Vice President of ACE, and Chief Operating Officer for ACE Overseas General, with responsibilities both in the United States and international. From 2006 to 2010, he served as President and Chief Operating Officer, P&C and President, Commercial Markets at The Hartford Financial Services Group. From 1996 to 2005, he served as General Manager, Gulf Coast Region for The Progressive Corporation.
Proxy Statement 13

Proposal No. 1—Election Of Directors
WILLIAM GALTNEY, INDEPENDENT LEAD DIRECTOR
Age: 67 Director Since: March 12, 1996 Independent Committees: • Audit • Compensation • Executive • Nominating and Governance (Chair) • Underwriting
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Investments
•	Merger & Acquisition
•	Corporate Governance
•	Business Operations
•	Risk Management
•	Claims
•	Marketing and Branding
Background:
Mr. Galtney served as a director of Everest Re from March 1996 to February 2000. Thereafter he became a director of the Company upon the restructuring of Everest Holdings. Since April 1, 2005 he has been President and CEO of Galtney Group, Inc. Prior thereto, he was President (from June 2001 until December 31, 2004) and Chairman (until March 31, 2005) of Gallagher Healthcare Insurance Services, Inc. (“GHIS”), a wholly-owned subsidiary of Arthur J. Gallagher & Co. (“Gallagher”). From 1983 until its acquisition by Gallagher in June 2001, Mr. Galtney was the Chairman and Chief Executive Officer of Healthcare Insurance Services, Inc. (predecessor to GHIS), a managing general and surplus lines agency previously indirectly owned by The Galtney Group, Inc.
14 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
JOHN A. GRAF
Age: 60 Director Since: May 18, 2016 Independent Committees: • Audit • Compensation • Nominating and Governance • Investment Policy
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Risk Management
•	Finance and Accounting
•	Investments
•	International
•	Business Operations
•	Regulatory
Background:
Mr. Graf serves as the Non-Executive Vice Chairman of Global Atlantic Financial Group (“Global Atlantic”) and joined the Board of Directors upon Global Atlantic’s acquisition of Forethought Financial Group (“Forethought Financial”) in 2014. He served as Chairman and CEO of Forethought Financial from 2006 to 2014. He serves on the Audit, Risk and Compliance Committees of Global Atlantic. Until December 2015, he served as a non-executive director of QBE Insurance Group Limited where he chaired the Investment and Personnel Committees. In 2005, he served as Chairman, CEO and President of AXA Financial, Inc. where he also served as Vice Chairman of the Board and President and Chief Operating Officer of its subsidiaries, AXA Equitable Life Insurance Company and MONY Life Insurance Company. From 2001 through 2004 he was the Executive Vice President of Retirement Savings, AIG as well as serving as Vice Chairman and member of the Board of Directors of AIG SunAmerica following AIG’s acquisition of American General Corporation in 2001, where he served as Vice-Chairman.
Proxy Statement 15

Proposal No. 1—Election Of Directors
MERYL HARTZBAND
Age: 65 Director Since: May 23, 2019 Independent Committees: • Audit • Compensation • Investment Policy • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Finance and Accounting
•	Investments
•	Merger & Acquisition
•	Corporate Governance
•	Business Operations
•	Risk Management
Background:
Ms. Hartzband retired in 2015 as a founding partner of Stone Point Capital, where she also served as the firm’s Chief Investment Officer. Additionally, from 1982 to 1999, she served as Managing Director at J.P. Morgan & Co., specializing in private equity investments in the financial services industry. She currently serves on the Board of Directors at Greenhill & Co. and Conning Holdings Ltd. She has previously been a director at The Navigators Group, Inc., Travelers Property Casualty Corp., AXIS Capital Holdings Limited, ACE Limited, and numerous portfolio companies of Stone Point.
16 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
GERRI LOSQUADRO
Age: 69 Director Since: May 14, 2014 Independent Committees: • Audit • Compensation • Nominating and Governance • Underwriting (Chair)
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Finance and Accounting
•	Risk Management
•	Business Operations
•	International
•	Information Technology/Cyber Security
•	Claims
Background:
Ms. Losquadro retired in 2012 as Senior Vice President and head of Global Business Services at Marsh & McLennan Companies, Inc. (“MMC”) and served on the MMC Global Operating Committee. Prior to becoming a senior executive at MMC, Ms. Losquadro was a Managing Director and senior executive at Guy Carpenter responsible for brokerage of global reinsurance programs including all insurance lines and treaty and facultative and development and execution of Guy Carpenter’s account management program. From 1986 to 1992, Ms. Losquadro held senior leadership positions at AIG’s American Home Insurance Company and AIG Risk Management. From 1982 to 1986, she served as Manager of Special Accounts of Zurich Insurance Group.
Proxy Statement 17

Proposal No. 1—Election Of Directors
ROGER M. SINGER
Age: 73 Director Since: February 24, 2010 Independent Committees: • Audit (Chair) • Compensation • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Corporate Governance
•	Finance and Accounting
•	Regulatory
•	International
•	Legal
•	Mergers & Acquisitions
Background:
Mr. Singer was elected as director of Everest Reinsurance (Bermuda), Ltd. (“Bermuda Re”) and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012. Mr. Singer, currently retired, was the Senior Vice President, General Counsel and Secretary to OneBeacon Insurance Group LLC (formerly known as CGU Corporation) and its predecessors, CGU Corporation and Commercial Union Corporation, from August of 1989 through December 2005. He continued to serve as director and consultant to OneBeacon Insurance Group LLC and its twelve subsidiary insurance companies through 2006. Mr. Singer served with the Commonwealth of Massachusetts as the Commissioner of Insurance from July 1987 through July 1989 and as First Deputy Commissioner of Insurance from February 1985 through July 1987. He has also held various positions in state and federal government, including Assistant Secretary, Office of Consumer Affairs and Business Regulation, Commonwealth of Massachusetts, Assistant Attorney General, Office of the Massachusetts Attorney General and Staff Attorney, Federal Trade Commission.
18 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
JOSEPH V. TARANTO, CHAIRMAN
Age: 71 Director Since: March 12, 1996 Non-Independent Committees: • Executive • Investment Policy
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Business Operations
•	Corporate Governance
•	Finance and Accounting
•	Mergers & Acquisitions
•	Investments
•	Regulatory
•	International
•	Risk Management
•	Marketing and Branding
Background:
Mr. Taranto is a director and Chairman of the Board of the Company. He retired on December 31, 2013 as Chief Executive Officer of the Company and Chief Executive Officer and Chairman of the Board of Everest Holdings and Everest Re, in which capacity he had served since October 17, 1994. On February 24, 2000, he became Chairman of the Board and Chief Executive Officer of the Company upon the restructuring of Everest Holdings. Between 1986 and 1994, Mr. Taranto was a director and President of Transatlantic Holdings, Inc. and a director and President of Transatlantic Reinsurance Company and Putnam Reinsurance Company (both subsidiaries of Transatlantic Holdings, Inc.). Mr. Taranto was selected to serve on the Board because of his considerable experience as CEO of publicly traded international insurance and reinsurance companies, intimate knowledge of the Company’s operations and significant insight into the insurance and reinsurance markets.
Proxy Statement 19

Proposal No. 1—Election Of Directors
JOHN WEBER
Age: 75 Director Since: May 22, 2003 Independent Committees: • Audit • Compensation • Executive • Investment Policy • Nominating and Governance
Qualifications and Skills:
•	Executive Leadership
•	Insurance/Reinsurance Industry Experience
•	Business Operations
•	Finance and Accounting
•	Investments
•	International
•	Mergers & Acquisitions
•	Corporate Governance
•	Risk Management
Background:
Mr. Weber was elected as director of Bermuda Re and International Re, both Bermuda subsidiaries of the Company, on January 17, 2012. Since December 2002, he has been the Managing Partner of Copley Square Capital Management, LLC, a private partnership. From 1990 through 2002, Mr. Weber was affiliated with OneBeacon Insurance Group LLC and its predecessor companies. During that affiliation, he became the Managing Director and Chief Investment Officer of the OneBeacon insurance companies and the President and CEO of OneBeacon Asset Management, Inc. (formerly CGU Asset Management, Inc.) with overall responsibility for the North American investment activities of the CGU companies (now Aviva plc). From 1988 through 1990, Mr. Weber was the Chief Investment Officer for Provident Life & Accident Insurance Company and a director of Provident National, and from 1972 through 1988 was associated with Connecticut Mutual Life Insurance Company (“Connecticut Mutual”) and its affiliate, State House Capital Management Company (“State House”) (a pension and mutual fund pension advisor), eventually serving as Senior Vice President of Connecticut Mutual and President and CEO of State House.
20 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
Information Concerning Executive Officers
The following information has been furnished by the Company’s Named Executive Officers who are not also director nominees. Executive officers are elected by the Board following each Annual General Meeting and serve at the pleasure of the Board.
CRAIG HOWIE
Age: 56
Mr. Howie is the Executive Vice President, Chief Financial Officer and Treasurer of the Company, Everest Re, Everest Holdings and Everest Global. He joined the Company on March 26, 2012 as Executive Vice President of Everest Global and Everest Re. During 2016, he became the Executive Vice President, Chief Financial Officer and Treasurer of Everest Premier Insurance Company (“Everest Premier”) and Everest Denali Insurance Company (“Everest Denali”). During 2015, he assumed the position of Treasurer for Everest Global, Mt. Logan Re, Ltd. (“Mt. Logan”), Everest Security Insurance Company (“Everest Security”), Everest National Insurance Company (“Everest National”), Everest Indemnity Insurance Company (“Everest Indemnity”), Mt. Whitney, SIG Sports, Leisure and Entertainment Risk Purchasing Group, LLC, Specialty Insurance Group, Inc., (“SIG”) and Premiere Underwriting Services, Inc. From 2015 to 2016, he served as Treasurer of Heartland Crop Insurance, Inc. (“Heartland”). In 2015, he became a director, Executive Vice President and Treasurer of Everest International Holdings (Bermuda), Ltd. (“Bermuda Holdings”) and Everest International Assurance, Ltd. (“International Assurance”), a director and Treasurer of Everest Preferred International Holdings, Ltd. (“Preferred Holdings”) and a director of Everest National and Everest Indemnity. In 2013, he became a director of Mt. Logan and Mt. Whitney and the Chief Financial Officer of Everest Indemnity, Everest National and Everest Security. He became a director of Everest Security during 2014. During 2012, he became a director of Everest Re, Bermuda Re, International Re, Everest Global and Everest Holdings. Mr. Howie serves as a director of Security First Insurance Company, a subsidiary of Security First Insurance Holdings, LLC, since 2014.
Prior to his joining the Company, Mr. Howie served as Vice President and Controller of Munich Reinsurance America, Inc. where, beginning in 2005, he managed the corporate financial reporting, corporate tax, investor relations, financial analysis and rating agency relationship groups. From 2003 to 2005, he was the Vice President of Financial Services and Operations and served as Vice President Corporate Tax beginning in 1998 and through 2003. He is a Certified Public Accountant.
Proxy Statement 21

Proposal No. 1—Election Of Directors
JOHN DOUCETTE
Age: 54
Mr. Doucette is the President and CEO of the Reinsurance Division with oversight of all Reinsurance Operations worldwide. He formerly served as the Executive Vice President and Chief Underwriting Officer for Worldwide Reinsurance and Insurance for the Company, Everest Re, and Everest National. He became the Chief Underwriting Officer of the Company and Everest Re in 2012, after having assumed the title of Chief Underwriting Officer for Worldwide Reinsurance for those companies in 2011. In 2016, he became a director of International Re and in 2013 he became a director of Mt. Logan. Since 2011, he has served as a director of Bermuda Re and Everest Re. Upon joining the Company in 2008, he became Executive Vice President of the Company, Everest Global, and Everest Re.
Prior to joining the Company, Mr. Doucette worked at Max Capital Group Ltd. (formerly Max Re Capital Ltd.) (“Max Capital”) from 2000 to 2008, serving in various capacities including President and Chief Underwriting Officer of the P&C Reinsurance division of Max Capital, where he was responsible for new products and geographic expansion. Prior to that, he was an Associate Director at Swiss Re New Markets, a division of Swiss Reinsurance Company, between 1997 and 2000, where he held various pricing, structuring and underwriting roles in connection with alternative risk transfer and structured products. He was an actuarial consultant at Tillinghast from 1989 to 1997.
Mr. Doucette graduated with a Bachelor of Science degree in Statistics and Biometry from Cornell University. He is a Fellow of the Casualty Actuarial Society and is a member of the American Academy of Actuaries.
22 Everest Re Group, Ltd.

Proposal No. 1—Election Of Directors
SANJOY MUKHERJEE
Age: 53
Mr. Mukherjee is the Executive Vice President, Secretary and General Counsel of the Company, and the Managing Director and CEO of Bermuda Re where he also serves as a director. Since 2006, he has served as Secretary, General Counsel and Chief Compliance Officer of the Company, Everest Global, Everest Holdings and Everest Re, also serving as a director of the latter two. During 2016, he became a director of Everest Premier and Everest Denali. In 2015, he became a director, Chairman and CEO of Preferred Holdings and Bermuda Holdings, a director of Everest Service Company (UK), Ltd., Everest Corporate Member, Ltd. and International Assurance. During 2013, he became a director of Mt. Logan and SIG and Secretary and General Counsel of SIG Sports, Leisure and Entertainment Risk Purchasing Group LLC. From 2009 to 2015, he served as Secretary of Everest Reinsurance Company (Ireland), dac (“Ireland Re”) and Everest Underwriting Group (Ireland) Limited (“Ireland Underwriting”), where he continues to serve as director. Between 2011 and 2016, Mr. Mukherjee served as a director, Secretary and General Counsel of Heartland. Since 2005, he has served as General Counsel of Everest National and Mt. McKinley Managers, L.L.C., a director and Secretary of Everest National, Everest Indemnity and Everest Security, and as Secretary of Everest Canada until 2015. Since 2008, he has been Secretary and a director of Mt. Whitney. He became a Vice President of Mt. McKinley Managers, LLC (“Mt. McKinley”) in 2002, where he also served as Secretary and Compliance Officer since 2005 and as a director from 2011, until that company’s sale in 2015. In 2017, he became a director of Everest Dublin Insurance Holdings Limited. From 2005 through 2007, he served as a director of Bermuda Re. He joined the Company in 2000 as an Associate General Counsel.
Prior to joining the Company in 2000, Mr. Mukherjee developed an array of experience in the insurance and reinsurance industries including legal, claims management, contract wording, accounting and finance, regulatory compliance, and risk management. From 1994 to 2000, he was engaged in the private practice of law as a commercial litigator and corporate attorney specializing in the insurance and reinsurance industries. Prior to that, Mr. Mukherjee was a Senior Consultant with Andersen Consulting (n/k/a Accenture) specializing in the manufacturing and financial services industries and an auditor with the public accounting firm of Touche Ross.
Proxy Statement 23

Proposal No. 1—Election Of Directors
JONATHAN ZAFFINO
Age: 47
Mr. Zaffino is an Executive Vice President of the Company, and the President and CEO of Everest Insurance® and responsible for overseeing all insurance operations worldwide. Mr. Zaffino joined Everest in 2015, and became a director and the President of Everest National, Everest Indemnity, Everest Security and Specialty Insurance Group. In 2016, he became a director of Everest Insurance Company of Canada (“Everest Canada”) and a director and President of Everest Denali and Everest Premier.
Prior to joining the Company, he was the President of Victor O. Schinnerer, Inc. (a subsidiary of Marsh, Inc.), from 2013 to 2015 and was previously a Managing Director of Marsh, Inc. from 2010 to 2013. Mr. Zaffino was a co-founder of Century Atlantic Capital Management and served as its Chief Operating Officer from 2008 to 2010. From 2005 to 2008, Mr. Zaffino was a Managing Principal of Integro Insurance Brokers. Prior to that, he served as an Executive Vice President at Willis North America from 2004 to 2005. From 1999 to 2004, Mr. Zaffino worked at ACE Group in a variety of roles as Vice President and Senior Vice President, where his responsibilities varied from business planning and strategic development to overseeing field operations for ACE Risk Management and ACE Excess Casualty. He held different underwriting roles at Reliance National Insurance Company, including Underwriting Manager and Risk Management Underwriter from 1995 to 1999, and was an underwriter at Chubb & Son, Personal Lines from 1994 to 1995.
24 Everest Re Group, Ltd.

The Board Of Directors and its Committees
THE BOARD OF DIRECTORS AND ITS COMMITTEES

Board of Directors
	John J. Amore	Juan C. Andrade	William F. Galtney, Jr.	John A. Graf	Meryl Hartzband	Gerri Losquadro	Roger M. Singer	Joseph V. Taranto	John A. Weber
Skills & Experience
Executive Leadership	X	X	X	X	X	X	X	X	X
Insurance Industry Experience	X	X	X	X	X	X	X	X	X
Reinsurance Industry Experience	X	X	X	X	X	X	X	X	X
Claims	X	X	X			X
Risk Management	X	X	X	X	X	X		X	X
Regulatory		X		X			X	X
Finance/Capital Management and Accounting	X	X	X	X	X	X	X	X	X
Corporate Governance	X	X	X	X	X	X	X	X	X
Business Operations	X	X	X	X	X	X	X	X
International	X	X	X	X	X	X	X
Investments			X	X	X			X	X
Merger & Acquisition		X	X		X		X	X	X
Information Technology/Cyber Security						X
Legal							X
Marketing & Branding		X	X					X

The Company’s commitment to strong corporate governance helps us compete effectively, sustain our success over dynamic economic cycles and build long-term shareholder value.
Role of the Board
Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. The Board reviews the Company’s policies and business strategies and advises and counsels the CEO and the other executive officers who manage the Company’s businesses. In addition, as noted above, we solicit feedback from our shareholders and engage in discussions with various stakeholders on governance issues and improvements.
Proxy Statement 25

The Board Of Directors and its Committees
Board Committees and Their Roles
The Board conducts its business through its meetings and meetings of its committees. The Board currently maintains Audit, Nominating and Governance, Compensation, Executive, Investment Policy and Underwriting Committees. NYSE listing standards require that the Audit, Compensation Committee and Nominating and Corporate Governance committees are each entirely composed of independent directors with written charters addressing such committee’s purpose and responsibilities and that the performance of such committees be evaluated annually.
•	Audit Committee
The Audit Committee assists the Board in its oversight of the integrity of the Company’s financial statements, enterprise risk management, the Company’s compliance with legal and regulatory requirements, the independent auditor’s qualifications and independence, and the performance of the Company’s internal audit function.
•	Nominating and Governance
The Nominating and Governance Committee is charged with annually determining the appropriate size of the Board, identifying individuals qualified to become new Board members consistent with the criteria adopted by the Board in the Corporate Governance Guidelines, recommending to the Board the director nominees for the next annual meeting of shareholders, annually evaluating and recommending to the Board any appropriate changes to the Corporate Governance Guidelines and overseeing environmental and social governance issues. The Nominating and Governance Committee also reviews Board governance standards to ensure that our Board standards continue to reflect the best practices insisted upon by our shareholders.
•	Compensation Committee
The Compensation Committee is primarily responsible for discharging the Board’s responsibilities relating to compensation of the Company’s officers at the level of Senior Vice President and above, as well as the Comptroller, Treasurer, Secretary, and the Chief Internal Audit Officer, reviewing the Compensation Discussion and Analysis with management and evaluating whether compensation arrangements create risks to the Company.
•	Executive Committee
The Executive Committee was created to engage in special projects at the behest of the full Board as well as serve as the Board’s representative delegee on emergent matters when a full convening of the Board is impractical.
•	Investment Policy Committee
The Investment Policy Committee oversees asset allocation and manager selection as well as the overall risk profile of the Company’s portfolio.
•	Underwriting Committee
The Underwriting Committee was created to foster robust discussion among executives and directors on complex underwriting opportunities, pricing and the risks presented.
The Board operates its Committees in a collaborative fashion, with meetings of each Committee being open to informational attendance by non-committee Board members and executives. This fosters rigorous discussion, cross-committee information sharing and risk identification, and allows for better informed oversight.
26 Everest Re Group, Ltd.

The Board Of Directors and its Committees
MEMBERSHIP ON BOARD COMMITTEES
Name	Audit	Compensation	Executive	Investment Policy	Nominating and Governance	Underwriting Committee	Independent
John J. Amore	X	Chair			X	X	X
Juan C. Andrade			X	X		X
William F. Galtney, Jr.	X	X	X		Chair	X	X
John A. Graf	X	X		X	X		X
Meryl Hartzband	X	X		X	X		X
Gerri Losquadro	X	X			X	Chair	X
Roger M. Singer	Chair	X			X		X
Joseph V. Taranto			X	X
John A. Weber	X	X	X	X	X		X
Meetings	4	4	0	4	4	4

Four formal meetings of the Board were held in 2019. Each applicable director attended 100% of the total number of meetings of the Board and meetings of all committees of the Board on which the director served either in person or through an alternate director appointment as permitted by the Bye-laws and the Bermuda Companies Act 1981. The directors are expected to attend the Annual General Meeting pursuant to the Company’s Corporate Governance Guidelines. All applicable directors attended the 2019 Annual General Meeting of Shareholders.
Director Independence
Our Board of Directors has established criteria for determining director “independence” as set forth in our Corporate Governance Guidelines. These criteria incorporate all of the requirements for director independence contained in the NYSE listing standards. No director shall be deemed to be “independent” unless the Board shall have affirmatively determined that no material relationship exists between such director and the Company other than the director’s service as a member of our Board or any Board committee. In addition, the following enhanced criteria apply to determine independence:
•	no director who is an employee, or whose immediate family member is an executive officer of the Company, is deemed independent until three years after the end of such employment relationship;
•	no director is independent who:
(i)	is a current partner or employee of a firm that is the Company’s internal or external auditor;
(ii)	has an immediate family member who is a current partner of such firm;
(iii)	has an immediate family member who is a current employee of such firm and personally works on the Company’s audit; or
(iv)	was or had an immediate family member who was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;
•
no director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is deemed independent until three years after the end of such service or the employment relationship;

•
no director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount that, in any single year, exceeds $10,000 is deemed independent;

Proxy Statement 27

The Board Of Directors and its Committees
•	no director who has a personal services contract with the Company, or any member of the Company’s senior management, is independent;
•	no director who is affiliated with a not-for-profit entity that receives significant contributions from the Company is independent; and
•	no director who is employed by a public company at which an executive officer of the Company serves as a director is independent.
Enhanced Audit Committee Independence Requirements
The members of our Audit Committee must meet the following additional independence requirements:
•
no director who is a member of the Audit Committee shall be deemed independent if such director is affiliated with the Company or any of its subsidiaries in any capacity, other than in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee or as an independent subsidiary director; and

•
no director who is a member of the Audit Committee shall be deemed independent if such director receives, directly or indirectly, any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than fees received in such director’s capacity as a member of our Board of Directors, the Audit Committee or any other Board committee, or as an independent subsidiary director, and fixed amounts of compensation under a retirement plan, including deferred compensation, for prior service with the Company (provided such compensation is not contingent in any way on continued service).

Enhanced Compensation Committee Independence Requirements
The members of our Compensation Committee must meet the following additional independence requirements:
•	no director shall be considered independent who:
(i)
is currently an officer (as defined in Rule 16a-1(f) of the Securities Exchange Act of 1934 (the “Exchange Act”)) of the Company or a subsidiary of the Company, or otherwise employed by the Company or subsidiary of the Company;

(ii)
receives compensation, either directly or indirectly, from the Company or a subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Item 404(a) of Regulation S-K; or

(iii)	possesses an interest in any other transaction for which disclosure would be required pursuant to Item 404(a) of Regulation S-K.
•	no director who does not meet the requirements of an “outside director” as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), shall be considered independent.
In assessing the independence of members of the Compensation Committee the Board will consider all factors specifically relevant to determining whether a director has a relationship to the Company that is material to such member’s ability to be independent from management in connection with his or her duties, including but not limited to (i) the source of his or her compensation, including any consulting, advisory, or other compensatory fee paid by the Company to such director, and (ii) whether such director is affiliated with the Company, a subsidiary of the Company, or an affiliate of a subsidiary of the Company.
28 Everest Re Group, Ltd.

The Board Of Directors and its Committees
Independence Determination
Our Board has affirmatively determined that Mses. Losquadro and Hartzband and Messrs. Amore, Galtney, Graf, Singer and Weber each meet the criteria for independence for Board members set forth above. Moreover, all members of the Audit Committee and Compensation Committee meet the further requirements for independence set forth above with respect to those committees.
The Board considered whether these directors had any material relationships with the Company, its affiliates or the Company’s external auditor and concluded that none of them had a relationship that impaired his or her independence. The Board based its determination on personal discussions with the directors and a review of each director’s responses to an annual questionnaire regarding employment, compensation history, affiliations and family and other relationships. The questionnaire responses form the basis for reviewing a director’s financial transactions involving the Company that is disclosed by a director, regardless of the amount in question. This annual review is performed in compliance with the Company’s Bye-laws and the Bermuda Companies Act 1981 and the results are approved by resolution of the Board of Directors. Directors are also subject to the Company’s Ethics Guidelines which require full and timely disclosure to the Company of any situation that may result in a conflict or appearance of a conflict.
Additionally, in accordance with our Corporate Governance Guidelines and the disclosure requirement set forth in Bye-law 21(b) of the Company’s Bye-laws (which in turn requires compliance with the Bermuda Companies Act 1981), each director must disclose to the other directors any potential conflicts of interest he may have with respect to any matter under discussion. If a director is disqualified by the Chairman because of a conflict, he must refrain from voting on a matter in which he may have a material interest.
Proxy Statement 29

Board Structure and Risk Oversight
BOARD STRUCTURE AND RISK OVERSIGHT

Board Diversity
Our Board believes that it is essential that directors represent diverse perspectives, skills and experience. The objective of the Nominating and Governance Committee is to recommend a slate of candidates that can best perpetuate the success of our business and represent shareholder interests through the exercise of sound judgment honed by diverse experiences and perspectives. When evaluating the qualifications, experiences and backgrounds of director candidates, the Board reviews and discusses many aspects of diversity such as gender, age, ethnicity, education, professional experience, personal accomplishment and differences in viewpoints and skills. Director recruitment efforts include these factors, and the Board strives to recruit candidates that enhance the Board’s diversity. Our Board is especially committed to seeking highly qualified women and individuals from minority groups to include in the pool of director candidates. Diversity is important because a variety of points of view contribute to a more effective decision-making process and risk management.
Our Board’s emphasis and philosophy on diversity extend to the Company’s values generally, where our hiring trends show steady progress in attracting more women and under-represented minorities into the Company’s employee-base. As depicted in the below chart, the Company’s ethnic diversity in its employee base is stronger than industry peers. Further, our female diversity is strong through the manager level.

Employee Ethnic Diversity
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
29%
7%
19%
10%
38%
11%
43%
18%
39%
21%
47%
29%
31%
18%
Executive Management
Senior Leadership
Manager
Professional
Trainee
Administrative
Total Employees
Everest
(Re)Insurance Industry

Leadership Structure
The Board reviews the Company’s leadership structure from time to time in order to ensure that it serves the best interests of the shareholders and positions the Company for future success. We believe that the Company is best served with a separate CEO, a separate Chairman of the Board and a separate Independent Lead Director so that three separate and distinct voices provide appropriate guidance and diverse points of views on governance and strategy while preserving and aligning shareholder interests. This leadership structure also provides for the appropriate balance of leadership, independent oversight and strong corporate governance.
30 Everest Re Group, Ltd.

Board Structure and Risk Oversight
The CEO is responsible for setting the strategic direction, culture and day-to-day leadership and performance of the Company, while remaining cognizant and fully up-to-date of the current dynamics of the market such as where risk factors lie and where growth opportunities and potential exist.
The Chairman of the Board, among other things, provides guidance and counsel to the CEO, sets the agenda for the Board meetings and presides over meetings of the full Board. Our current Chairman, with decades of leadership experience and institutional knowledge regarding the Company, has successfully navigated multiple (re)insurance market cycles and remains connected to both the industry and the Company’s current operations.
The Independent Lead Director provides a forum for independent director deliberation and feedback and helps ensure that all Board members have the means to, and do, carry out their responsibilities in accordance with their fiduciary duties. The Independent Lead Director also coordinates the annual board performance evaluation and works with the Chairman in coordinating matters of priority among the independent directors and facilitating dialogue on substantive matters of governance involving the Board. The Independent Lead Director is selected annually by the independent directors, and serves as an independent leadership voice to ensure the Company’s alignment of interest with shareholders to deliver long-term best-in-class return and total value creation.
The Chairman and Independent Lead Director work together to ensure the Company is proceeding in the right direction while maintaining best practices in corporate governance. Further, our CEO, Chairman and Independent Lead Director work closely to discuss strategic initiatives for the Company. This tripartite leadership framework was put in place to make sure different points of view are given appropriate weight at Board meetings and that no single view-point is given disproportionate deference.
Given his vast executive leadership and operational experience and knowledge of the (re)insurance industry and market, the Board believes it is in the best interests of the Company to have Mr. Taranto become a non-executive part-time employee of the Company and continue to chair the Board of Directors. In addition to Mr. Taranto and Mr. Andrade, both of whom are non-independent, the Board is comprised of seven outside directors, all of whom are independent. William F. Galtney, Jr. currently serves as the Independent Lead Director and, in that capacity, complements the talents and contributions of Messrs. Andrade and Taranto and promotes confidence in our governance structure by providing an independent perspective to that of management.
Prior to each scheduled meeting of the Board of Directors, the directors who are not officers of the Company meet in executive session outside the presence of management to determine and discuss any items including those that should be brought to the attention of management.
Appointment of Juan C. Andrade
As previously announced, due to the retirement of the Company’s President and CEO, Dominic J. Addesso, the Board undertook a detailed and rigorous search for the CEO position as part of its succession planning in 2019 that included a review of internal and external candidates. In August 2019, the Company announced the appointment of Juan C. Andrade as Chief Operating Officer effective September 2019. Following a transitional period, effective January 1, 2020, Mr. Andrade succeeded Mr. Addesso as President and CEO of the Company. Mr. Andrade brings to Everest more than 25 years of experience in the insurance industry, successfully leading large and complex domestic and international businesses. He has served in executive leadership roles in underwriting, product development and innovation, claims, sales and distribution, strategy development, and general management where he was responsible for leading all aspects of his businesses. The Board is extremely confident that under Mr. Andrade’s leadership, Everest is well-positioned for future success.
The Independent Lead Director: Role and Responsibilities
While Mr. Taranto serves as Chairman, Board leadership also comes from our Independent Lead Director, Mr. Galtney. The responsibilities of the Independent Lead Director include:
•	Coordinating executive sessions of the independent members of the Board without management present;
•	Authorization to call meetings of the independent directors; Proxy Statement 31

Board Structure and Risk Oversight

•	Serving as a liaison between the Chairman and the independent directors and providing a forum for independent director feedback at executive sessions;
•	Communicating regularly with the CEO and the other directors on matters of Board governance;
•	Assisting in Board meeting agenda preparation in consultation with the Chairman;
•	Overseeing the annual Board review and evaluation process including individual director evaluations and facilitating discussion of the results;
•	Leading board discussions on oversight of Environmental, Social and Governance reporting;
•	Assuring that all Board members carry out their responsibilities as directors;
•	If requested and, when appropriate, consultation and direct communication with shareholders as the independent representative of the Board.
Board Role in Risk Oversight
Prudent risk management is embodied throughout our Company as part of our culture and is a key point of emphasis by our Board. In accordance with NYSE requirements, the Company’s Audit Committee Charter provides that the Audit Committee has the responsibility to discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control its risk profile, including the Company’s risk assessment and risk management guidelines. Upon the Audit Committee’s recommendation, the Board has adopted a formal Risk Appetite Statement that is reviewed annually and establishes upper boundaries on risk taking in certain areas of the Company including assets, investments, property and casualty business including natural catastrophe exposure and potential maximum loss. In managing and implementing the Board’s Risk Appetite Statement, the Company developed an Enterprise Risk Management (“ERM”) process for managing the Company’s risk tolerance profile on a holistic basis. The objective of ERM is to provide an internal framework for assessing risk – both to manage downside threats, as well as identify upside opportunities – with the ultimate goal of enhancing shareholder value. Company-wide ERM is coordinated through a centralized ERM Unit responsible for implementing the risk management framework that identifies, assesses, monitors, controls and communicates the Company’s risk exposures. The ERM Unit is overseen by our Chief Risk Officer and is staffed and supported with seasoned and accredited actuarial, accounting and management staff.
In order to monitor compliance and liaise with the Board regarding the Company’s ERM activities, we established an Executive Risk Management Committee (“ERM Committee”) comprised of the CEO, the Chief Financial Officer, the President and CEO of the Reinsurance Division, the President & CEO of the Insurance Division, and the General Counsel. The ERM Committee, in conjunction with Board input, is responsible for establishing risk management principles, policies and risk tolerance levels. It provides centralized executive oversight in identifying, assessing, monitoring, controlling, and communicating the Company’s enterprise-wide risk exposures and opportunities in accordance with pre-approved parameters and limits.
The ERM Committee meets quarterly to review in detail the Company’s risk positions compared to risk appetites, scenario-based stress testing, financial strength, and risk accumulation. The ERM Committee prepares a comprehensive report depicting the Company’s global risk accumulation, financial strength and capital preservation against modeled stress scenarios. The Chief Risk Officer reports to the Audit Committee and, in conjunction with the input of the ERM Committee, presents this report, on a quarterly basis, to the Audit Committee with respect to our risk management procedures and our exposure status relative to the Board’s Risk Appetite Statement in our three key risk areas – asset risk, natural catastrophe exposure risk and long tailed reserve risk. These risk exposures are reviewed and managed on an aggregate and individual risk basis throughout our worldwide property and casualty insurance and reinsurance businesses and our investment portfolio.
The Audit Committee reviews ERM status with the Chief Risk Officer each quarter to assess not only operational and systemic level risks, but also the level of resources allocated to the ERM Unit. The Board also oversees identification and management of risk at the Board Committee level. While each Board Committee is responsible for evaluating the Company’s operational risks falling within its area, the Board is kept informed of the respective Committee’s activities and actions though Committee reports.
32 Everest Re Group, Ltd.

Board Structure and Risk Oversight
Cybersecurity
Our Board views cybersecurity risk as an enterprise-wide concern that involves people, processes, and technology and accordingly treats it as a Board level matter. Cyber-based security threats embody a persistent and dynamic threat to our entire industry and are not limited to information technology. Our directors endeavor to educate themselves in this area through literature, seminars and other industry publications. In recognition of the specialized nature of this risk, the Company appointed a Chief Information Security Officer (“CISO”) dedicated to assessing the Company’s data security risk, monitoring cyber threat intelligence and taking the steps necessary to implement pertinent safeguards and protocols to manage the risk. In addition, the ERM Committee annually reviews the Company’s cyber exposure across all lines of business as well as reviews security safeguards of protected privacy data held by the Company. The ERM Committee works in conjunction with the CISO in assessing Company vulnerabilities to cyber threats as part of a continuous dialogue throughout the year in assessing the operational risk to our business of third party hacking, ransomware exposure and other security threats.
Climate Risk
As an insurer and reinsurer of property that may be impacted by climate and weather conditions, the Company quantifies and manages such risk by utilizing the latest meteorological and parametric risk models to evaluate and assess deviations in historic climate patterns as a predictive factor for catastrophe risk and its related impact on both pricing and accumulation as an aid to underwriting and product development. Such potential maximum loss and accumulation exposure analyses are assessed quarterly by the Company’s ERM committee and then presented to the Board through both the Audit Committee’s oversight of the ERM process, as well the Board’s Underwriting Committee.
Our management strategies seek to minimize the impact of severe climate and weather events on our capital by, among other things, maintaining a diversified business portfolio – spread by line and geography – and by employing a tactical approach to managing risk, including, but not limited to, utilization of third party capital to leverage opportunity and issuance of catastrophe bonds. Furthermore, we encourage our clients to consider the impact of climate risk on their operations and property in conjunction with underwriting and loss mitigation services we provide. Everest’s investment portfolio is also highly diversified by risk, industry, location and type and duration of security to further mitigate the impact of climate change.
Proxy Statement 33

Board Committees

BOARD COMMITTEES

Audit Committee
The principal purposes of the Company’s Audit Committee, as set forth in its Charter, are to oversee the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements, to oversee the independent registered public accounting firm, to evaluate the independent registered public accounting firm’s qualifications and independence and to oversee the performance of the Company’s internal audit function. The Company’s Chief Internal Audit Officer reports directly to the Chairman of the Audit Committee. The Audit Committee meets with the Company’s management, Chief Internal Audit Officer, and the independent registered public accounting firm, both separately and together, to review the Company’s internal control over financial reporting and financial statements, audit findings and significant accounting and reporting issues. The Audit Committee Charter is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations. The Charter is available on the Company’s website at http://www.everestre.com.
No member of the Audit Committee may serve on the Audit Committee of more than two other public companies unless the Board has determined that such service will not affect such member’s ability to serve on the Company’s Audit Committee.
Based upon their significant financial experience gained in various leadership and operational roles regarding financial assessment and reporting, the Board has determined that all members of the Audit Committee are financially literate and qualify as “audit committee financial experts” as defined by SEC rules and have accounting or related financial management expertise as required by NYSE listing standards.
Audit Committee Report
The Audit Committee has reviewed and discussed with management, which has primary responsibility for the financial statements, and with PricewaterhouseCoopers LLP, the Company’s independent auditors, the audited financial statements for the year ended December 31, 2019 (the “Audited Financial Statements”). In addition, the Audit Committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 “Communications with Audit Committees.” The Audit Committee has received the written disclosures from PricewaterhouseCoopers LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with that firm its independence. The Audit Committee also has discussed with Company management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as the Committee deemed appropriate. Based on the foregoing review and discussions and relying thereon, the Audit Committee recommended to the Company’s Board of Directors the inclusion of the Audited Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
The Audit Committee devoted substantial time in 2019 to discussing with the Company’s independent auditors and internal auditors the status and operating effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s oversight involved several meetings, both with management and with the independent auditors outside the presence of management, to monitor the preparation of management’s report on the effectiveness of the Company’s internal controls. The meetings reviewed in detail the standards that were established, the content of management’s assessment, and the auditors’ testing and evaluation of the design and operating effectiveness of the internal controls. As reported in the Company’s Annual Report on Form 10-K filed March 2, 2020, the independent auditors concluded that, as of December 31, 2019, the Company maintained, in all material respects, effective internal control over financial reporting based upon the criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”).
34 Everest Re Group, Ltd.

Board Committees
Under its Charter and the “Audit and Non-Audit Services Pre-Approval Policy” (the “Policy”), the Audit Committee is required to pre-approve the audit and non-audit services to be performed by the independent auditors. The Policy mandates specific approval by the Audit Committee for any service that has not received a general pre-approval or that exceeds pre-approved cost levels or budgeted amounts. For both specific and general pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditors are best positioned to provide the most effective and efficient service and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. It may determine, for each fiscal year, the appropriate ratio between the total amount of audit, audit-related and tax fees and a total amount of fees for certain permissible non-audit services classified below as “All Other Fees”. All such factors are considered as a whole, and no one factor is determinative. The Audit Committee further considered whether the performance by PricewaterhouseCoopers LLP of the non-audit related services disclosed below is compatible with maintaining their independence. The Audit Committee approved all of the audit-related fees, tax fees and all other fees for 2019 and 2018.
The fees billed to the Company by PricewaterhouseCoopers LLP and its worldwide affiliates related to 2019 and 2018 are as follows:
	2019	2018
Audit Fees(1)	$5,288,720	$4,884,655
Audit-Related Fees(2)	325,950	335,800
Tax Fees(3)	652,000	177,000
All Other Fees(4)	25,000	20,000

(1)
Audit fees include the annual audit and quarterly financial statement reviews, internal control audit (as required by the Sarbanes Oxley Act of 2002), subsidiary audits, and procedures required to be performed by the independent auditors to be able to form an opinion on the Company’s consolidated financial statements. Audit fees also include statutory audits or financial audits of subsidiaries or affiliates of the Company and services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings.

(2)
Audit-related fees include assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements; accounting consultations related to accounting, financial reporting or disclosure matters not classified as “audit services”; assistance with understanding and implementing new accounting and financial reporting guidance from rulemaking authorities; financial audits of employee benefit plans; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters and assistance with internal control reporting requirements.

(3)	Tax fees include tax compliance, tax planning and tax advice and may be granted general pre-approval by the Audit Committee.
(4)	All other fees are for accounting and research subscriptions.
Roger M. Singer, Chairman
John J. Amore
William F. Galtney, Jr.
John A. Graf
Meryl Hartzband
Gerri Losquadro
John A. Weber Proxy Statement 35

Board Committees
Compensation Committee
The Compensation Committee exercises authority with respect to all compensation and benefits afforded all officers at the Senior Vice President level and above, the Named Executive Officers and the Company’s Chief Financial Officer, Comptroller, Treasurer, Chief Internal Audit Officer, Chief Risk Officer and Secretary. The Compensation Committee also has oversight responsibilities for all of the Company’s compensation and benefit programs, including administration of the Company’s 2010 Stock Incentive Plan, which was amended and approved by shareholders at the 2015 Annual General Meeting (the “2010 Stock Incentive Plan”) and the Executive Performance Annual Incentive Plan. The Compensation Committee adopted a Charter which is available on the Company’s website at http://www.everestre.com. The Compensation Committee Charter, which is reviewed annually and revised as necessary to comply with all applicable laws, rules and regulations, provides that the Compensation Committee may form and delegate authority to subcommittees or to committees of the Company’s subsidiaries when appropriate. This delegation authority was not exercised by the Compensation Committee during 2019. Additional information on the Compensation Committee’s processes and procedures for consideration of executive compensation are addressed in this Proxy Statement under the heading “Compensation Discussion and Analysis”.
Compensation Committee Report
Management has the primary responsibility for the Company’s financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
John J. Amore, Chairman
William F. Galtney, Jr.
John A. Graf
Meryl Hartzband
Gerri Losquadro
Roger M. Singer
John A. Weber
36 Everest Re Group, Ltd.

Board Committees
Nominating and Governance Committee
The Nominating and Governance Committee is vested with the authority and responsibility to identify and recommend qualified individuals to be nominated as directors of the Company and to develop and recommend to the Board the Corporate Governance Guidelines applicable to the Company. Further, the Committee Chairman facilitates discussion of Board governance best practices in conjunction with management. The Charter is available on the Company’s website at http://www.everestre.com.
Shareholder Nominations for Director
The Nominating and Governance Committee will consider a shareholder’s nominee for director who is proposed in accordance with the procedures set forth in Bye-law 12 of the Company’s Bye-laws, which is available on the Company’s website or by mail from the Corporate Secretary’s office. In accordance with this Bye-law, written notice of a shareholder’s intent to make such a nomination at the 2021 Annual General Meeting of Shareholders must be received by the Secretary of the Company at the address listed below under Shareholder and Interested Party Communications with Directors, between November 11, 2020 and December 11, 2020. Such notice shall set forth the name and address, as it appears on the Register of Members, of the shareholder who intends to make the nomination; a representation that the shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; the class and number of shares of the Company which are held by the shareholder; the name and address of each individual to be nominated; a description of all arrangements or understandings between the shareholder and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the shareholder; such other information regarding any such nominee required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934; and the consent of any such nominee to serve as a director, if so elected.
As with any candidate for director, the Nominating and Governance Committee will consider a shareholder candidate nominated in accordance with the procedures of Bye-law 12 based solely on his/her character, judgment, education, training, business experience and expertise. In addition to complying with independence standards of the NYSE, the SEC and the Company, candidates for director must possess the highest levels of personal and professional ethics, integrity and values and be willing to devote sufficient time to perform their Board and Committee duties. It is in the Company’s best interests that the Board be comprised of individuals whose skills, experience, diversity and expertise complement those of the other Board members. The objective is to have a Board which, taken as a whole, is knowledgeable in the areas of insurance/reinsurance markets and operations, accounting (using generally accepted accounting practices and/or statutory accounting practices for insurance companies), financial management and investment, legal/regulatory and any other areas which the Board and Committee deem appropriate in light of the continuing operations of the Company and its subsidiaries. Financial services-related experience, other relevant prior service, a familiarity with national and international issues affecting the Company’s operations and a diversity of background and experience are also among the relevant criteria to be considered. Following interviews, meetings and such inquiries and investigations determined to be appropriate under the circumstances, the Committee makes its director recommendations to the Board. The foregoing criteria are as specified in the Company’s Corporate Governance Guidelines. As a part of the annual self-evaluation process, the Nominating and Governance Committee assesses its adherence to the Corporate Governance Guidelines.
Board Evaluation
The Board conducts an annual performance evaluation under the oversight of the Nominating and Governance Committee Chair. The evaluation process entails the use of an outside law firm to conduct individual director interviews covering a wide array of topics that include, among other things, leadership, individual director assessment, training, and Board effectiveness to assist in candid discussions that identify and promote areas for improvement as well as successes. Upon completion of the individual director interviews, the third party firm summarizes the directors’ assessments and individual reviews into a report that is provided to the chair of the Nominating & Governance Committee for discussion with the Board at the February meeting. The Board identifies successes and areas for improvement and establishes goals for the upcoming fiscal year.
Proxy Statement 37

Board Committees
Commitment to Environment, Social and Governance (“ESG”)
Our Company and Board believe that creation of long-term value for our shareholders implicitly requires the enactment and execution of business practices and strategies that, while delivering competitive returns, also help to advance environmental and societal issues. The Company understands it has a responsibility not only to provide solutions that help our clients manage their environmental and climate change risks, but also to monitor and control our own ecological impact. As a demonstration of our commitment to responsible investment practices, as previously mentioned, the Company is a signatory to the United Nations’ supported Principles for Responsible Investment. Independent of the nature of our business, the Company prides itself on having an environmental and social conscience, and encourages all of our executives and employees to take an active role in this mission. The Board previously formally memorialized the oversight of the Company’s ESG practices within the Nominating and Governance Committee charter, and the Company recently published its first Corporate Responsibility Report which is available on Everest’s corporate website.
William F. Galtney, Jr., Chairman
John J. Amore
John A. Graf
Meryl Hartzband
Gerri Losquadro
Roger M. Singer
John A. Weber
38 Everest Re Group, Ltd.

Board Committees
Code of Ethics for CEO and Senior Financial Officers
The Company’s Code of Conduct includes its “Ethics Guidelines” that are intended to guide all of the Company’s decisions and behavior by holding all directors, officers and employees to the highest standards of integrity. In addition to being bound by the Ethics Guidelines provisions relating to ethical conduct, conflict of interest and compliance with the law, the Company has adopted a code of ethics that applies to the Chief Executive Officer, Chief Financial Officer and Senior Financial Officers in compliance with specific regulations promulgated by the SEC. The text of the Code of Ethics for the Chief Executive Officer and Senior Financial Officers is posted on the Corporate Governance page on the Company’s website at http://www.everestre.com. This document is also available in print to any shareholder who requests a copy from the Corporate Secretary at the address below. In the event the Company makes any amendment to or grants any waiver from the provisions of its Code of Ethics, the Company intends to disclose such amendment or waiver on its website within five business days.
Shareholder and Interested Party Communications with Directors
We reach out annually for feedback from our shareholders on concerns, suggestions for improvement, and to identify emerging best practices in governance and shareholder values. However, shareholders and interested parties are encouraged to communicate directly with the Board of Directors or with individual directors. All communications should be directed to the Company’s Secretary at the following address and in the following manner.
Everest Re Group, Ltd. Corporate Secretary
c/o Everest Global Services, Inc.
Westgate Corporate Center
477 Martinsville Road
P.O. Box 830
Liberty Corner, New Jersey 07938-0830
Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors, for the Non-Management Directors or for any individual director. Each communication addressed to an individual director and received by the Company’s Secretary from shareholders or interested parties, which is related to the operation of the Company and is not solely commercial in nature, will promptly be forwarded to the specified party. Communications addressed to the “Board of Directors” or to the “Non-Management Directors” will be forwarded to the Chairman of the Nominating and Governance Committee.
Proxy Statement 39

Common Share Ownership By Directors And Executive Officers
COMMON SHARE OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Shares as of March 16, 2020 by the directors of the Company, the executive officers listed in the Summary Compensation Table and by all directors and executive officers of the Company as a group. Information in this table was furnished to the Company by the respective directors and Named Executive Officers. Unless otherwise indicated in a footnote, each person listed in the table possesses sole voting power and sole dispositive power with respect to the shares shown in the table as owned by that person.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(15)
John J. Amore	18,983	(1)	*
William F. Galtney, Jr.	71,199	(2)	*
John A. Graf	11,743	(3)	*
Meryl Hartzband	2,756	(4)	*
Gerri Losquadro	11,040	(5)	*
Roger M. Singer	14,605	(6)	*
Joseph V. Taranto	340,181	(7)	*
John A. Weber	14,268	(8)	*
Dominic J. Addesso	102,882	(9)	*
Juan C. Andrade	45,150	(10)	*
John P. Doucette	26,948	(11)	*
Craig Howie	19,637	(12)	*
Sanjoy Mukherjee	39,289	(13)	*
Jonathan Zaffino	16,008	(14)	*
All directors, nominees and executive officers as a group (14 persons)	734,689		1.6

*	Less than 1%
(1)
Includes 454 shares issuable upon the exercise of share options within 60 days of March 16, 2020. Also includes 2,673 restricted shares issued to Mr. Amore under the Company’s 2003 Non-Employee Director Equity Compensation Plan (“2003 Directors Plan”) which may not be sold or transferred until the vesting requirements are satisfied.

(2)
Includes 41,250 shares owned by various family related investments in which Mr. Galtney maintains a beneficial ownership and for which he serves as the General Partner. Also includes 2,673 restricted shares issued to Mr. Galtney under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

(3)	Includes 2,673 restricted shares issued to Mr. Graf under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(4)	Includes 1,974 restricted shares issued to Ms. Hartzband under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(5)	Includes 2,673 restricted shares issued to Ms. Losquadro under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(6)	Includes 2,673 restricted shares issued to Mr. Singer under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.
(7)
Includes 31,330 shares owned by various family related trusts and investments in which Mr. Taranto maintains a beneficial ownership. Also, includes 1,500 restricted shares issued to Mr. Taranto under the 2003 Directors Plan and 1,173 restricted shares issued to Mr. Taranto under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements are satisfied.

(8)
Includes 6,596 shares owned through family investments in which Mr. Weber maintains a beneficial ownership. Also, includes 2,673 restricted shares issued to Mr. Weber under the 2003 Directors Plan which may not be sold or transferred until the vesting requirements are satisfied.

40 Everest Re Group, Ltd.

Common Share Ownership By Directors And Executive Officers

(9)
Includes 3,960 shares owned by the Addesso Family Trust in which Mr. Addesso maintains a beneficial ownership. Also includes 31,017 restricted shares issued to Mr. Addesso under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.

(10)	Includes 45,150 restricted shares issued to Mr. Andrade under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(11)	Includes 13,275 restricted shares issued to Mr. Doucette under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(12)	Includes 5,563 restricted shares issued to Mr. Howie under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(13)	Includes 8,437 restricted shares issued to Mr. Mukherjee under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(14)	Includes 11,727 restricted shares issued to Mr. Zaffino under the Company’s 2010 Stock Incentive Plan which may not be sold or transferred until the vesting requirements have been satisfied.
(15)	Based on 45,540,897 total Common Shares outstanding and entitled to vote as of March 16, 2020.

Proxy Statement 41

Principal Beneficial Owners of Common Shares
PRINCIPAL BENEFICIAL OWNERS OF COMMON SHARES

To the best of the Company’s knowledge, the only beneficial owners of 5% or more of the outstanding Common Shares as of December 31, 2019 are set forth below. This table is based on information provided in Schedule 13G Information Statements filed with the SEC by the parties listed in the table.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Everest International Reinsurance, Ltd.	9,719,971	(1)	19.3%
Seon Place, 141 Front Street, 4th Floor
Hamilton HM 19, Bermuda
The Vanguard Group	4,560,086	(2)	11.2%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
BlackRock, Inc.	4,295,295	(3)	10.5%
55 East 52nd Street
New York, New York 10055
State Street Corporation	2,138,171	(4)	5.2%
One Lincoln Street
Boston, MA 02111

(1)
Everest International Reinsurance, Ltd. (“International Re”) a direct wholly-owned subsidiary of the Company, obtained the Company’s Common Shares from Everest Preferred International Holdings (“Preferred Holdings”), a direct wholly owned subsidiary of the Company, in exchange for preferred stock issued by International Re. Preferred Holdings had obtained the Company’s common shares from Everest Reinsurance Holdings Inc. in exchange for preferred stock issued by International Re. International Re had sole power to vote and direct the disposition of 9,719,971 Common Shares as of December 31, 2019. According to the Company’s Bye-laws, the total voting power of any Shareholder owning more than 9.9% of the Common Shares will be reduced to 9.9% of the total voting power of the Common Shares.

(2)
The Vanguard Group reports in its Schedule 13G that it has sole power to vote or direct the vote of 59,985 Common Shares, shared voting power for 22,329 Common Shares, sole dispositive power with respect to 4,481,994 Common Shares and shared dispositive power with respect to 78,092 Common Shares.

(3)	BlackRock, Inc. reports in its Schedule 13G that it has sole power to vote or direct the vote of 3,879,749 Common Shares and sole dispositive power with respect to 4,295,295 Common Shares.
(4)
State Street Corporation reports in its Schedule 13G that it has sole power to vote or direct the vote of no Common Shares, shared voting power for 1,845,559 Common Shares, sole dispositive power with respect to no Common Shares and shared dispositive power with respect to 2,128,654 Common Shares.

42 Everest Re Group, Ltd.

Directors' Compensation
DIRECTORS’ COMPENSATION

Each member of the Board who is not otherwise affiliated with the Company as an employee and/or officer (“Non-Employee Director” or “Non-Management Director”) was compensated in 2019 for services as a director and was also reimbursed for out-of-pocket expenses associated with each meeting attended. Each Non-Employee Director is compensated in the form of an annual retainer and a discretionary equity grant.
The Board reviews director compensation annually. In reviewing director compensation the Board considered several factors, including the need to recruit and retain quality director candidates with expertise relevant to the Company’s objectives and attuned to the increased regulatory and shareholder focus on Board governance and oversight. The Board also considered the amount of time spent by directors in attending all scheduled Board and Committee meetings, preparing for meetings, communicating with management throughout the year and attending various educational seminars. Directors do not receive any additional compensation for service as a Committee chair, attending regular Board and Committee meetings or special meetings of individual Committees or the Board.
Each Non-Employee Director or Alternate attended the four scheduled meetings of the Board in 2019, as well as an annual informational meeting in February to review and discuss corporate governance matters and long-term strategic plans for the Company. Moreover, because we believe that a smaller board allows for greater exchange of ideas and more focused and efficient interaction with management, each Non-Employee Director frequently participates in every meeting of the Audit, Nominating and Governance, Compensation, Underwriting and Investment Policy Committees, irrespective of whether the director is a formal appointee to such Committee or an invitee of the Committee. Our directors believe they are at their most effective when working as a collective unit in sharing ideas, offering opinions and engaging in spirited debate at all Committee and Board meetings. Finally, various Non-Employee Directors attend and report back to the Board on educational seminars relating to changes in accounting rules and FASB pronouncements, tax regulations, enterprise risk management, governance best practices, information technology and cyber security.
Each Non-Employee Director received a standard retainer of $125,000 in 2019 payable in the form of cash or Common Shares at his or her election, and an equity award of 1,500 shares. Giving Non-Employee Directors an opportunity to receive their standard retainer in the form of Common Shares is intended to further align their interests with those of the Company’s shareholders. The value of Common Shares issued is calculated based on the average of the highest and lowest sale prices of the Common Shares on each installment date or, if no sale is reported for that day, the preceding day for which there is a reported sale. In addition to the standard retainer, Mr. Taranto received an additional retainer payable in the form of cash pursuant to his January 1, 2017 Chairmanship Agreement that expired on December 31, 2019 and was not renewed.
As a non-independent Chairman of the Board currently employed by the Company’s affiliate as of January 1, 2020, Mr. Taranto provides enhanced duties as a Board member including serving as the Board’s representative in consulting with the CEO to approve share buybacks; working with the CEO and the Corporate Secretary in scheduling, preparing agendas and ensuring information flow for Board meetings; recruitment and orientation of new directors; developing and maintaining business relationships beneficial to the Company at industry conferences and events as a Board representative; and providing support, advice and counsel on any special or extraordinary projects at the request of the CEO or Board. Mr. Taranto also spent extensive time during 2018 and 2019 reviewing with executive management the risk parameters and exposure in the Company’s property catastrophe portfolio and directed a strategic reduction in that exposure as well as directing management on an expansion of our hedging strategy. In addition to all the foregoing, Mr. Taranto also spent significant time organizing, interviewing and leading the search process for the Company’s new CEO in 2019. Mr. Taranto’s expanded search assignment included responsibility for vetting and selecting an executive search firm to assist the Board in identifying appropriate candidates.
Given Mr. Taranto’s enhanced duties including his availability to work with the Company’s executive management team that go beyond his role as Chairman of the Board, effective January 1, 2020, following the expiration and non-renewal of Mr. Taranto’s Chairmanship Agreement, Mr. Taranto entered into a non-executive, part-time employment relationship with the Company’s affiliate, Everest Global, for a term of one year. Under the terms of the employment agreement, Mr. Taranto will receive a base salary of $375,000 in 2020. Mr. Taranto is also entitled to receive an annual equity award at the discretion of the Board not to exceed the value of any equity award granted to the non-executive members of the Board.
Proxy Statement 43

Directors' Compensation
The table below summarizes the compensation paid by the Company to Non-Employee Directors for the fiscal year ended December 31, 2019.
2019 DIRECTOR COMPENSATION TABLE
					Change in
					Pension Value
					and Nonqualified
	Fees			Non-Equity	Deferred
	Earned or	Share	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash(1)	Awards(2)	Awards(3)	Compensation	Earnings	Compensation(4)	Total
John J. Amore	$125,000	$335,175	$—	$—	$—	$18,205	$478,380
William F. Galtney, Jr.	125,000	335,175	—	—	—	18,205	478,380
John A. Graf	125,000	335,175	—	—	—	19,645	479,820
Meryl Hartzband	75,893	200,114	—	—	—	3,484	279,491
Gerri Losquadro	125,000	335,175	—	—	—	18,205	478,380
Roger M. Singer	125,000	335,175	—	—	—	28,205	488,380
Joseph V. Taranto	1,625,000	335,175	—	—	—	18,205	1,978,380
John A. Weber	125,000	335,175	—	—	—	28,205	488,380

(1)
During 2019, all of the directors elected to receive their compensation in cash except for Mr. Amore, who received 143 shares in compensation for his services during the 1st quarter of 2019 and Ms, Hartzband who received 282 shares in compensation for her services during the 2nd, 3rd, and 4th quarter of 2019. Pursuant to his Chairmanship Agreement, Mr. Taranto received $1.5 million in addition to the standard annual retainer.

(2)
The amount shown is the aggregate grant date fair value of the 2019 grant computed in accordance with Financial Accounting Standards Board Statement Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) calculated by multiplying the number of shares by the fair market value (the average of the high and low of the Company’s stock price on the NYSE on the date of grant) (“FMV”). Each of the Non-Employee Directors was awarded 1,500 restricted shares on February 27, 2019 at FMV of $223.45. The aggregate number of restricted stock outstanding at year-end 2019 was 3,166 for all directors, except for Meryl Hartzband who had 801 shares.

(3)	As of December 31, 2019, Mr. Amore has outstanding options to purchase 454 shares all of which are exercisable. This grant was awarded upon his appointment to the Board on September 19, 2012.
(4)	Dividends paid on each director’s restricted shares. For Messrs. Singer and Weber, also includes $10,000 in director fees for meetings attended as directors of both Bermuda Re and International Re.
During our annual outreach, several shareholders indicated that the director compensation program was not in line with that of our peer group, primarily as a consequence of the heightened performance of the Company’s share price as a result of our exceptional long-term performance. While the Board’s oversight directly contributed to achieving the long-term value creation for shareholders and despite the significant time commitment by each director in 2019 in the CEO search, the Board took notice of our shareholders’ observations and took action to bring its director compensation in line with our peers. Accordingly, for fiscal year 2019, the Board reduced the number of shares awarded to the directors to 1,500 shares and maintained the annual cash retainer of $125,000.
In addition, as stated above, the Board heeded shareholder concerns over Mr. Taranto’s compensation under his Chairmanship Agreement. Accordingly, upon the Agreement’s expiration on December 31, 2019, the Board did not renew the Agreement. Mr. Taranto’s compensation amount for 2019 reflects the final payment under the now expired Chairmanship Agreement.
Moreover, commencing January 2020, the Board further determined to refine its director compensation structure and have implemented a limit on non-employee director compensation to $450,000. We believe that these revisions to the director compensation structure will bring total compensation per independent director more in line with our peers while recognizing the contribution by our Board in building long-term shareholder value while preserving the Board’s alignment of interest with our shareholders.
44 Everest Re Group, Ltd.

Compensation Discussion and Analysis
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
The Company’s executive compensation program is intended to align the interests of our executive officers with those of our shareholders. We stress merit-based performance awards and structure overall compensation to provide appropriate incentives to executives to optimize net earnings and to increase book value per share. For 2019, Named Executive Officers received annual awards based largely on such value-based financial performance metrics as growth in book value per share and return on equity.
Our executive compensation program is designed and endorsed by the Compensation Committee. In designing the Company’s executive compensation program, the Compensation Committee endeavors to reflect the core objectives of (i) attracting and retaining a talented team of executives who will provide creative leadership and ensure success for the Company in a dynamic and competitive marketplace; (ii) supporting the execution of the Company’s business strategy and the achievement of long-term financial objectives; (iii) creating long-term shareholder value; and (iv) rewarding executives for achieving financial performance surpassing that of our competitors over time.
We believe our compensation structure appropriately addresses the performance of our executive leadership team in the face of significant global catastrophe activity for a third consecutive year. The industry saw an estimated $50 billion of insured losses in 2019. There were a number of large-scale events in 2019 that contributed to an estimated $50 billion of insured losses including Hurricane Dorian, Typhoon Faxai, and Typhoon Hagibis.
We provide our clients protection against risk and, accordingly, we expect intermittent volatility in our financial results. Our executive compensation structure is designed to align managements’ interest with our shareholders by incentivizing long-term value creation rather than short-term gains through strategies designed to normalize catastrophe volatility over the long-term. In that regard, as stewards of our shareholders’ capital, our portfolio management strategies seek to minimize the impact of severe events on our capital. Among other things, this is accomplished by maintaining a diversified business portfolio – spread by line and geography – and by employing a tactical approach to managing risk, including, but not limited to, utilization of third party capital to leverage opportunity and issuance of catastrophe bonds. This is an important distinction as Everest not only outperforms during periods of benign catastrophe loss activity, but also performs well during periods of significant catastrophe activity, such as those experienced in 2017, 2018 and 2019. Thus, despite 2019 again being one of significant catastrophe activity for a third consecutive year in a row, the Company was still able to, again, achieve positive earnings:
•	Gross written premiums grew by 8% to $9.1 billion.
•	The Company earned $872.4 million in after-tax operating income[2] representing a 10.3% after tax operating return on equity (“ROE”)[3].
•	The Company returned $258.9 million in capital to shareholders during 2019 as follows:
•	We paid quarterly dividends totaling $234.3 million in 2019. We also increased our quarterly dividend by 11% in the fourth quarter.
•	We returned $24.6 million to shareholders by repurchasing 114,633 shares of our common stock under our previously announced stock repurchase plan.

2 The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance. After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA). As reflected in this definition, starting in first quarter 2018, the Company adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period. Further explanation and a reconciliation of net income (loss) to after-tax operating income (loss) can be found at the back of the 10-K insert.
3 Return on adjusted shareholders’ equity excludes net after-tax unrealized appreciation (depreciation) of investments.

Proxy Statement 45

Compensation Discussion and Analysis
Since going public in 1995, the Company has achieved compound annual growth in dividend-adjusted book value per share of 11.6%.
Source: Bloomberg as of 12/31/2019
*Including Stock Appreciation & Dividends
Everest Re total return* over S&P 500:
2014-2019	2012-2019	2009-2019	2004-2019	IPO*-2019
8 points	31 points	45 points	51 points	1,042 points
*IPO date is 10/31/1995
GROWTH IN TOTAL VALUE CREATION (“TVC”) RELATIVE TO BERMUDA PEERS

*Dowling & Partners (“D&P”) defines TVC as growth in tangible book value per share (plus accumulated cash dividends)
Thus, despite a year being dominated by significant catastrophe loss activity, the Company has continued its trend of boosting long-term value for its shareholders over time. In fact, over the last five years, Everest has distinguished itself with compound annual growth in dividend-adjusted book value per share of 8.3% while generating an average operating return on equity of 9.1%.
46 Everest Re Group, Ltd.

Compensation Discussion and Analysis

These results reinforce a strategic vision developed by experience and ingenuity. While we are always mindful of the human and economic tolls associated with all forms of natural catastrophe losses, we are in the business of offering protection against volatility for our clients while endeavoring to create long-term value for our shareholders even during periods of extreme catastrophe activity. The fact that we have generally achieved consistent book value per share growth over time showcases our ability to manage over cycles through successful underwriting and risk management strategies grounded in an innovative culture that values sustainable performance and capital preservation. This unwavering commitment to long-term value creation for our shareholders is precisely the intent behind our compensation philosophy.
COMPENSATION PRACTICES
Compensation Practices and 2019 Say-On-Pay Vote
A primary focus of our Compensation Committee is ensuring that the Company’s executive compensation program serves the best interests of our shareholders while appropriately rewarding our executive leadership for their performance and incentivizing future performance to outperform our peers. Our compensation program incorporates numerous compensation best practices that address common shareholder concerns and advance the Company’s philosophy of long-term shareholder growth. Highlights include:
•	No separate change-in-control (“CIC”) agreement for the CEO
•	CEO and all participants in the CIC Plan are subject to double-trigger provisions
•	No “gross-up” payments by the Company of any “golden parachute” excise taxes upon a change-in-control
•	No accelerated equity vesting in CEO’s employment agreement, except in the limited circumstance of a change-in-control followed by a termination (i.e. double trigger)
•	Incentive cash bonuses for all Named Executive Officers tied to specific Company financial performance metrics
•
For 2019, approximately 37% of Named Executive Officers’ long-term incentive compensation is in the form of performance share units that can only be earned upon satisfaction of specific Company financial performance metrics over a 3 year period

•	Say on Pay Advisory Vote considered by shareholders annually
•	Stock ownership and retention guidelines for executive vice presidents and above

Proxy Statement 47

Compensation Discussion and Analysis
The Company received a positive 91.8% approval of the advisory vote on “say on pay” at its 2019 Annual General Meeting. Regardless of the approval vote, our Board and its Compensation Committee conducts an annual review of the Company’s compensation practices to determine whether modifications to the Company’s compensation program would be in the best interest of shareholders and advance the Company’s philosophy of long-term shareholder growth. In consideration of the positive advisory vote and shareholder feedback received during periodic outreach after the 2019 Annual General Meeting, the Committee did not make any significant changes to the structure of the Company’s compensation program. We believe that the compensation elements and practices associated with our compensation program result in an executive compensation program that best serves the Company and its shareholders.

Alignment of CEO Compensation to Shareholder Return

5,890
6,623
6,776
10,458
17,446
21,287
6,492
8,162
8,828
8,829
7,133
7,627
700.00
600.00
500.00
400.00
300.00
200.00
100.00
0.00
Total Stock Return Index
2008
2009
2010
2011
2012
2013
2014
2015
2016
2017
2018
2019
CEO Compensation
Total Stock Return Index*

*Total Stock Return Index is a measure of performance and is calculated as the change in share price plus reinvestment of dividends, assuming an initial investment of $100.
Source: Nasdaq/Thomson
48 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
THE COMPANY’S COMPENSATION PHILOSOPHY AND OBJECTIVES

The Company’s executive compensation program is designed to attract, motivate and retain highly talented individuals whose abilities are critical to the ongoing success of the Company. In this regard, the Company’s executive compensation program utilizes a dual approach. In the first instance, the program has a short-term component consisting of a base salary and a performance-based cash bonus predominantly tied to a Company financial metric. Secondly, the Compensation Committee rewards long-term performance through the use of discretionary time-based, as well as performance-based, equity awards tied to specific financial performance factors designed to closely align the interests of key executives with the longer-term interests of the Company’s shareholders.
The Compensation Committee is guided by the following principles when making compensation decisions individually and collectively with respect to our executives:
•
Compensation of executive officers is based on the level of job responsibility, contribution to the performance of the Company, individual performance in light of general economic and industry conditions, teamwork, resourcefulness and ability to manage our business.

•
Compensation awards and levels are intended to be reasonably competitive with compensation paid by organizations of similar stature to both motivate the Company’s key employees and minimize the potential for disruptive and costly key employee turnover.

•
Compensation is intended to align the interests of the executive officers with those of the Company’s shareholders by basing a significant part of total compensation on our executives’ contributions over time to the generation of shareholder value.

Components of the Company’s Compensation Program
The Compensation Committee meets each February to review and approve compensation for each Named Executive Officer including any adjustments to base salary, bonus awards and equity grants in consideration of the officer’s prior fiscal year’s performance as well as performance over time. In addition, from time to time, the Compensation Committee may make separate salary adjustments to Named Executive Officers during the course of the year to recognize mid-year promotions, changes in job functions and responsibilities, or other circumstances.
The components of our executive compensation program and their respective key features, including equity and cash awards that are awarded each February for previous fiscal year performance, are shown in the table below:
Components of Executive Compensation
COMPONENT	FORM	KEY FEATURES
Base Salary	Cash	• Intended to attract and retain top talent
• Generally positioned near the median of our pay level peer group, but varies with individual skills, experience, responsibilities and performance
Non-Equity Incentive Compensation	Cash	• For 2019, the maximum potential bonus was tied to the Company Adjusted ROE. Final awards also consider achievement of individual non-financial goals

•    All applicable Named Executive Officers (“NEOs”) were selected as participants in the Executive Performance Annual Incentive Plan (“Executive Incentive Plan”) for 2019 with the maximum bonus potential available for award to any participant in the Plan not to exceed $3.5 million

Proxy Statement 49

The Company's Compensation Philosophy and Objectives

COMPONENT	FORM	KEY FEATURES
Non-Equity Incentive Compensation (continued)	Cash	• Performance goals established at the beginning of each fiscal year
• No guaranteed minimum award
• Intended to motivate annual performance with respect to key financial measures, coupled with individual performance factors
Performance Share Units	Equity	• Tied to the rate of annual operating ROE and cumulative growth in book value per share relative to our peer group over a three-year period
• Payouts range from 0% of target payout to 175% of target payout, depending on performance after 3 years
• Intended to motivate long-term performance with respect to key financial measures and align our NEOs’ interests with those of our shareholders
Restricted Shares	Equity	• Vests at the rate of 20% per year after anniversary of grant over a five year period
• Intended to motivate long-term performance, promote appropriate risk-taking, align our NEOs’ interests with shareholders’ interests and promote retention

As shown in the chart to the right, the Compensation Committee manages the pay mix for our executive officers such that a substantial portion is “at risk” compensation so as to better align the interests of our Named Executive Officers with the Company’s shareholders. The average of all Named Executive Officers’ at risk compensation, aside from the Company’s CEO who retired effective December 31, 2019, was 71%4. The amounts above and in the chart below do not include the amounts set forth in the columns labeled “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “All Other Compensation” in the Summary Compensation Table.
In addition, all employees including executive officers received other compensation in the form of benefits. Such other compensation included Company-paid term life insurance, partially subsidized medical and dental plans, Company-paid disability insurance, and participation in a Company-sponsored 401(k) employee savings plan. Certain executives also participated in a Supplemental Savings Plan whose purpose is principally to restore benefits that would otherwise have been limited by U.S. benefit plan rules applicable to the 401(k) employee savings plan.

4 Given Mr. Addesso’s retirement as of December 31, 2019 as the Company’s President & CEO, Mr. Addesso was not awarded any Performance Share Units or Restricted Shares for 2019 fiscal year service by the Compensation Committee in February 2020.  Taking into account Mr. Addesso’s cash incentive award awarded by the Compensation Committee in February 2020, our CEO’s 2019 “at risk” compensation was 62%.
50 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
The Role of Peer Companies and Benchmarking
The Compensation Committee identified a peer group comprised of companies that are similar to us in industry and size for purposes of benchmarking and evaluating the competitiveness of our pay levels and compensation packages for our Named Executive Officers. In determining the final peer group, the Compensation Committee selected publicly traded insurers and reinsurers that directly compete with the Company for business and talent, and changes to the Company’s peer group have been primarily due to consolidations among several peer group companies in recent years. The Compensation Committee reviews both compensation and performance at peer companies as a benchmark when setting compensation levels that it believes are commensurate with the Company’s performance. Although the Committee did not set compensation components to meet specific benchmarks, such as targeting salaries “above the median” or equity compensation “at the 75th percentile” of peer companies at the outset of 2019, it did utilize the peer group compensation data in determining appropriate incentive compensation amounts relative to individual and Company performance awarded to our Named Executive Officers for the 2019 fiscal year. Further, the Committee utilized such peer group metrics in setting Named Executive Officer targets for the 2019 fiscal year.
For 2019, the Committee selected the following companies to serve as our pay level peer group:
Alleghany Corporation	American Financial Group, Inc.	Arch Capital Group, Ltd.
AXIS Capital Holdings, Limited	Cincinnati Financial Corp.	Chubb Limited
CNA Financial Corp.	Markel Corp.	National General Holdings Corp.
Old Republic International Corp.	The Hanover Insurance Group, Inc.	The Hartford Financial Services Group, Inc.
Renaissance Re	W. R. Berkley Corp.
Base Salary and Bonus Determinations
The base salaries for all executive officers are determined by the Compensation Committee, established upon hire or assignment date and reconsidered annually or as responsibilities change. In setting an executive’s initial base salary, the Compensation Committee considers the executive’s abilities, qualifications, accomplishments and prior experience. The Compensation Committee also considers base salaries of similarly situated executive officers in its identified peer companies when assessing competitive conditions in the industry. Subsequent adjustments to the executive’s base salary in the form of annual raises or upon renewal of an employment agreement take into account the executive’s prior performance, the financial performance of the Company and the executive’s contribution to the Company’s performance over time, as well as competitive conditions in the industry.
Incentive Based Bonus Plans
In connection with fiscal year 2019 performance, the Company awarded annual performance-based cash bonuses to the applicable Named Executive Officers pursuant to the Executive Performance Annual Incentive Plan.
Executive Performance Annual Incentive Plan
The Compensation Committee identifies the executive officers eligible to participate in the Executive Performance Annual Incentive Plan (the “Executive Incentive Plan”). In addition to other criteria, the Executive Incentive Plan provides that the total amount of awards granted to all participants in any one year may not exceed 10% of the Company’s average annual income before taxes for the preceding five years.
Pursuant to the terms of the Executive Incentive Plan, the Compensation Committee, within 90 days after the beginning of the fiscal year, selects those executive officers of the Company and its subsidiaries who will participate in the Executive Incentive Plan for that year. The Compensation Committee sets maximum potential bonus amounts for each participant based on achievement of specific performance criteria, chosen from among the performance criteria set forth in the Executive Incentive Plan, that most closely align Company financial performance to long-term shareholder value creation. The Compensation Committee may exercise discretion and award an amount that is less than the potential maximum amount to reflect actual corporate, business unit and individual performance.
Proxy Statement 51

The Company's Compensation Philosophy and Objectives
The Compensation Committee determined that the maximum potential bonus for Mr. Addesso and any participant in the Executive Incentive Plan cannot exceed $3.5 million. For Messrs. Doucette, Howie, Mukherjee and Zaffino, their maximum potential bonus is further limited to 200% of their respective base salaries, subject to the foregoing $3.5 million cap.
In addition, and subject to the foregoing maximums, the total bonus determination for a participant in 2019 is arrived at by application of two independent components based upon a 70% and 30% weighting, respectively:
(1) Company financial performance criteria and (2) individual performance criteria.
For each applicable Named Executive Officer, the Compensation Committee established full-year operating plan ROE targets for the Company as the financial performance criteria to be applied in connection with a portion of their bonus compensation. The Compensation Committee considers 70% of the potential maximum bonus eligible to be earned based on tiered Company Adjusted ROE results above and below the set operating plan ROE target. In determining that only 70% of the maximum bonus should be tied to achievement of these additional financial performance metrics, the Committee desired to preserve financial metrics as being the predominant determinant of whether a participant had earned the maximum bonus potential.
The Compensation Committee separately considers the remaining 30% of the potential maximum bonus eligible to be earned by a participant based upon successful achievement of individual non-financial goals established for each participant. Consideration of individual performance is done to acknowledge that the property and casualty (re)insurance business is a risk-based endeavor where a company’s financial results in any one financial year may be impacted by exogenous factors beyond human control such as an unexpected severe hurricane season or other natural peril catastrophe activity. Implicit in such a determination is the recognition that our financial success over the long term is not dependent on any one financial year’s results.
This balanced approach allows the Company to remain competitive and foster retention of successfully performing Named Executive Officers. Further, the Committee is not bound to any minimum bonus amount and retains discretion to scale the payments below the potential maximum bonus and to award no cash bonus to any Named Executive Officer.
The Compensation Committee selected Messrs. Addesso, Doucette, Howie, Mukherjee and Zaffino to participate in the Executive Incentive Plan for fiscal year 2019, which tied their maximum potential bonus awards to the performance criteria as described in more detail below.
2019 INCENTIVE-BASED BONUS TARGETS AND AWARDS
Named Executive Officer	Target Incentive Bonus (% Base Salary)	Target Incentive Bonus	Potential Maximum Incentive Bonus	Actual Bonus Award
Dominic J. Addesso CEO	125%	$1,562,500	$3,500,000	$2,000,000
John P. Doucette President and CEO of the Reinsurance Division	130%	$1,137,500	$1,750,000	$920,000
Craig W. Howie CFO	100%	$560,000	$1,120,000	$500,000
Sanjoy Mukherjee GC and CEO of Bermuda Re	120%	$720,000	$1,200,000	$625,000
Jonathan M. Zaffino President and CEO of the Everest Insurance® Division	130%	$1,040,000	$1,600,000	$1,082,000
TOTAL		$5,020,000	$9,170,000	$5,127,000

52 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Long-Term Compensation Determinations
The second component of the Company’s executive compensation plan is premised on a strategic view of compensation. This long-term compensation component is achieved through the 2010 Stock Incentive Plan. Awards under the 2010 Stock Incentive Plan are generally intended to reinforce management’s long-term emphasis on corporate performance, provide an incentive for key executives to remain with the Company for the long term, and provide a strong incentive for employees to work to increase shareholder value by aligning employees’ interests with those of the shareholders.
Equity awards may take the form of share options, share appreciation rights, restricted shares, or performance share units. Options and restricted shares are awarded on the day that they are granted by the Compensation Committee and valued as of the grant date. Options are issued with an exercise price equal to the fair market value of the Company’s stock on the grant date. The Company determines fair market value by averaging the high and low market price on the grant date.
With respect to the equity award process, the CEO makes recommendations to the Compensation Committee for each eligible executive officer, and the proposed awards are discussed with and reviewed by the Compensation Committee. While the Compensation Committee takes into account management’s input on award recommendations, all final determinations are in the subjective judgment and discretion of the Compensation Committee. In determining the final award amounts, the Compensation Committee reviews each recipient’s demonstrated past and expected future individual performance as well as his/her contribution to the financial performance of the Company over time, the recipient’s level of responsibility within the Company, his/her ability to affect shareholder value, and the value of past share awards. Finally, the Compensation Committee also considers the value of equity awards granted to similarly situated executive officers by our pay level peer group in order to ensure a competitively attractive overall compensation package.
Equity grants are made at the Compensation Committee’s February meeting. There is no plan or practice to grant equity awards in coordination with the release of material non-public information. Additionally, the Company’s Ethics Guidelines and Insider Trading Policy prohibit our executive officers, directors and other employees from trading in options in the Company’s shares. Prohibited options include options awarded under the 2010 Stock Incentive Plan, as well as any expired stock incentive plans, “put” options and “call” options. Further, “[t]he Company’s anti-hedging policy prohibits its officers, directors or other employees from engaging in transactions geared toward ‘shorting’ the Company’s stock or trading in straddles, equity swaps or other derivative securities that are directly linked to the Company’s common shares.” The foregoing anti-hedging policy is part of the Company’s “Inside Information and Restrictions on Trading” section of the Company’s Ethics Guidelines, which provides a series of restrictions applicable to all transactions in Company stock and other classes of securities by directors, officers and employees of the Company (as well as to others living in the same household as such people). There is no category of hedging transaction relevant to the Company’s securities that is specifically permitted as to any officers, directors or other employees of the Company. The Board has adopted stock ownership and retention guidelines for all senior officers with the title of Executive Vice President or above, in order to further align the personal interests of these executives with those of our shareholders.
Time-Vested Share Awards
We believe that restricted shares, share options and performance share unit awards encourage employee retention and reward consistent long-term shareholder value creation, because such awards vest over a five year period at the rate of 20% per year and are generally forfeited if the recipient leaves the Company before vesting. Furthermore, the expiration of share options ten years after they are granted is designed to encourage recipients to work towards maximizing the Company’s growth over the long-term and not simply cater to short-term profits.

Proxy Statement 53

The Company's Compensation Philosophy and Objectives
Performance Share Units
The Compensation Committee grants annual performance-based equity awards to Named Executive Officers in the form of Performance Share Units (“PSU”) that can only be earned upon the achievement of certain Company financial metrics measured over a three-year performance period. At fiscal year-end 2019, we completed the third and final year of the PSU performance period for our 2017 awards, the second year of the PSU performance period for our 2018 awards, and the first year of the PSU performance period for our 2019 awards. For the 2017, 2018 and 2019 PSU, the performance periods are January 1, 2017 through December 31, 2019, January 1, 2018 through December 31, 2020, and January 1, 2019 through December 31, 2021, respectively.
Each PSU gives the participant the right to receive up to 1.75 shares upon settlement at the end of the three-year performance period based upon satisfaction of certain financial performance targets. The shares represented by the PSU may only be earned upon the satisfactory achievement of two financial performance metrics, each weighted 50%: cumulative Book Value Per Share (“BVPS”) growth and Operating Return on Equity.
The Compensation Committee elected to use BVPS as one of the financial metrics for the PSU because this metric correlates with long-term shareholder value. Book Value Per Share is defined as the book value of a share as determined under GAAP, adjusted for dividends paid to shareholders during the performance period.
Operating Return on Equity (“Operating ROE”), for purposes of performance share unit awards, is defined as operating income divided by average adjusted shareholders’ equity. In setting the target metric for the 2019 performance year, operating income equals net income/(loss) attributable to the Company and excluding after-tax net realized capital gains/(losses). Average adjusted shareholders’ equity equals the average of beginning-of-period and end-of-period shareholders’ equity, excluding the after-tax net unrealized appreciation/(depreciation) on investments recorded in accumulated other comprehensive income. The Compensation Committee selected ROE as one of the financial metrics for the PSU because this metric correlates closely with shareholder value over both intermediate and longer-term periods and is a widely-used financial metric in the insurance and reinsurance industry for assessing company performance. The tables below set forth the 2017, 2018 and 2019 PSU Target Awards for each NEO and performance measures:

	NAMED EXECUTIVE OFFICERS
Target Award	Dominic Addesso	John Doucette	Craig Howie	Sanjoy Mukherjee	Jonathan Zaffino
2017 PSU	6,410	1,285	930	880	855
2018 PSU	6,190	1,825	925	1,140	995
2019 PSU	8,955	1,980	1,005	1,290	1,255

2017 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	50.0%
		2017	10%	<3%	3%	10%	>=15%
		2018	11%	<4%	4%	11%	>=16%
		2019	12.2%	<5.2%	5.2%	12.2%	>=17.2%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	50.0%	2017 - 2019	Median	<26th%tile	26th%tile	Median	>=75th%tile

54 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

2018 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	50.0%
		2018	11%	<4%	4%	11%	>=16%
		2019	12.2%	<5.2%	5.2%	12.2%	>=17.2%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	50.0%	2018 - 2020	Median	<26th%tile	26th%tile	Median	>=75th%tile

2019 PSU TARGET MEASURES
				Award Multiplier
	Weight	Performance Year	Target ROE	0%	25%	100%	175%
Operating ROE	50.0%
		2019	12.2	<5.2%	5.2%	12.2%	>=17.2%
				Award Multiplier
	Weight	Performance Period	Target	0.0%	25%	100%	175%
3Yr Relative Change in BVPS to Peers	50.0%	2019 - 2021	Median	<26th %tile	26th %tile	Median	>=75th %tile

As displayed above, the portions of the 2017, 2018 and 2019 PSU grants that are subject to the ROE financial metric (50% of the total target award) are eligible to be earned annually in one-third tranches over the three-year performance period based upon target ROE figures determined by the Committee annually. In setting the 2019 ROE target, the Committee considered the Company’s 2019 operating business plan reflecting management’s view of market conditions, modeled expected results, business mix and product diversification.
For the 2019 annual performance period, the Committee set a target ROE of 12.2% with one-third of the applicable Named Executive Officers’ 2017, 2018 and 2019 PSU eligible to be earned as measured by the Company’s full year performance from January 1, 2019 through December 31, 2019. Earn-outs between the performance levels are determined by straight-line interpolation.

Proxy Statement 55

The Company's Compensation Philosophy and Objectives
The tables below set forth the amount of 2017, 2018 and 2019 PSU eligible to be earned to date by each applicable NEO based upon ROE. The earn-out reflects the percentage of the total target award that can be earned in any one performance period which, as noted above, is one third of 50% (i.e. 16.7%) of the NEO’s total PSU target award. The amount of shares actually earned is calculated by applying the target award multiplier based upon the Company’s full year performance:
2017 PSU Grant
OPERATING ROE					Dominic Addesso	John Doucette	Craig Howie	Sanjoy Mukherjee	Jonathan Zaffino
					Target Award	Target Award	Target Award	Target Award	Target Award
					6,410	1,285	930	880	855
	Target	Actual[5]	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2017 Period	10%	4.6%	16.7%	42.1%	452	91	66	62	61
2018 Period	11%	2.3%	16.7%	0%	0	0	0	0	0
2019 Period	12.2%	10.3%	16.7%	79.6%	851	171	124	117	114

2018 PSU Grant
OPERATING ROE					Dominic Addesso	John Doucette	Craig Howie	Sanjoy Mukherjee	Jonathan Zaffino
					Target Award	Target Award	Target Award	Target Award	Target Award
					6,190	1,825	925	1,140	995
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2018 Period	11%	2.3%	16.7%	0%	0	0	0	0	0
2019 Period	12.2%	10.3%	16.7%	79.6%	823	243	123	152	133

2019 PSU Grant
OPERATING ROE					Dominic Addesso	John Doucette	Craig Howie	Sanjoy Mukherjee	Jonathan Zaffino
					Target Award	Target Award	Target Award	Target Award	Target Award
					8,955	1,980	1,005	1,290	1,255
	Target	Actual	Earn Out %	Target Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2019 Period	12.2%	10.3%	16.7%	79.6%	1,190	264	134	172	167

All earned shares resulting from achievement of the metrics are delivered to the participant upon the Committee’s confirmation of the final earned amounts at the end of each of the 2017, 2018 and 2019 PSU respective three-year performance periods.

5 Starting in first quarter 2018, the Company adjusted operating income calculations to exclude foreign gains and losses. Had this foreign exchange adjustment also been reflected for purposes of PSU calculations in 2017 in this table, then the actual ROE would have been increased from 4.6% to 5.1% in 2017.

56 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
The PSU subject to the BVPS growth metric and eligible to be earned based upon the relative BVPS growth are benchmarked against a selected peer group, as measured cumulatively from January 1, 2017 through December 31, 2019 for the 2017 PSU, January 1, 2018 through December 31, 2020 for the 2018 PSU, and January 1, 2019 through December 31, 2021 for the 2019 PSU. For the 2018 PSU awards, the Committee determined that the following companies shall serve as the peer group for purposes of determining the BVPS growth achievement:
Alleghany Corporation	American Financial Group, Inc.	Arch Capital Group, Ltd.
AXIS Capital Holdings, Limited	Cincinnati Financial Corp.	Chubb Limited
CNA Financial Corp.	Markel Corp.	National General Holdings Corp.
Old Republic International Corp.	The Hanover Insurance Group, Inc.	The Hartford Financial Services Group, Inc.
Renaissance Re	W. R. Berkley Corp.

Companies that are no longer listed on a public exchange (e.g. due to acquisition or merger) during the measurement periods are omitted from the cumulative relative BVPS growth benchmarking from inception of the measurement periods.
Earn-outs between target levels for PSU subject to the BVPS growth metric are also determined by straight-line interpolation, and will be certified by the Committee for eligibility at the end of the 2017, 2018 and 2019 PSU three-year performance periods (on or before March 15, 2021, and March 15, 2022, respectively, with respect to the 2018 and 2019 PSU).
For the 2017 PSU, the BVPS growth metrics determined by the Committee in February 2020 are as follows:
2017 PSU (BVPS)			Dominic Addesso	John Doucette	Craig Howie	Sanjoy Mukherjee	Jonathan Zaffino
			Target Award	Target Award	Target Award	Target Award	Target Award
			6,410	1,285	930	880	855
	Weight	Award Multiplier	Earned PSU	Earned PSU	Earned PSU	Earned PSU	Earned PSU
2017-2019 Period	50.0%	78.1%	2,504	502	364	344	334

As a result, the total 2017 PSU earned, taking into account satisfactory achievement of the two financial performance metrics, each weighted 50%, is as follows:
	Dominic Addesso	John Doucette	Craig Howie	Sanjoy Mukherjee	Jonathan Zaffino
2017 PSU Target Award	6,410	1,285	930	880	855
Total 2017 Operating ROE PSU Earned	1,303	262	190	179	175
Total 2017 BVPS PSU Earned	2,504	502	364	344	334
Total PSU Earned	3,807	764	554	523	509

PSU shares not earned because of failure to achieve the set metrics are forfeited. All earned shares resulting from achievement of the metrics are delivered to the participant upon confirmation by the Committee of the final earned amounts at the end of the PSU three-year performance period.
Proxy Statement 57

The Company's Compensation Philosophy and Objectives
Named Executive Officer Compensation
The final amounts and factors considered by the Compensation Committee in making its decisions with regard to the 2019 performance year for each Named Executive Officer are described more fully below. Although the Compensation Committee establishes certain Company performance metrics, targets and ceilings on cash bonuses for each Named Executive Officer, the Compensation Committee feels that an effective compensation program must be linked to the Company’s performance and value generated for shareholders over the long term. In this regard, performance-measuring metrics are limited to those measurements that are deemed especially important to creating shareholder value, while retaining the flexibility to also make awards based on subjective criteria.
The Compensation Committee’s philosophy is to encourage management to act in the best interests of the Company and our shareholders even when such actions may temporarily reduce short-term profitability, for example:
•	investments in our business in the form of human capital and intellectual resources;
•	reserving methodologies and reserve positions;
•	diversification of risk within our insurance and reinsurance portfolios;
•	capital management strategies;
•	long-term strategic growth initiatives; and
•	creativity in the development of new products.
Furthermore, the Committee recognizes that the (re)insurance industry is cyclical and often volatile and susceptible to uncontrollable exogenous factors beyond human control. Consequently, although the Compensation Committee places greater weight on financial performance factors and targets when evaluating an individual executive’s performance, it also identifies certain non-financial goals tailored to an individual’s role and responsibilities when assessing the overall performance of Named Executive Officers.
Company Financial Performance Assessment
The Compensation Committee assesses the financial performance of the Company in the context of the business environment in which it operates, the performance of competitors with reasonably comparable operations and against management’s operating business plan for the period under review. The Compensation Committee also considers management’s decisions and strategies deployed in positioning the Company for future growth and profitability. Our compensation program is designed to reward executive officers for developing and achieving a business strategy that emphasizes creation of longer-term shareholder value.
The Compensation Committee attaches significant importance to our executives’ ability to generate shareholder value over time by achieving an attractive increase in dividend-adjusted book value per common share and in the achievement of returns that provide an attractive compound growth rate in shareholder return. Through fiscal year 2019, the Company has generated compound annual growth rate of 12% per year since going public in 1995, and achieved total return over the S&P 500 of 1,042 points.

Book Value Per Share
Accumulated Dividends
Compound Annual Growth of 12% per Year
19.39
21.66
26.21
30.10
29.32
35.39
38.46
48.14
58.79
68.44
66.83
81.92
95.74
88.00
112.02
126.52
125.98
145.87
163.67
187.05
202.51
226.45
238.30
232.72
268.95
'95
'96
'97
'98
'99
'00
'01
'02
'03
'04
'05
'06
'07
'08
'09
'10
'11
'12
'13
'14
'15
'16
'17
'18
'19

58 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives

This attractive long-term performance has been achieved during a period of significant natural catastrophe activity, a protracted period of very low interest rates as well as repeated periods of soft market conditions. Our compensation practices over that time period correlate to that performance.
Individual Performance Assessment Factors
In evaluating individual performance, the Compensation Committee subjectively considers the following qualitative individual factors:
•	executive officer’s performance against individual goals;
•	individual effort in achieving company goals;
•	effectiveness in fostering and working within a team-oriented approach;
•	creativity, demonstrated leadership traits and future potential;
•	level of experience;
•	areas of responsibility; and
•	total compensation relative to the executive’s internal peers.
No single individual performance factor is given materially more weight than another, although all are considered in the context of an executive’s overall performance. Rather, these factors are representative of the qualities that we believe make an effective executive.
Summary of Direct Compensation Awarded in 2019
The cash and equity compensation components for each Named Executive Officer relating to fiscal year 2019 performance are highlighted in the table below. This table is provided to better assist shareholders in understanding the Compensation Committee’s specific decisions on individual performance based compensation relating to the 2019 fiscal year, exclusive of any benefits or pension or retirement related deferred compensation that is not performance related. This table differs from the SEC disclosure rules reflected in the “Summary Compensation Table” primarily by disclosing equity awards granted at the Board’s February 2020 meeting.
Name	Title/Business Unit	Annual Base Salary	Incentive Cash Bonus	Time-Vested Equity Award	Performance- Based Equity Award	Total Direct Compensation
Dominic J. Addesso	President and CEO	$1,250,000	$2,000,000	$0	$0	$3,250,000
John P. Doucette	Executive Vice President and President and CEO of the Reinsurance Division	875,000	920,000	787,500	525,000	3,107,500
Craig Howie	Executive Vice President and Chief Financial Officer	560,000	500,000	457,200	228,240	1,745,440
Sanjoy Mukherjee	Executive Vice President and General Counsel, Secretary and Managing Director and CEO of Bermuda Re	600,000	625,000	477,400	318,200	2,020,600
Jonathan Zaffino	Executive Vice President and President and CEO of the Everest Insurance® Division	800,000	1,082,000	800,000	400,000	3,082,000

Proxy Statement 59

The Company's Compensation Philosophy and Objectives
Incentive Cash Bonus
All NEOs were selected by the Compensation Committee at its February 2019 meeting to participate in the Executive Incentive Plan for fiscal year 2019. Under the Executive Incentive Plan, total bonus determination for a participant is arrived at by application of two independent components based upon a 70% and 30% weighting, respectively: (1) Company financial performance criteria, and (2) individual performance criteria. For 2019, the Compensation Committee adopted the 2019 operating plan ROE as the target financial performance metric. We believe that ROE, even as a single measurement metric, provides a holistic measurement of operating performance because ROE encompasses the results of key individual performance indicators including growth strategy, revenue, loss ratio, expense management, and combined ratio.
In setting the ROE financial performance criteria for the non-equity incentive compensation, the Compensation Committee determined that the targets were fair yet demanding in consideration of:
•	the 2019 operating plan,
•	the average operating return on equity achieved over several market cycles,
•	the average operating return on equity among the Company peer group, and
•	the fact that the Company operates in an increasingly competitive and challenging market cycle, highlighted by non-traditional capital providers and a historically low interest rate environment.
In measuring the NEOs’ performance against the target operating plan ROE, the Compensation Committee calculates an Adjusted ROE. For purposes of this calculation, the Committee employs a formulaic approach to more accurately reflect a normalized catastrophe risk management measure over time and evaluate the management’s risk mitigation strategies. The formula adjusts actual operating ROE by limiting catastrophe activity to 50% of anticipated catastrophe losses in the annual operating plan and 50% of actual catastrophe losses for the current fiscal year. Our annual operating plan assumes a “normalized” level of natural catastrophe losses as derived from a 10,000 year simulation of potential modeled events. Such a “normalized” catastrophe loss level translates to a net after-tax operating ROE that can range widely from low single digit to mid-teens return for a given year based on such competitive market factors as interest rate changes, business mix, market capacity and the impact of alternative capital. Utilizing an adjusted catastrophe loss load in any one year will reflect, over the long term, the performance of the portfolio relative to expected and does not overly benefit compensation during benign years of catastrophe activity nor unduly penalize during extreme years. This method contemplates the fact that due to the nature of catastrophe events any one year has inherent volatility and that the catastrophe load used in setting targets is an average annualized amount expected over the long term. Consequently, over time the long term performance of the portfolio relative to expected will be reflected in the calculation of incentive compensation.
60 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Mr. Addesso’s Annual Cash Incentive Goals and Compensation
Mr. Addesso served as the Company’s President and CEO in 2019, with a base salary of $1.25 million. For the 2019 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria for purposes of establishing the bonus award amount for Mr. Addesso under the Executive Incentive Plan.
Financial Performance Goal
Performance Level	Financial Performance Measure (ROE)	Potential Maximum Bonus
Maximum	>=17.2%	$3.5 million
Target	12.2%	125% of Base Salary
Threshold	5.2%	50% of Base Salary
Below Threshold	<5.2%	Zero

As described above under the section entitled “Executive Performance Annual Incentive Plan”, the Compensation Committee considers 70% of Mr. Addesso’s potential maximum bonus to be independently determined based on the above tiered Company ROE results above and below a set target. After comparing the Company’s 2019 fiscal year results to the performance measures established for Mr. Addesso, the Compensation Committee concluded that based on the Adjusted ROE of 10.7%, Mr. Addesso’s maximum potential cash bonus as compared to target, was $953,125.
Performance Measure	2019 Plan ROE (Target)	2019 Adjusted ROE	Percentage of Base Salary Maximum Bonus	Resulting Maximum Bonus Potential
Operating ROE	12.2%	10.7%	70%	$953,125

The Compensation Committee separately considered the 30% portion of the maximum bonus eligible to be earned based upon successful achievement of individual non-financial goals.
Non-Financial Performance Measure	Maximum Bonus Potential
30% of 350% Base Salary Bonus Maximum	$1,312,500

Mr. Addesso’s total resulting maximum potential cash bonus in consideration of both the financial and non-financial performance measures was as follows.
Performance Measure	2019 Plan ROE (Target)	2019 Adjusted ROE	Resulting Maximum Bonus Potential
Operating ROE	12.2%	10.7%	$953,125
Non-Financial			$1,312,500
Total Potential Cash Bonus			$2,265,625

In determining the final bonus and equity award, the Compensation Committee took note of the Company’s strong risk management strategy under Mr. Addesso’s guidance in conjunction with his execution of responsibilities as CEO. The Committee gives particular consideration to Mr. Addesso’s strategic initiatives to enhance diversity throughout the Company and its worldwide affiliates.
Proxy Statement 61

The Company's Compensation Philosophy and Objectives
In awarding Mr. Addesso a cash bonus of $2,000,000, the Compensation Committee recognized Mr. Addesso’s leadership and guidance in managing the Company’s potential maximum loss exposure and protecting our capital base by employing intelligent capital protection measures against unplanned and outsized natural perils and deploying a strategic vision emphasizing diversification of our business portfolio. The Committee further noted Mr. Addesso’s leadership in maintaining an industry leading expense ratio while significantly investing in and expanding the Company’s insurance operations. Such strategies contributed to the Company’s positive financial results in a year of historic natural catastrophe losses incurred by the industry.
Accomplishments
Demonstrated leadership as CEO including active oversight of the Company’s day-to-day operations across all business segments
Oversaw transition period of new CEO
Oversaw continued expansion of the Company’s insurance operations executive team and diversification of business lines and growth
Successfully managed the Company’s natural peril catastrophe exposure within the Board’s Risk Appetite Statement
Oversaw overall strategy to diversify risk portfolio and incorporate new products
Oversaw development and implementation of succession plan process at senior executive level for the Company and the Company’s affiliates
Achieved annual budget objectives and oversaw coordination of all business units in putting together the 2019 operating plan
Continued to build relationships with the Company’s long-term shareholders
Maintained professional relationships with Company’s regulators and rating agencies
Oversaw continued modernization of Company’s information technology systems and improvements in underwriting analytics and business processes
Oversaw investment portfolio and provided guidance on executing on an investment strategy that returned above benchmark yield

62 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Other Named Executive Officers’ Annual Cash Incentive Goals and Compensation
For the 2019 fiscal year, the Compensation Committee established the following separate financial and individual performance-based criteria under the Executive Incentive Plan for purposes of establishing the incentive cash bonus award amount for all NEOs other than Mr. Addesso.
Performance Level	Financial Performance Measure(ROE)	Potential Maximum Bonus for each NEO
		JOHN DOUCETTE		CRAIG HOWIE		SANJOY MUKHERJEE		JONATHAN ZAFFINO
Maximum	>=17.2%	200% Base Salary	$1,750,000	200% Base Salary	$1,120,000	200% Base Salary	$1,200,000	200% Base Salary	$1,600,000
Target	12.2%	130% Base Salary	$1,137,500	100% Base Salary	$560,000	120% Base Salary	$720,000	130% Base Salary	$1,040,000
Threshold	5.2%	25% Base Salary	$218,750	25% Base Salary	$140,000	25% Base Salary	$150,000	25% Base Salary	$200,000
Below Threshold	<5.2%	Zero	$0	Zero	$0	Zero	$0	Zero	$0
The Compensation Committee considers 70% of each NEO’s potential maximum bonus to be independently determined based on the above tiered Company ROE results. After comparing the Company’s 2019 fiscal year results to the performance measures established, the Compensation Committee concluded that based on the Adjusted ROE of 10.7%, each NEO’s maximum potential cash bonus in consideration of the financial performance goal was as shown in the table below:
			JOHN DOUCETTE	CRAIG HOWIE	SANJOY MUKHERJEE	JONATHAN ZAFFINO
Financial Performance Measure (ROE)	2019 Plan ROE (Target)	2019 Adjusted ROE	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
70.0%	12.2%	10.7%	$658,438	$329,000	$418,500	$602,000

The Compensation Committee separately considered the 30% portion of the maximum bonus eligible to be earned based upon successful achievement of individual non-financial goals:
Non-Financial Performance Measure	JOHN DOUCETTE	CRAIG HOWIE	SANJOY MUKHERJEE	JONATHAN ZAFFINO
30% of 200% Base Salary Bonus Maximum	$525,000	$336,000	$360,000	$480,000

The NEOs total resulting maximum cash bonus in consideration of both the financial and non-financial performance measures was as follows:
			JOHN DOUCETTE	CRAIG HOWIE	SANJOY MUKHERJEE	JONATHAN ZAFFINO
Performance Measure	2019 Plan ROE (Target)	2019 Adjusted ROE	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential	Resulting Maximum Bonus Potential
Operating ROE	12.2%	10.7%	$658,438	$329,000	$418,500	$602,000
Non-Financial			$525,000	$336,000	$360,000	$480,000
Total Maximum Bonus			$1,183,438	$665,000	$778,500	$1,082,000

Proxy Statement 63

The Company's Compensation Philosophy and Objectives
Mr. Doucette’s Compensation
Mr. Doucette served as the Company’s President & CEO of Reinsurance Division in 2019, with a base salary of $875,000. In awarding Mr. Doucette a cash bonus of $920,000, the Compensation Committee recognized Mr. Doucette’s leadership in promulgating risk management across the reinsurance portfolio by executing on a strategy maintaining a diversified business portfolio, spread by line and geography, and effectively managing risk through the utilization of third party capital. The Committee further noted Mr. Doucette’s successful execution of a hedging strategy designed to protect the Company’s capital against the catastrophe losses incurred by the industry. The Compensation Committee also considered Mr. Doucette’s success in achieving his individual non-financial goals in awarding restricted share awards valued at $787,500, and 2020 PSU award target valued at $525,000:
Accomplishments
Demonstrated leadership in leading the Company’s worldwide reinsurance underwriting and claim teams and philosophies resulting in respectable reinsurance underwriting results for 2019 in the face of unprecedented catastrophe losses

Demonstrated leadership in identifying, developing and marketing new product opportunities and distribution strategies resulting in increased underwriting margin
Continued strategic utilization of Mt. Logan Re to address competitive pressures of alternative reinsurance capital markets in traditional reinsurance space
Managed aggressive renewal strategy post-2018 catastrophe losses
Proactive leadership in technology advances resulting in analytic and business process improvements in the reinsurance division

64 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Mr. Howie’s Compensation
Mr. Howie served as the Company’s CFO in 2019 with a base salary of $560,000. In awarding Mr. Howie a cash bonus of $500,000, the Compensation Committee recognized Mr. Howie’s leadership in managing the financial functions of the Company including financial reporting, accounting, budgeting & tax planning and expense management. The Compensation Committee also considered Mr. Howie’s success in achieving his individual non-financial goals in awarding restricted share awards valued at $457,200, 2020 PSU award target valued at $228,240, as well as increasing his base salary for 2020 to $571,200:
Accomplishments
Demonstrated leadership in overseeing and managing the Company’s Accounting and Financial reporting, Comptroller’s, Tax, Actuarial and Treasury departments
Participate in analysis of M&A and new business opportunities
Demonstrated leadership on the reserving committee and his open and frank discussions with the Board regarding the Company’s reserving practice
Provide leadership in investor relations
Managed the Company’s operating capital and advised the CEO and Board on share buyback opportunities
Active in Mt. Logan board leading to successful oversight and implementation of Mt. Logan operation improvements
Improved actuarial reserving processes
Successful interfacing with the Company’s ratings agencies and independent auditors

Proxy Statement 65

The Company's Compensation Philosophy and Objectives
Mr. Mukherjee’s Compensation
Mr. Mukherjee served as the Company’s General Counsel, Chief Compliance Officer and Corporate Secretary as well as CEO and Managing Director of Bermuda Re in 2019, with a base salary of $600,000. In awarding Mr. Mukherjee a cash bonus of $625,000, the Compensation Committee recognized Mr. Mukherjee’s leadership in implementing a strategy of product diversification by line of business and geography and utilization of third party capital as a hedge against outsized natural peril catastrophe events. The Compensation Committee also considered Mr. Mukherjee’s success in achieving his individual non-financial goals encompassing his multi-faceted role as the Company’s General Counsel and CEO of Bermuda Re in awarding restricted share awards valued at $477,400, 2020 PSU award target valued at $318,200, as well as increasing his base salary for 2020 to $612,000:
Accomplishments
Demonstrated leadership in serving two full time executive roles within the Company: CEO of Bermuda Re and the Company’s General Counsel, Chief Compliance Officer and Secretary
Demonstrated leadership as General Counsel of the Group overseeing and managing the Company’s Law Department and providing competent legal advice to the CEO, CFO and Board of Directors
Active in Mt. Logan board (as Chairman) leading to operational and strategic improvements
Participation in strategic direction of insurance operation expansion, including 2019 launch of new Bermuda primary insurance operation, and successful identification and satisfaction of legal and regulatory compliance requirements

Participation in development of strategic direction and overseeing successful execution of regulatory, contractual and legal requirements for the Company’s Lloyd’s syndicate
Conducting considerable research, analysis and outreach with shareholders and proxy advisors resulting in Board governance recommendations and improvements, and oversee Everest’s ESG initiatives including Everest’s inaugural Corporate Responsibility Report

Significant participation in creation of new legal entities within the Company consistent with expansion objectives and aggressive timelines
Overseeing the Company’s worldwide disputes and litigations
Providing competent advice and counsel on alternative expansion strategies and identify most cost-efficient corporate governance solutions to meet rapid product and business expansion goals
Overseeing legal aspects of enterprise risk management
Demonstrated leadership as CEO of Bermuda Re including active oversight of Bermuda Re’s property and casualty risk portfolio and day-to-day operations
Provided underwriting leadership in restructuring the Bermuda Re property & casualty portfolio post-2018 catastrophe losses
Recruitment of underwriting, actuarial and financial support teams with diverse skillsets, and expanded succession planning and leadership depth within Bermuda Re

66 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
Mr. Zaffino’s Compensation
Mr. Zaffino served as the President & CEO of the Insurance Division in 2019, with a base salary of $800,000. In awarding Mr. Zaffino a cash bonus of $1,082,000, the Compensation Committee recognized Mr. Zaffino’s leadership in strategically protecting the Company’s capital against the historic catastrophe losses incurred by the industry while helping to steer the Insurance Division to its first underwriting profit since 2006. The Compensation Committee also considered Mr. Zaffino’s success in achieving his individual non-financial goals in awarding restricted share awards valued at $800,000, and 2020 PSU award target valued at $400,000:
Accomplishments
Demonstrated leadership in overseeing and managing the expansion of the Company’s North America insurance operations
Development of insurance underwriting guidelines for new products
Oversaw significant enhancements to insurance operation platform
Effective leadership in identifying, developing and marketing new product opportunities and distribution strategies
Participates in evaluation of M&A opportunities
Improved the financial performance of the insurance operations
Implemented new product offerings and diversified the product mix
Recruitment of strong additions to the North America insurance leadership team
Developing strategic alliances with key clients and insurtech partners to enhance operational, distribution and system efficiencies across product lines
Proxy Statement 67

The Company's Compensation Philosophy and Objectives
Other Forms of Compensation
Apart from the salary, bonus and long-term compensation components discussed above, all employees including executive officers receive other forms of compensation from the Company. That compensation includes Company-paid term life insurance, partially subsidized medical and dental plan, Company-paid disability insurance, and participation in a Company-sponsored 401(k) employee savings plan. Certain executives also participate in a Supplemental Savings Plan.
Clawback Policy
The Company has a clawback policy covering current and former employees, including Named Executive Officers. The policy provides for forfeiture and repayment of any incentive-based compensation (including vested and unvested equity awards) granted or paid to an individual during the period in which he or she engaged in material willful misconduct, including but not limited to fraudulent misconduct. The policy also requires the repayment and termination of payments and benefits provided to such individual pursuant to any severance or similar agreement.
Perquisites and Other Benefits
When deemed appropriate, the Company provides Named Executive Officers with perquisites and other personal benefits that are reasonable and consistent with the overall compensation plan and the philosophy of attracting and retaining key employees. The Compensation Committee periodically reviews these awards of perquisites and other benefits.
The only perquisites approved by the Company for 2019 were Mr. Mukherjee’s housing allowance of $140,000 while residing in Bermuda and use of a Company car while in Bermuda at a cost of $2,923 in insurance and license fees.
Tax and Accounting Implications
Section 162(m) of the Code limits the deductibility of annual compensation in excess of $1 million paid to “covered employees” of the Company, unless the compensation satisfied an exception, such as the exception for performance-based compensation. Performance-based compensation generally includes only payments that are contingent on achievement of performance objectives, and excludes fixed or guaranteed payments. On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was enacted, which, among other things, repealed the performance-based compensation exception and expanded the definition of covered employee. The changes to Section 162(m) are effective for taxable years beginning after December 31, 2017. The Act includes a transition rule so that these changes do not apply to compensation paid pursuant to a “binding written contract” that was in effect on November 2, 2017 and that was not materially modified on or after such date.
Because of the performance-based compensation exception repeal, amounts paid pursuant to a contract effective after November 2, 2017 will not be deductible as performance-based compensation, and the Compensation Committee will not need to consider the requirements of the performance-based compensation exception when considering the design of any such future contracts as part of our compensation program. For amounts paid under contracts in effect on November 2, 2017 that were intended to constitute performance-based compensation, the Compensation Committee will continue to consider the performance-based compensation exception when making determinations of performance under those contracts.
The Act also expands the definition of covered employee. For 2017, our covered employees included the CEO and other named executive officers (but not the chief financial officer) who were executive officers as of the last day of our fiscal year. For 2018 and after, our covered employees will generally include anyone who (i) was the CEO or chief financial officer at any time during the year, (ii) was one of the other named executive officers who was an executive officer as of the last day of the fiscal year, and (iii) was a covered employee for any previous year after 2016.
68 Everest Re Group, Ltd.

The Company's Compensation Philosophy and Objectives
As with prior years, although the Compensation Committee will consider deductibility under Section 162(m) with respect to the compensation arrangements for executive officers, deductibility will not be the sole factor used in determining appropriate levels or methods of compensation. The Compensation Committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our shareholders.
It is the Compensation Committee’s objective to have its U.S. tax-paying executives not be subject to penalties under Code Section 409A (“§409A”). Accordingly, all applicable compensation and benefit programs have been amended and are administered in accordance with §409A.
The foregoing provides a general overview of the Company’s philosophy on executive compensation. The tables contained in the subsequent sections attribute specific dollar values to the various aspects of executive compensation previously discussed.
Proxy Statement 69

Compensation of Executive Officers
COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth compensation paid or accrued to the Company’s Named Executive Officers who served during fiscal year 2019 (collectively, the “Named Executive Officers or NEOs”). The principal position listed under the name of each officer is as of December 31, 2019.
2019 SUMMARY COMPENSATION TABLE
							Change in Pension
							Value and
				Stock Awards			Nonqualified
Name and				Restricted	Performance	Non-Equity	Deferred
Principal				Stock	Share Unit	Incentive Plan	Compensation	All Other
Position	Year	Salary	Bonus	Awards(1)	Awards(2)	Compensation	Earnings(3)	Compensation(4)		Total
Dominic J. Addesso
CEO and President
	2019	$1,250,000	$—	$2,000,995	$2,000,995	$2,000,000	$(21,657)	$398,275	$	7,628,608
	2018	1,182,692	—	2,500,253	1,500,394	1,300,000	151,075	432,321		7,066,735
	2017	1,000,000	—	2,500,611	1,500,132	1,800,000	1,811,771	216,708		8,829,222

John P. Doucette
Executive Vice President and President and CEO of Reinsurance Division
	2019	$853,461	$—	$1,938,900	$442,431	$920,000	$478,661	$150,659	$	4,784,112
	2018	823,077	—	664,149	442,362	400,000	(78,346)	169,933		2,421,175
	2017	733,846	—	600,287	300,729	850,000	732,728	72,552		3,290,142

Craig Howie(5)
Executive Vice President and Chief Financial Officer
	2019	$556,000	$—	$448,017	$224,567	$500,000	$—	$117,025	$	1,845,609
	2018	555,154	—	448,422	224,211	250,000	—	128,738		1,606,525
	2017	538,769	—	434,126	217,648	550,000	—	144,076		1,884,619

Sanjoy Mukherjee(4)
Executive Vice President, General Counsel and Secretary
	2019	$593,268	$—	$1,232,404	$288,251	$625,000	$376,429	$248,415	$	3,363,767
	2018	558,038	—	414,487	276,325	400,000	(67,805)	252,153		1,833,198
	2017	508,769	—	410,723	205,946	550,000	891,980	199,209		2,766,627

Jonathan Zaffino(5)
Executive Vice President and President and CEO of Everest Insurance®
	2019	$686,923	$—	$1,611,147	$280,430	$1,082,000	$—	$141,436	$	3,801,936
	2018	573,077	—	481,144	241,178	550,000	—	110,003		1,955,402
	2017	490,577	—	630,711	200,096	400,000	—	92,811		1,814,195

(1)
The amounts are the aggregate grant date fair value for restricted awards granted during 2019 computed in accordance with FASB ASC Topic 718. Restricted shares vest at the rate of 20% per year over five years.

(2)
The amounts are the aggregate grant date fair value for performance share unit awards granted during 2019 computed in accordance with FASB ASC Topic 718, at the target achievement percentage (100%). The performance achievement factor can range between 0% and 175% of the target grant. If the participants achieved the maximum performance achievement factor, the value of the performance share unit grants would be follows: Mr. Addesso $3,501,741; Mr. Doucette $774,254; Mr. Howie $392,993; Mr. Mukherjee $504,438 and Mr. Zaffino $490,752.

(3)
Represents the aggregate change in the present value of the officers’ accumulated benefit under the qualified and supplemental pension plans from December 31, 2018 to December 31, 2019. Earnings on the Supplemental Savings Plan are not included as they are invested in the same investment offerings as the qualified savings plan and are not preferential.

70 Everest Re Group, Ltd.

Compensation of Executive Officers
For the Named Executive Officers, the 2019 amount in the All Other Compensation column includes:
	Addesso	Doucette	Howie	Mukherjee	Zaffino
Life insurance premiums	$1,080	$1,080	$1,080	$1,080	$1,080
Employer Matching Contributions (Qualified and Non-qualified)	37,247	25,177	16,800	17,400	18,993
Dividends on Restricted Shares	178,348	56,259	34,345	37,082	47,147
Employer Discretionary Contribution(5)	181,600	68,142	64,800	49,929	74,216

(4)
The amount reported for 2019 for Mr. Mukherjee, who is a citizen of the United States, includes $140,000 as a Bermuda residence housing allowance. The Company owns a car which is provided for Mr. Mukherjee’s use in Bermuda at a cost of $2,923.51 in insurance and license fees.

(5)
Mr. Howie and Mr. Zaffino are not participating in the Retirement Plan or Supplemental Retirement Plan, and instead receive an additional qualified plan contribution pursuant to the revision of the Company’s Savings Plan that is applicable to those employees hired after April 1, 2010.

Grants of Plan-Based Awards
The following table sets forth certain information concerning equity and cash awards granted under the Company’s 2010 Stock Incentive Plan and the Executive Performance Annual Incentive Plan during 2019 to the Named Executive Officers.
2019 GRANTS OF PLAN-BASED AWARDS
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards				Grant Date Fair Value of Stock Awards
Name	Grant Date	Threshold	Target	Maximum	Threshold	Target(4)	Maximum(5)	All Other Stock Awards: Number of Shares of Stock or Units(2)	Restricted Stock Awards(3)	PSU Awards(6)
Dominic J. Addesso	2/27/2019	—	$1,562,500	$3,500,000	—	8,955	15,671	8,955	$2,000,995	$2,000,995
John P. Doucette	2/27/2019	—	1,137,500	1,750,000	—	1,980	3,465	2,970	663,647	442,431
John P. Doucette	11/19/2019	—			—	—	—	4,790	1,275,254	—
Craig Howie	2/27/2019	—	560,000	1,120,000	—	1,005	1,759	2,005	448,017	224,567
Sanjoy Mukherjee	2/27/2019	—	720,000	1,200,000	—	1,290	2,258	1,935	432,376	288,251
Sanjoy Mukherjee	11/19/2019	—			—	—	—	3,005	800,029	—
Jonathan Zaffino	2/27/2019	—	1,040,000	1,600,000	—	1,255	2,196	2,510	560,860	280,430
Jonathan Zaffino	11/19/2019	—			—	—	—	3,945	1,050,287	—
(1)
Potential awards to be made pursuant to the Executive Performance Annual Incentive Plan. The actual award is shown in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Plan table.

(2)
This column shows the number of restricted shares granted in 2019 to the Named Executive Officers pursuant to the 2010 Stock Incentive Plan. Restricted shares vest at the rate of 20% per year over five years. During the restricted period, quarterly dividends are paid to the Named Executive Officer.

(3)	The grant date fair value of each equity award calculated in accordance with FASB ASC Topic 718.
(4)
This column shows the number of performance share units outstanding at December 31, 2019 for each Named Executive Officers  pursuant to the 2010 Stock Incentive Plan, assuming achievement at the target level (100%). Performance share units vest 100% after  three years.

(5)
This column shows the number of performance share units outstanding at December 31, 2019 for each Named Executive Officers  pursuant to the 2010 Stock Incentive Plan, assuming achievement at the maximum level (175%). Performance share units vest 100%  after three years.

(6)	The grant date fair value of each equity award calculated in accordance with FASB ASC 718.

Proxy Statement 71

Compensation of Executive Officers
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019
	Stock Awards(1)
	Restricted Stock Awards		PSU Awards
Name	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Dominic J. Addesso	31,017	$8,586,746	11,590	$3,208,576
John P. Doucette	13,283	3,677,266	2,867	793,700
Craig Howie	5,973	1,653,565	1,455	402,802
Sanjoy Mukherjee	8,644	2,393,005	1,835	508,001
Jonathan Zaffino	10,935	3,027,245	1,710	473,396

(1)	Restricted shares vest at the rate of 20% annually over a five year period. Grant dates for the restricted shares are in the table that follows.
(2)
Determined by multiplying the NYSE December 31, 2019 closing price of $276.84 by the number of outstanding restricted share awards or by the number of both unvalued and unvested performance share unit awards.

Grant Date	2/25/2015	2/24/2016	2/22/2017	9/6/2017	2/21/2018	2/27/2019	11/19/2019
Dominic J. Addesso
Restricted Share Awards	2,237	5,162	6,411	—-	8,252	8,955	—-
PSU Awards		—	6,410	—-	6,190	8,955	—-
John P. Doucette
Restricted Share Awards	604	1,188	1,539	—	2,192	2,970	4,790
PSU Awards		—	1,285	—	1,825	1,980	—-
Craig Howie
Restricted Share Awards	461	914	1,113	—	1,480	2,005	—-
PSU Awards		—	930	—	925	1,005	—-
Sanjoy Mukherjee
Restricted Share Awards	421	862	1,053	—	1,368	1,935	3,005
PSU Awards		—	880	—	1,140	1,290	—-
Jonathan Zaffino
Restricted Share Awards	448	818	1,026	600	1,588	2,510	3,945
PSU Awards		—	855	—	995	1,255	—-

72 Everest Re Group, Ltd.

Compensation of Executive Officers
Share Option Exercises and Shares Vested
The following table sets forth certain information concerning the number and value of vested shares at the end of 2019 held by the Named Executive Officers. The Named Executive Officers do not hold any outstanding stock options.
SHARES VESTED
	Share Awards		Share Awards
Name	Number of Shares Acquired on Settlement	Value Realized Settlement (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
Dominic J. Addesso	6,330	$1,414,439	11,739	$2,624,670
John P. Doucette	1,458	325,790	3,212	718,155
Craig Howie	1,120	250,264	2,340	523,241
Sanjoy Mukherjee	1,061	237,080	2,158	482,543
Jonathan Zaffino	953	212,948	1,795	406,385

(1)	The aggregate dollar value realized upon the exercise of options determined by computing the difference between the market price and the option exercise price on the day of exercise.
(2)	Amount reflects the aggregate market share value on the day that the restricted shares vest.
Retirement Plan
All the Named Executive Officers of the Company, with the exception of Mr. Howie and Mr. Zaffino, participate in the Everest Reinsurance Company Retirement Plan (the “Retirement Plan”) and in the Supplemental Retirement Plan (the “Supplemental Plan”), both of which are defined benefit pension plans. The Retirement Plan and Supplemental Plan were both closed to new employees as of April 1, 2010. Additionally, effective January 1, 2018, accrued benefits under the Supplemental Retirement Plan were frozen for the participating NEOs in that plan as of December 31, 2017.
A participant’s “final average earnings” under the Retirement Plan will be his or her average annual “earnings” under the plan during the 72 consecutive months of continuous service in which the participant received the greatest amount of earnings out of the final 120 months of continuous service. For this purpose, “earnings” generally include the participant’s base salary, cash bonus payments under the Executive Incentive Plan and, for participants who held positions equivalent to or senior to that of department vice president when that position existed, cash payments under the Company’s Annual Incentive Plan. “Earnings” does not include any other compensation set forth in the Summary Compensation Table.
Final average earnings will be determined under the Supplemental Plan in the same manner as under the Retirement Plan, except that a participant’s earnings are not subject to the limitations under the Internal Revenue Code. “Continuous service” under the Retirement Plan and Supplemental Plan will be the number of years and months worked for Everest Re and certain affiliates, including during the period of affiliation with Prudential.
The table below shows the present value of accumulated benefits payable to each of the Named Executive Officers determined using interest rate and mortality rate assumptions consistent with those in the Company’s financial statements and the number of years of service credited to each. A participant becomes vested in the Supplemental Plan upon reaching five years of service, retirement at age 65 or upon a Change of Control. If a participant leaves the Company prior to becoming vested in the Supplemental Plan, he receives no benefits.
Proxy Statement 73

Compensation of Executive Officers
2019 PENSION BENEFITS TABLE
		Number of	Present Value	Payments
		Years Credited	of Accumulated	During
Name	Plan Name	Service	Benefit(1)	Last Fiscal Year
Dominic J. Addesso	Retirement Plan	10.7	$828,482	$—-
Supplemental Plan			5,810,185	—-
John P. Doucette	Retirement Plan	11.3	640,077	—-
Supplemental Plan			2,272,882	—-
Craig Howie	Retirement Plan		—-	—-
Supplemental Plan		N/A	—-	—-
Sanjoy Mukherjee	Retirement Plan	19.5	1,143,396	—-
Supplemental Plan			2,671,560	—-
Jonathan Zaffino	Retirement Plan		—-	—-
Supplemental Plan		N/A	—-	—-

(1)
The table employs the discount rate of 3.28% at December 31, 2019 and 4.27% at December 31, 2018 for the Retirement Plan and pre-retirement Supplemental Plan. Post retirement, the Supplemental Plan discount rate is 5% for both years. The Mortality Table used for 12/31/2019 is the Pri-2012 White Collar Table with Scale MP-2019 for the Qualified Plan projected to executive’s assumed retirement age. Updated Table 417(e) Mortality is used for the Supplemental Plan post-retirement projected to executive’s assumed retirement age. For 12/31/2018, the Mortality Table used is the Sex distinct RP-2014 White Collar Table adjusted to 2006 with Scale MP-2018 for the Qualified Plan projected to executive’s assumed retirement age. Updated 417(e) Mortality is used for the Supplemental Plan for Post-Retirement projected to executive’s assumed retirement age. The payment form assumes 50% Joint and Survivor for the Retirement Plan (wives assumed to be 4 years younger than their husbands) unless final benefit election has already been made, single life annuity for the Supplemental Plan at earliest unreduced retirement age.

The Assumptions for the 2019 calculations related to Retirement Plan and the pre-retirement Supplemental Plans are the same as those used in the FAS ASC 715 disclosure report for year ending December 31, 2019.
The information above has been developed assuming that the participants will retire at the earliest age at which they would receive an unreduced benefit. Mr. Addesso is past normal retirement age and eligible for unreduced benefits. Mr. Doucette is not eligible to retire with unreduced benefits until age 65. Mr. Mukherjee is eligible to receive an unreduced benefit under the Retirement Plan at age 63 and 10 months and at age 60 under the Supplemental Retirement Plan. The number of years of credited service in the Retirement Plan is greater than in the Supplemental Plan as accruals in the Supplemental Plan were frozen effective December 31, 2017.
74 Everest Re Group, Ltd.

Compensation of Executive Officers
2019 NON-QUALIFIED DEFERRED COMPENSATION TABLE
The 2019 Non-qualified Deferred Compensation Table shows information about the Supplemental Savings Plan(1).
	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in	Withdrawal/	Balance at Last
Name	Last Fiscal Year(2)	Last Fiscal Year(2)	Last Fiscal Year	Distributions	Fiscal Year-End(3)
Dominic J. Addesso
Everest Re Supplemental
Savings Plan	$24,519	$194,581	$181,700	$—	$828,789
John P. Doucette
Everest Re Supplemental
Savings Plan	16,777	83,923	93,733	—	485,795
Craig Howie
Everest Re Supplemental
Savings Plan	8,400	50,800	121,362	—	683,264
Sanjoy Mukherjee
Everest Re Supplemental
Savings Plan	9,000	58,929	78,637	—	284,834
Jonathan Zaffino
Everest Re Supplemental
Savings Plan	10,915	69,138	44,333	—	254,526

(1)
The Supplemental Savings Plan has the same investment elections as the Company’s 401(k) plan and is designed to allow each participant to contribute a percentage of his base salary and receive a company match beyond the contribution limits prescribed by the Code with regard to 401(k) plans. When the annual IRS 401(a) (17) compensation maximum is reached under the qualified savings plan, eligible employees may contribute to the Supplemental Savings Plan which allows for up to a 3% employee contribution and a 3% company match plus an additional discretionary contribution by the Company. Withdrawal is permitted only upon cessation of employment.

(2)	All of the amounts reported in this column are included in the 2019 Summary Compensation Table.
(3)
The amounts reported in this column represent the aggregate balances from the Everest Re Supplemental Savings Plan, and such amounts include a combination of: (i) contributions that were reported previously in the Summary Compensation Table as Salary and Non-Equity Incentive Compensation (if such amounts were contributed by the Executive) and All Other Compensation (if such amounts were contributed by the Registrant), and (ii) earnings on such contributions that were not reported in the Summary Compensation Table.

Proxy Statement 75

CEO Pay Ratio Disclosure
CEO PAY RATIO DISCLOSURE

Fiscal Year	2019	2019
Employee	Median Employee	CEO
Annual Base Salary	$114,400	$1,250,000
Bonus Paid March 2020	$20,000	$2,000,000
Res Share Value Granted Feb. 2019	$0	$2,000,000
Perf Share Target Value Granted Feb. 2019	$0	$2,000,000
Pension Value and Nonqualified Deferred Comp Earnings PY 2019	$0	$(21,657)
All Other Compensation PY 2019	$10,515	$398,275
Total Comp	$144,915	$7,626,619

In 2019, the ratio of the total annual compensation of our CEO to the median compensation of our employees was 52.63 to one.
Methodology
•	Date selected to determine employee population for purposes of identifying the median employee– December 1, 2019.
•	Median employee identified using Total Compensation, which includes base salary, bonus, and stock awards (if any) as well as any other compensation.
•	Employees from all Everest locations included in calculation to identify median.
•	Salaries, bonuses and stock for Non-US employees converted to USD (12/1/2019 conversion rates).
•	Salaries for part-time employees annualized to a full-time equivalent.
•	Annual salary, bonus and stock target amounts were included for mid-year hired employees who were not otherwise eligible to participate in the full 2019 annual compensation review process.
•	“All Other Compensation” includes life insurance premiums, employer matching contributions (qualified and non-qualified), dividends on restricted shares and employer discretionary contributions.

76 Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements
EMPLOYMENT, CHANGE OF CONTROL AND OTHER AGREEMENTS

Employment agreements have been entered into with Messrs. Addesso, Doucette, Howie, Mukherjee and Zaffino. Employment agreements are entered into when it is determined that an employment agreement assists in obtaining assurance as to the executive’s continued employment in light of the prevailing market competition for the particular position, or where the Compensation Committee believes that an employment agreement is appropriate to attract an executive in light of market conditions and the prior experience of the executive. Employment agreements with key executive officers further provide the Company protection against the potential loss of business that could result from the departure of a key executive by including non-disclosure, non-compete and non-solicitation covenants in such agreements. The terms of the agreement take into consideration the executive’s prior background, experience, compensation, competitive conditions and negotiations with the executive. On February 26, 2020, the Compensation Committee selected Messrs. Addesso, Doucette, Howie, Mukherjee and Zaffino to become participants in the Executive Incentive Plan. They are all participants in the Senior Executive Change of Control Plan. (See “Change of Control Arrangements”).
Dominic J. Addesso. Effective November 20, 2017, the Company, Everest Global and Everest Holdings entered into an amended employment agreement with Mr. Addesso under which he served as President of those companies as well as President of Everest Re and the Company until Mr. Addesso’s retirement at the end of the contract term on December 31, 2019. The agreement, which had been extended through December 31, 2019, provided for an annual salary of $1 million, subject to increases, if any, as determined and approved by the Compensation Committee of Group, and eligibility for an equity grant with a target value of 300% of his salary. The amendment also provided for Mr. Addesso’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
John P. Doucette. Effective June 1, 2016, Everest Global entered into an employment agreement with Mr. Doucette under which he serves as President and CEO of the Reinsurance Division of the Company. The agreement, which was automatically renewed following the agreement’s initial expiration date of June 1, 2019 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), provided for a base salary of $690,000, subject to increases, if any, as determined and approved by the Compensation Committee of Group. The employment agreement provides for Mr. Doucette’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Craig Howie. On April 1, 2016, Everest Global entered into an employment agreement with Mr. Howie under which he serves as Executive Vice President and Chief Financial Officer of the Company. The agreement provided for an annual base salary of $530,000, subject to increases, if any, as determined and approved by the Compensation Committee of Group, and was automatically renewed following the agreement’s initial expiration date of April 1, 2019 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties). The employment agreement provides for Mr. Howie’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Sanjoy Mukherjee. On January 1, 2017, Everest Global entered into an employment agreement with Mr. Mukherjee under which he is to serve as the General Counsel, Chief Compliance Officer and Secretary. The agreement was automatically renewed following the agreement’s initial expiration date of January 1, 2020 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), provided for an annual salary of $500,000, subject to increases, if any, as determined and approved by the Compensation Committee of Group. The employment agreement provides for Mr. Mukherjee’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in
Proxy Statement 77

Employment, Change of Control and Other Agreements
the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Jonathan Zaffino. On September 6, 2017, Everest National entered into an employment agreement with Mr. Zaffino under which he serves as Executive Vice President of the Company, and the President and CEO of Everest Insurance®. The agreement which will continue in effect through September 6, 2020 (and shall continue in force unless terminated in accordance with the terms of the agreement or as otherwise agreed by the parties), provided for an annual base salary of $500,000, subject to increases, if any, as determined and approved by the Compensation Committee. The employment agreement provides for Mr. Zaffino’s continued eligibility to receive PSU not previously forfeited subject to his signing a general release and waiver in the event of his retirement at age 65, death or disability prior to the last day of the restricted period. In the event of his termination without cause or for good reason, the PSU will continue to settle pursuant to their terms. The employment agreement’s material terms for a termination on death, disability or a termination without cause or resignation for good reason are outlined in the sections and tables below.
Change of Control Arrangements. The Company’s change of control arrangements, embodied within the Senior Executive Change of Control Plan, are principally intended to provide continuity of management by motivating executive officers to remain with the Company, despite the uncertainty that arises in the context of a change in control. The Senior Executive Change of Control Plan is designed to be compliant with §409A. A violation of §409A may subject an executive to recognition of income with respect to nonqualified deferred compensation at the time such compensation becomes vested plus a 20 percent tax and interest. Accordingly, in order to comply with the requirements of §409A, the Senior Executive Change of Control Plan requires the participant to wait six months following a termination of employment due to a change of control in order to receive any payments under the plan. The Change of Control Plan is administered by the Compensation Committee, which selects participants from among the senior executives of the Company and its subsidiaries. Among others, the Compensation Committee has selected Mr. Addesso, Mr. Doucette, Mr. Howie, Mr. Mukherjee and Mr. Zaffino to participate in the plan.
The Senior Executive Change of Control Plan provides that if, within two years after the occurrence of a material change (as defined in the plan) a participant terminates his or her employment for good reason (as defined in the plan) or the Company terminates the participant’s employment for any reason other than for due cause (as defined in the plan), then (a) all of the participant’s outstanding share options granted under the Company’s stock plans shall immediately vest and remain exercisable for three months following termination of employment; (b) all restrictions on the participant’s restricted shares awarded under the Company’s share plans shall immediately terminate and lapse, (this does not include PSU which are not subject to the Senior Executive Change of Control Plan); (c) the participant shall receive a cash payment six months after termination equal to the participant’s average salary and annual incentive bonus for the three most recent taxable years (or such shorter period as may be applicable) multiplied by a number between 2.00 and 2.99 as determined by the Compensation Committee (for Mr. Addesso, the number is 2.5, for Messrs. Doucette, Howie, Mukherjee and Zaffino the number is 2.00); (d) the participant shall continue to be covered under the Company’s medical and dental insurance plans for a period of two years from the date of termination; and (e) the participant shall receive “special retirement benefits” in an amount that will equal the retirement benefits he or she would have received under the Everest Reinsurance Retirement Plan and/or the Everest Reinsurance Employee Saving Plan and any supplemental, substitute or successor plans adopted by the Company had he or she continued in the employ of the Company for a two year period following termination. Special Retirement benefits shall be paid six months after termination.
The Senior Executive Change of Control Plan includes a “Best Net” provision regarding the determination and treatment of parachute payments. Under the “Best Net” provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant. The participant and the Company shall agree on a national accounting firm to perform the calculations necessary to determine the amount of the parachute payment, as well as the maximum amount the participant would be entitled to receive without being subject to the excise tax.
The PSU award is not subject to the Change in Control Plan and is governed by the Performance Stock Unit Award Agreement and any pertinent employment agreement.
78 Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements
Potential Payments Upon Termination or Change in Control
The tables below give a reasonable estimate of the incremental amount of compensation that might be paid to each of the Named Executive Officers in the event of termination of his employment on December 31, 2019.
The amounts shown assume that such termination, change in control, death or disability was effective as of December 31, 2019 and includes estimates of amounts to which the Named Executive Officer might be entitled incremental to what he earned during such time. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company and may be changed at the discretion of the Compensation Committee of the Company’s Board of Directors.
Payments Made Upon Termination. Regardless of the manner in which a Named Executive Officer’s employment terminates, he is entitled to receive amounts earned during his term of employment. Such amounts include: accrued salary; amounts contributed under the Employee Savings Plan and the Supplemental Savings Plan (see Non-qualified Deferred Compensation Table) and amounts accrued and vested through the Company’s Retirement Plan and the Supplemental Retirement Plan. (See Pension Benefits Table.) The retirement plans offer a survivor annuity, if elected by the participant. For a termination for good reason or without cause, each of Messrs. Addesso, Doucette, Howie, Mukherjee and Zaffino would be eligible to earn all remaining installments of PSU subject to his signing a waiver of all claims, and certain non-compete agreements under the terms of the employment agreements would apply. All other PSU would be forfeited.
Payments Made Upon Retirement. In the event of retirement, in addition to the items above, all who are eligible will receive the pension benefits shown in the Pension Benefits Table with a reduction for early retirement. Generally, subject to satisfaction of the express terms of the pertinent equity award agreement that defines retirement as reaching the age of 65 or older and a voluntary termination of employment, outstanding restricted shares vest as a result of retirement with the consent of the Compensation Committee. PSU are forfeited if retirement occurs prior to age 65. In the event of retirement at age 65 or older but prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSU. The settlement date of PSU for completed installment periods would be the 60-day anniversary of the retirement. The remaining PSU would be settled between the certification that performance criteria have been met and March 15th of the calendar year following the last performance period.
Payments Made Upon Death or Disability. In the event of death or disability, in addition to the benefits listed under the headings above, the Named Executive Officer will receive benefits under the Company’s disability plan or payments under the Company’s life insurance program, as available to employees generally. Pursuant to the terms of their employment agreements, in the event of the death or disability of Mr. Addesso, Mr. Doucette, Mr. Howie, Mr. Mukherjee or Mr. Zaffino, any incentive bonus earned but not yet paid for the completed full fiscal year immediately preceding the employment termination date would be paid. So, assuming a hypothetical death or disability of those Named Executive Officers on December 31, 2019, each would be entitled to any incentive bonus earned but not yet paid relating to fiscal 2019 performance. Such bonus amounts would have been $2,000,000 for Mr. Addesso, $920,000 for Mr. Doucette, $500,000 for Mr. Howie, $625,000 for Mr. Mukherjee and $1,082,000 for Mr. Zaffino as reported in the Summary Compensation Table.
In the event of the death or disability of any of the Named Executive Officers, unvested share options become exercisable and the restrictions on restricted shares lapse. The following table lists the value of equity awards for each Named Executive Officer at the NYSE closing price of $276.84 at 2019 year end as if all vested on December 31, 2019. For PSU, in the event of death or disability prior to the conclusion of the restricted period (3rd anniversary of grant date), the participant remains eligible to receive all remaining installments of PSU. The settlement date of PSU for completed installment periods would be the 60-day anniversary of the death or disability. The remaining shares would be settled between the certification of the performance and the March 15th of the calendar year following the last performance period.
Proxy Statement 79

Employment, Change of Control and Other Agreements
The amount of shares that would be delivered in the event of an executive’s retirement at age 65 or death or disability is valued as of December 31, 2019 in the table below.
Name	PSU	Restricted Shares	Total
Dominic J. Addesso	$4,821,141	$8,586,746	$13,407,887
John P. Doucette	1,145,332	3,677,266	4,822,598
Craig W. Howie	626,967	1,653,565	2,280,532
Sanjoy Mukherjee	742,383	2,393,005	3,135,388
Jonathan Zaffino	696,968	3,027,245	3,724,213
Termination or Change of Control
As described above, each of the Named Executive Officers is a participant in the Company’s Senior Executive Change of Control Plan. Payments are made under the plan to the respective Named Executive Officer if he suffers a covered termination of employment within two years following a change in control. The table below gives a reasonable estimate of what might be paid to each Named Executive Officer in the event of a covered termination of his employment on December 31, 2019 based on the plan terms in effect at that time.
Messrs. Addesso, Doucette, Howie, Mukherjee and Zaffino’s employment agreements separately address payments that may be made and benefits continued in the event of a termination without due cause or resignation for good reason, outside of a change in control, as defined in the respective agreements.
Name	Incremental Benefit	Termination Without Cause or Resignation for Good Reason		Termination Following Change in Control
Dominic J. Addesso	Cash Payment	$4,500,000	(1)	$7,527,243	(5)
Restricted Stock Value		8,586,746	(2)	8,586,746	(6)
PSU Value		4,821,141	(3)	4,821,141	(7)
Benefits Continuation		32,840.52	(4)	25,000
Pension Enhancement		—		—
Total Value		$17,940,928		$20,960,130	(8)
John P. Doucette	Cash Payment	$2,670,000	(1)	$3,140,256	(5)
Restricted Stock Value		1,055,037	(2)	3,677,266	(6)
PSU Value		1,145,332	(3)	1,145,332	(7)
Benefits Continuation		23,454.34	(4)	35,000
Pension Enhancement		—		584,000
Total Value		$4,893,823		$8,581,854	(8)
Craig Howie	Cash Payment	$1,620,000	(1)	$2,119,282	(5)
Restricted Stock Value		570,290	(2)	1,653,565	(6)
PSU Value		626,967	(3)	626,967	(7)
Benefits Continuation		23,454.34	(4)	35,000
Pension Enhancement		—		299,000
Total Value		$2,840,711		$4,733,814	(8)
Sanjoy Mukherjee	Cash Payment	$1,825,000	(1)	$2,223,385	(5)
Restricted Stock Value		701,236	(2)	2,393,005	(6)
PSU Value		742,383	(3)	742,383	(7)
Benefits Continuation		16,371.13	(4)	24,000
Pension Enhancement		—		477,000
Total Value		$3,284,990		$5,859,773	(8)

80 Everest Re Group, Ltd.

Employment, Change of Control and Other Agreements

Name	Incremental Benefit	Termination Without Cause or Resignation for Good Reason		Termination Following Change in Control
Jonathan Zaffino	Cash Payment	$2,682,000	(1)	$2,133,718	(5)
Restricted Stock Value		854,605	(2)	3,027,245	(6)
PSU Value		696,968	(3)	696,968	(7)
Benefits Continuation		25,574.26	(4)	36,000
Pension Enhancement		—		276,000
Total Value		$4,259,147		$6,169,931	(8)

(1)
Pursuant to the terms of the Mr. Addesso’s employment agreement, he would be paid a separation allowance in equal installments over a 24 month period equal to two times his base salary. Messrs. Doucette, Mukherjee, Howie and Zaffino would each be paid two times his base salary over a 12 month period. All would receive any annual incentive bonus earned but not yet paid for the completed full fiscal year prior to termination.

(2)
Pursuant to the terms of the Named Executive Officer’s employment agreement, unvested restricted stock will continue to vest in accordance with its terms in the 12 month period following termination for Messrs. Doucette, Mukherjee, Howie and Zaffino, For Mr. Addesso, unvested stock would continue to vest for 24 months in accordance with its terms.

(3)
Under the terms of their respective employment agreements, Messrs. Addesso, Howie, Doucette, Mukherjee and Zaffino would receive the PSU installments pursuant to achieved performance goals. The remaining PSU installments will vest pursuant to the Performance Stock Unit Award Agreement terms and are valued at the target performance (100%) for purpose of this table.

(4)
Pursuant to the terms of the Named Executive Officer’s employment agreement, he shall continue to participate in the disability and life insurance programs until the earlier of a certain number of months or his eligibility to be covered by comparable benefits of a subsequent employer and he will receive a cash payment to enable him to pay for medical and dental coverage for a certain number of months. For Mr. Addesso, the number is 24, for Messrs. Doucette, Howie, Mukherjee, and Zaffino, it is 12.

(5)
The Senior Executive Change of Control Agreement provides for a cash payment that equals the average of the executive’s salary and bonus for the previous three years times a factor assigned by the Board. The factor is 2.0 for Messrs. Doucette, Howie, Mukherjee and Zaffino and 2.5 for Mr. Addesso.

(6)	The unvested equity awards for each Named Executive Officer are valued at the NYSE closing price of $276.84 at 2019 year end as if all vested on December 31, 2019.
(7)
In the event of a Change in Control, the Company may elect to continue the Performance Stock Awards subject to the 2010 Stock Incentive Plan and Performance Stock Unit Award Agreement. According to the award agreement, completed installments are valued according to the actual achievement factor, and the remaining installments are valued at the target performance (100%).

(8)
The Senior Executive Change of Control Plan includes a “Best Net” provision regarding the determination and treatment of parachute payments that could potentially result in a reduced figure based on each participant’s relevant circumstances as calculated by an accounting firm agreed to by the participant and the Company. Under the provision, in lieu of an automatic reduction in benefits in the event of an excess parachute payment that triggers the excise tax, benefits are reduced to avoid an excess parachute payment only if doing so results in a higher after-tax benefit to the participant.

Proxy Statement 81

Compensation Committee Interlocks and Insider Participation
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2019, the Compensation Committee was comprised of John J. Amore, William F. Galtney, Jr., John A. Graf, Meryl Hartzband, Gerri Losquadro, Roger M. Singer and John A. Weber, all of whom are Non-Employee Directors of the Company and none of whom is or has been an officer of the Company. No Compensation Committee interlocks existed during 2019.
82 Everest Re Group, Ltd.

Proposal No. 2—Appointment of Independent Auditors
PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as the Company’s independent auditor for the year ending December 31, 2020 and the authorization of the Board of Directors acting by the Audit Committee of the Board of Directors to determine the independent auditor’s remuneration. Proxies will be so voted unless shareholders specify otherwise in their proxies.
PricewaterhouseCoopers LLP has been appointed to serve as the Company’s auditor each year at the Annual General Meeting of Shareholders pursuant to the Board’s recommendation, which is based on the recommendation of the Audit Committee. For the 2020 Annual General Meeting, and in accordance with the Sarbanes-Oxley Act of 2002 (“Sarbanes Oxley”), the Audit Committee has evaluated the performance and independence of PricewaterhouseCoopers LLP and has recommended their appointment as the Company’s independent auditor for the year ending December 31, 2020. In making its recommendation, the Audit Committee reviews both the audit scope and estimated fees for professional services for the coming year. Representatives of PricewaterhouseCoopers LLP will be present at the 2020 Annual General Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders.
Proxy Statement 83

Proposal No. 3—Non-Binding Advisory Vote on Executive Compensation
PROPOSAL NO. 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote FOR the non-binding advisory approval of the Named Executive Officers’ compensation. Proxies will be so voted unless shareholders specify otherwise in their proxies. Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC.
As described in detail under the heading “Executive Compensation – Compensation Discussion and Analysis”, the Company’s executive compensation program is designed to attract, reward, and retain talented executives whose abilities are critical to the success of the Company and its long term goals of profitability and strong shareholder returns. Please read the “Compensation Discussion and Analysis” discussion for additional details about our executive compensation programs, including information about the fiscal year 2019 compensation of our Named Executive Officers.
Shareholders are being asked to indicate their support for the Company’s Named Executive Officer compensation as described in this Proxy Statement, which includes the “Compensation Discussion and Analysis” section and the compensation tables and related narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board recommends that you vote “FOR” on an advisory basis the compensation of the Named Executive Officers.
The say-on-pay vote is advisory and, therefore, not binding on the Company, the Compensation Committee or the Board of Directors. However, the Board of Directors and the Compensation Committee value the opinions of the Company’s shareholders, will review the voting results, and will consider shareholder concerns.
84 Everest Re Group, Ltd.

PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN
PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN

The Board of Directors recommends that you vote FOR the approval of the Everest Re Group, Ltd. 2020 Stock Incentive Plan to be effective upon shareholder approval. Proxies given by shareholders of record will be so voted unless the shareholders specify otherwise in their proxies. Proxies given by beneficial holders to shareholders of record may not be so voted unless beneficial holders specify a vote for approval in their proxies.
On February 27, 2020, the Board of Directors adopted the Everest Re Group, Ltd. 2020 Stock Incentive Plan (the “2020 Plan”), subject to approval by the Company’s shareholders. The 2020 Plan will become effective immediately upon approval by the shareholders. The Board of Directors adopted the Plan to replace the Everest Re Group, Ltd. 2010 Stock Incentive Plan (the “2010 Plan”) due to the upcoming expiration of the 2010 Plan. Upon shareholder approval of the 2020 Plan, no further awards will be granted under the 2010 Plan. The Board of Directors recommends shareholders approve the 2020 Plan, because the Board believes it is important for employees and others providing services to the Company and its subsidiaries to have an equity interest in the Company so that their interests are aligned with shareholder interests. Following approval by the shareholders, the Company intends to register the shares issued under the 2020 Plan with the Securities Exchange Commission (the “SEC”). On March 16, 2020, the closing sale price of the Common Shares as reported on the New York Stock Exchange was 182.61 per share.
The following summary of the material terms of the 2020 Plan is qualified in its entirety by the full text of the 2020 Plan, a copy of which is set forth as Appendix A to this Proxy Statement.
2020 Plan Highlights
Compared to Expiring 2010 Plan
Only 1,400,000 shares are being requested to be made available for awards under the 2020 Plan, whereas under the expiring 2010 Plan approximately 1,850,000 shares remain available for issuance as of March 2020 and 4,000,000 shares were originally requested and authorized under the prior 2010 Plan

Prohibition on liberal share recycling
Minimum express one-year vesting requirement
Plan Administration
The 2020 Plan will be administered by a committee of the Board of Directors (the “Committee”), which is required under the terms of the 2020 Plan to consist of two or more non-employee directors. The Board of Directors has designated the Compensation Committee as the Committee to administer the 2020 Plan. The Committee has the authority to grant any type or combination of types of awards under the 2020 Plan.
The Committee may delegate all or any portion of its responsibilities or powers under the 2020 Plan to persons selected by it. The Committee may also delegate to officers of the Company discretionary authority with respect to substantial decisions or functions regarding the 2020 Plan or awards, including decisions regarding the timing, eligibility, pricing, amount or other terms of an award, provided such awards are not made to insiders, who are defined as persons subject to Section 16 of the Exchange Act.
Eligibility
Awards may be granted under the 2020 Plan to any person, including any director of the Company, who is an employee of the Company or certain of its subsidiaries or a consultant or advisor who (other than non-employee directors) provides bona fide services for the Company or certain of its subsidiaries. The Committee selects who will receive awards, the types of awards to be granted and the applicable terms, conditions, performance criteria, restrictions and other provisions of such awards.
Proxy Statement 85

PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN
General
The 2020 Plan provides for the grant of non-qualified and incentive stock options, stock appreciation rights (“SARs”), restricted stock, and stock awards. The purpose of the 2020 Plan is to benefit the Company, its subsidiaries and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Company and its subsidiaries and to enable the Company to attract, motivate and retain talented and experienced individuals essential to its success.
As of March 16, 2020, approximately 1,600 employees of the Company would be eligible to receive awards under the 2020 Plan, subject to the power of the Committee to determine the eligible employees and other persons to whom awards would be granted. The total number of shares that may be granted under the 2020 Plan is 1,400,000.6 Any shares allocated to an award under the 2020 Plan that expires, lapses or is forfeited or terminated for any reason without issuance of the shares will be available for new awards to be granted under the 2020 Plan. However, shares subject to an award under the 2020 Plan may not again be made available for issuance if such shares are: (i) shares used to satisfy the applicable tax withholding obligation; (ii) shares tendered as payment for an option exercise; (iii) shares repurchased by the Corporation using stock option exercise proceeds; or (iv) shares that were subject to a share-settled SAR and were not issued or delivered upon the net settlement of such SAR. No awards may be granted under the 2020 Plan after the ten-year anniversary of the effective date of the 2020 Plan (i.e., the date that shareholders approve the 2020 plan).
The following additional limitations will apply to awards under the 2020 Plan: (1) no more than 350,000 shares may be issued for options and SARs granted to any one individual in any calendar year; (2) no more than 1,000,000 shares may be issued for options intended to be Incentive Stock Options; and (3) for restricted stock, stock awards and performance stock awards, no more than 350,000 shares of stock may be delivered pursuant to such awards granted to any one participant during any one calendar-year period.
Further, any benefits granted under the 2020 Plan under any award may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with regard to death, disability, termination of employment and/or change of control, and (ii) up to 5% of the aggregate number of shares authorized for issuance under the 2020 Plan may be issued pursuant to awards subject to any, or no, vesting conditions, as the Committee determines appropriate.
The shares with respect to which awards may be made under the 2020 Plan may be shares that are currently authorized but unissued, or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions.
The Committee may grant any combination of stock options (both incentive and non-qualified), SARs, restricted stock or stock awards. The number of shares subject to an award and any other restrictions that are deemed appropriate by the Committee for a particular type of award, to particular individuals or in particular circumstances, will be included in the individual award document reflecting the grant of the award to the recipient and setting forth specific terms and conditions of the award (the “Award Agreement”).
The 2020 Plan contains provisions relating to adjustments of the terms of outstanding awards to reflect changes in the Company’s capitalization or shares or the occurrence of specified events. The number of shares that may be acquired under the 2020 Plan, the maximum number of shares that may be delivered pursuant to awards, and such other terms as are necessarily affected by such specified events are subject to equitable adjustment in the event of a stock dividend, stock split, recapitalization, merger, consolidation (whether or not Everest Re Group, Ltd. is the surviving corporation), reorganization, combination or exchange of Shares or similar events.
Except as otherwise provided by the Committee, awards under the 2020 Plan will only be transferable to the extent designated by the participant by will or by laws of descent and distribution.

6 In addition, the following number of shares may also be issued under a 2020 Plan award: any shares granted previously under the 2010 Plan that are forfeited, expire or are canceled after the effective date of the 2020 Plan without delivery of shares or which result in the forfeiture of the shares back to the Company to the extent that such shares would have been added back to the reserve under the terms of the 2010 Plan, but not including shares that remained available for grant pursuant to the 2010 Plan that were not previously granted.

86 Everest Re Group, Ltd.

PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN
Stock Options
The Committee may grant options to purchase shares which may be either incentive stock options or non-qualified stock options. The exercise price of shares under each option will be equal to the fair market value of a share on the date the option is granted (which is generally defined as the average of the highest and lowest trading price on the relevant date). Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock option may not be decreased after the date of grant nor may a stock option be surrendered to us as consideration for the grant of a replacement stock option with a lower exercise price. Except as approved by our shareholders, stock options granted under the 2020 Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the option is greater than the then current fair market value of the share. Options granted under the 2020 Plan will be exercisable in accordance with the terms established by the Committee. The full purchase price of each share purchased upon the exercise of any option must be paid at the time of exercise pursuant to one of the methods described below. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on shares acquired pursuant to the exercise of an option as the Committee determines to be desirable.
Stock Appreciation Rights
The Committee may grant an SAR in connection with all or any portion of an option as well as independent of any option grant. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the Committee, which exercise price will be equal to the fair market value of the shares of Stock at the time the stock appreciation right is granted. The excess amount will be payable in shares, in cash or in a combination thereof, as determined by the Committee. Except for reductions approved by our shareholders or adjustment for business combinations, the exercise price of a stock appreciation right may not be decreased after the date of grant nor may a stock appreciation right be surrendered to us as consideration for the grant of a replacement stock appreciation right with a lower exercise price. Except as approved by our shareholders, stock appreciation rights granted under the 2020 Plan may not be surrendered to the Company in consideration for a cash payment or grant of any other award if, at the time of such surrender, the exercise price of the stock appreciation right is greater than the then current fair market value of the share. The Committee, in its discretion, may impose such conditions, restrictions and contingencies on the shares acquired pursuant to the exercise of an SAR as the Committee determines to be desirable.
Stock Awards
The Committee may grant of one or more shares of stock or a right to receive one or more shares of stock in the future, subject to one or more of the following as determined by the Committee:
•	The Committee may grant Stock Awards that are contingent on the achievement of performance or other objectives during a specified period.
•
The Committee may grant Stock Awards subject to a risk of forfeiture or other restrictions that lapse upon the achievement of one or more goals relating to completion of service by the participant, or the achievement of performance or other objectives.

Any Stock Awards will be subject to such other conditions, restrictions and contingencies as the Committee determines.
Payment Provisions
The 2020 Plan permits the payment of the option exercise price or award price in cash or, at the Committee’s discretion, with shares valued at their fair market value, or with a combination of such shares and cash. Shares may only be used for payment, however, if they have been held by the participant for at least six months and meet any other requirements established by the Committee. Other lawful consideration may also be applied to the purchase or exercise price of an award under the 2020 Plan, to the extent authorized by the Committee and as may be permitted under relevant state or Bermuda law. The 2020 Plan also permits payment of the exercise price in accordance with a cashless exercise program under which, pursuant to a recipient’s direction, shares are issued directly to the recipient’s broker or dealer upon receipt of the exercise price in cash from the broker or dealer.
Proxy Statement 87

PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN
Shares held by a participant may also be used to discharge tax withholding obligations related to the exercise of options or the receipt of other awards to the extent authorized by the Committee.
Change of Control
In the event of a “Change of Control” of the Company (as defined in the 2020 Plan), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of participants:
•	accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding award made pursuant to the 2020 Plan;
•	offer to purchase any outstanding award made pursuant to the 2020 Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the Change of Control; or
•	make adjustments or modifications to outstanding awards as the Committee deems appropriate to maintain and protect the rights and interests of participants following such Change of Control.
Any such action approved by the Board of Directors shall be conclusive and binding on the Company and all participants.
Amendment and Termination
The Board of Directors may at any time amend, suspend or discontinue the 2020 Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the 2020 Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an award without the holder’s consent.
United States Income Tax Consequences of the 2020 Plan
The following paragraphs provide a general summary of the U.S. federal income tax consequences of the 2020 Plan based upon current law, which is subject to change. State, local or foreign tax consequences are beyond the scope of this summary. In addition, this summary is necessarily general and does not describe all possible federal income tax effects to particular recipients of awards under the 2020 Plan or to the Company in all circumstances.
Non-qualified Stock Options
The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise. Special rules will apply if the participant uses previously owned shares to pay some or all of the option exercise price.
Incentive Stock Options
The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code). Special rules will apply if the participant uses previously owned shares to pay some or all of the option exercise price.
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
88 Everest Re Group, Ltd.

  PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN
If the participant does not sell or otherwise dispose of the stock within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally realize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be capital gain. If the amount realized is less than the exercise price, the participant will recognize no income and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Appreciation Rights
The grant of an SAR will not result in taxable income to the participant. Upon exercise of an SAR, the amount of cash or the fair market value of shares received will be taxable to the participant as ordinary income. Gains and losses realized by the participant upon disposition of any such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Stock Awards
A participant who has been granted a stock award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time, if the grant is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of other objectives, assuming that the restrictions constitute a “substantial risk of forfeiture” for U.S. income tax purposes. Upon the later of the delivery of or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of vesting.
Withholding of Taxes
The Company may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards or may tender previously owned shares to the Company to satisfy tax withholding requirements. The shares withheld from awards may generally only be used to satisfy the Company’s minimum statutory withholding obligation.
Tax Deduction
Everest Re Group, Ltd. is not subject to U.S. income taxes. However, if an award is granted to a participant employed by a subsidiary that is a U.S. taxpayer, the subsidiary will be entitled to a deduction equal to the amount of income includible in the participant’s income provided that such amount constitutes an ordinary and necessary business expense to the subsidiary and is reasonable in amount.
A U.S. income tax deduction will generally be unavailable for annual compensation in excess of $1 million paid to any of the five most highly compensated officers of a public corporation.
Certain awards under the 2020 Plan may be subject to tax rules that apply to nonqualified deferred compensation plans. If an award is subject to those rules, and fails to conform to them, the recipient may have accelerated recognition of taxable income, and may also become liable for interest and tax penalties. Failure to satisfy the rules will not have an adverse tax effect on the Company. The Company intends that, to the extent that awards are subject to the deferred compensation rules, the awards will be structured to satisfy those rules.
Change of Control
Any acceleration of the vesting or payment of awards under the 2020 Plan in the event of a Change of Control in the Company may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Code, which may subject the participant to a 20% excise tax and preclude deduction by a subsidiary.
Proxy Statement 89

PROPOSAL NO. 4—APPROVAL OF THE EVEREST RE GROUP, LTD. 2020 STOCK INCENTIVE PLAN

Tax Advice
The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2020 Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2020 Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.
ERISA
The 2020 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended and is not intended to be qualified under Section 401 of the Internal Revenue Code.
This summary of the 2020 Plan is qualified in its entirety by the full text of the 2020 Plan, a copy of which is attached as Appendix A.
Registration of Common Shares issued under the 2020 Plan
The Company intends that the Common Shares covered by the 2020 Plan will be registered under the Securities Act of 1933, as amended. Such registration will, in most cases, permit the unrestricted resale in the public market of shares issued pursuant to the 2020 Plan.
New Plan Benefits
Because benefits under the 2020 Plan will depend on the Compensation Committee’s actions and the fair market value of the Company’s Common Shares at various future dates, it is not possible to determine at this time all of the benefits that might be received by employees, directors and consultants if the 2020 Plan is approved by stockholders.
Securities Authorized for Issuance under Equity Compensation Plans
The following table summarizes, as of December 31, 2019, information about compensation plans under which securities of the Company are authorized for issuance:
EQUITY COMPENSATION PLAN INFORMATION
	Column A	Column B	Column C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in column A)
Equity Compensation Plans Approved by Shareholders

2010 Stock Incentive Plan	139,150	$84.63	2,164,405

2002 Stock Incentive Plan*	31,100	87.67	—

2009 Non-Employee Director Stock Option and Restricted Stock Plan	454	110.13	34,503

2003 Non-Employee Director Equity Compensation Plan	—	—	324,913

Equity Compensation Plans Not Approved by Shareholders

None
* Inactive other than remaining stock options to be exercised

90 Everest Re Group, Ltd.

MISCELLANEOUS—GENERAL MATTERS
MISCELLANEOUS—GENERAL MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s executive officers, and directors and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file.
Based solely on the Company’s review of the copies of the forms it has received and representations that no other reports were required, the Company believes that all of its executive officers and directors have filed with the SEC on a timely basis all required Forms 3, 4 and 5 with respect to transactions during fiscal year 2019.
Shareholder Proposals for the 2021 Annual General Meeting of Shareholders
To be considered for inclusion in the Company’s Proxy Statement and Proxy Card relating to the 2021 Annual General Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company in proper form at the Company’s registered office at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda, no later than December 10, 2020. If the shareholder proposal relates to a nomination for director, then the proposal must be made in accordance with the procedures set forth in Bye-law 12 and discussed in the section titled “Nominating and Governance Committee.” This Bye-law is available on the Company’s website or by mail from the Corporate Secretary’s office.
Proxy Solicitations
The expense of this proxy solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited in person or by telephone, facsimile or mail by directors or officers who are employees of the Company without additional compensation. Georgeson LLC will provide solicitation services to the Company for a fee not to exceed $8,000 plus out-of-pocket expenses. The firm will solicit proxies by personal interview, telephone, facsimile and mail. The Company will, on request, reimburse shareholders of record who are brokers, dealers, banks or voting trustees, or their nominees, for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.
Transfer Agent and Registrar
The Company has appointed Computershare Trust Company, N.A. to serve as transfer agent, registrar and dividend paying agent for the Common Shares. Correspondence relating to any share accounts or dividends should be addressed to:
Computershare Investor Services
P.O. BOX 505000
Louisville, KY 40233
Overnight correspondence should be sent to:
Computershare Investor Services
462 South 4th Street, Suite 1600
Louisville, KY 40202
(877) 373-6374 (Shareholder Services – Toll Free)
(781) 575-2725 (Shareholder Services)
All transfers of certificates for Common Shares should also be mailed to the above address.
By Order of the Board of Directors

Sanjoy Mukherjee
Executive Vice President,
General Counsel and Secretary

April 9, 2020
Proxy Statement 91

APPENDIX A
APPENDIX A

EVEREST RE GROUP, LTD.
2020 STOCK INCENTIVE PLAN
Section 1.                                  Establishment and Purpose
The purpose of the Everest Re Group, Ltd. 2020 Stock Incentive Plan (the “Plan”) is to benefit the Corporation, its Subsidiaries, and its shareholders by encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries and to enable the Corporation and its Subsidiaries to attract, motivate and retain talented and experienced individuals essential to their success. This is to be accomplished by providing such eligible individuals an opportunity to obtain or increase their proprietary interest in the Corporation’s performance and by providing such individuals with additional incentives to remain with the Corporation and its Subsidiaries.
Section 2.                                  Definitions
The following terms, used herein, shall have the meaning specified:
(a)    “Award” means any award or benefit granted under the terms of the Plan.
(b)    “Award Agreement” means an agreement described in Section 6 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.
(c)    “Board of Directors” means the Board of Directors of the Corporation as it may be comprised from time to time.
(d)    “Code” means the Internal Revenue Code of 1986, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.
(e)    “Committee” means the Committee as defined in Section 8.
(f)    “Corporation” means Everest Re Group, Ltd., and any successor corporation.
(g)    “Effective Date” means the Effective Date as defined in Section 15.
(h)    “Employee” means officers and other key employees of the Corporation or a Subsidiary, and excludes directors who are not also employees of the Corporation or a Subsidiary. “Employee” includes consultants and advisors that provide bona fide services to the Corporation or a Subsidiary, provided that such services are not in connection with the offer or sale of securities of the Corporation or a Subsidiary in a capital-raising transaction.
(i)    “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.
(j)    “Exercise Price” means a purchase or exercise price established by the Committee at the time an Option or an SAR is granted.
(k)    “Fair Market Value” means, unless otherwise provided in the Award Agreement, the average of the highest and lowest sale price of the Stock as reported on the Composite Transaction Tape of the New York Stock Exchange (or on such other exchange, if any, on which the Stock is traded) on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale. If the Stock is not traded on any such exchange, Fair Market Value shall be as determined in the Award Agreement, or as may be determined in good faith by the Committee.
(l)    “Incentive Stock Option” means an option that is intended to satisfy the requirements applicable to an “incentive stock option” described in Section 422(b) of the Code.
(m)                  “Insider” means any person who is subject to “Section 16.”
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APPENDIX A
(n)    “Option” means an Award granted under the Plan that entitles the Participant, for a certain period of time, to purchase shares of Stock at an Exercise Price established by the Committee.
(o)    “Participant” means any Employee who has been granted an Award pursuant to this Plan.
(p)    “Section 16” means Section 16 of the Exchange Act, and any successor statutory provision, and the rules promulgated thereunder, as it or they may be amended from time to time.
(q)    “Stock” means shares of common stock (class of common shares) of the Corporation, par value $.01 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.
(r)    “Subsidiary” means any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation’s stock.
(s)    “Ten-percent Shareholder” means any person who owns, directly or indirectly, on the relevant date securities representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or of its parent or Subsidiary. For purposes of applying the foregoing ten percent (10%) limitation, the rules of Code Section 424(d) shall apply.
Section 3.                                  Eligibility
Persons eligible for Awards shall consist of Employees who hold positions of significant responsibilities with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.
Section 4.                                  Awards
The Committee may grant any of the types of Awards enumerated in paragraphs (a) through (d) of this Section 4, either singly, in tandem or in combination with other types of Awards, as the Committee may in its sole discretion determine:
(a)    Non-qualified Stock Options. The grant of an Option entitles the Participant to purchase a specific number of shares of Stock at an Exercise Price established by the Committee. Any Option granted under this Section 4 may either be an incentive stock option or a non-qualified stock option. A Non-qualified Stock Option is an Option that is not intended to be an “incentive stock option” as described in section 422(b) of the Code. All Non-qualified Stock Options granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the option is granted.
(b)    Incentive Stock Options. An Incentive Stock Option is an Option that is intended to satisfy the requirements applicable to an “incentive stock option” as described in section 422(b) of the Code. All Incentive Stock Options granted under the Plan shall be subject to the following:
(i)    The aggregate fair market value (determined at the time of the grant of the Award) of the shares of Stock subject to Incentive Stock Options which are exercisable by one person for the first time during a particular calendar year shall not exceed $100,000.
(ii)    No Incentive Stock Option may be granted under this Plan on or after the tenth anniversary of the date this Plan is adopted, or the date this Plan is approved by shareholders, whichever is earlier.
(iii)    No Incentive Stock Option may be exercisable more than:
A.    in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, ten (10) years after the date the option is granted, and
B.    in the case of an Employee who is a Ten-Percent Shareholder on the date the option is granted, five (5) years after the date the option is granted.
(iv)    The exercise price of any Incentive Stock Option shall be no less than:
A.  in the case of an Employee who is not a Ten-Percent Shareholder on the date that the option is granted, the Fair Market Value of the Stock subject to the option on such date; and
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APPENDIX A
B.  in the case of an Employee who is a Ten-Percent Shareholder on the date that the option is granted, 110% of the Fair Market Value of the Stock subject to the option on such date.
(v)    No Incentive Stock Option shall be granted to an individual who is an Employee by virtue of being a consultant or advisor.
(c)    Stock Appreciation Rights. A stock appreciation right (“SAR”) is a right to receive, upon surrender of the right, an amount payable in cash or in shares of Stock, which may be Restricted Stock.
(i)    The amount payable with respect to each SAR shall be equal in value to the excess, if any, of the Fair Market Value of a specified number of shares of Stock on the exercise date (or on such other date or dates set forth in the Award Agreement) over the Exercise Price relative to such shares, as may be established by the Committee. All SARs granted under the Plan shall expire not later than ten (10) years after grant, and shall have an Exercise Price equal to 100% of the Fair Market Value of the Stock on the date the SAR is granted.
(ii)    In the case of an SAR granted with respect to an Incentive Stock Option to an Employee who is a Ten-Percent Shareholder on the date of such Award, the Exercise Price shall not be less than 110% of the Fair Market Value of a share of Stock on the date the Award is made.
(d)    Restricted Stock and Stock Awards.
(i)    Restricted Stock is Stock that is issued to a Participant and is subject to a substantial risk of forfeiture or other restrictions on transfer and/or such other restrictions on incidents of ownership as the Committee may determine, where such restrictions will lapse upon achievement of one or more goals relating to the completion of services by the Participant or achievement of other objectives as may be determined by the Committee. A certificate for the shares of Restricted Stock, which certificate shall be registered in the name of the Participant, shall bear an appropriate restrictive legend and shall be subject to appropriate stop-transfer orders; provided, that the certificates representing shares of Restricted Stock shall be held in custody by the Corporation until the restrictions relating thereto otherwise lapse, and; provided further, that the Participant shall deliver to the Corporation a stock power endorsed in blank relating to the Restricted Stock as soon as practicable following the date of grant.
(ii)    Stock Awards shall be any compensation grant to a Participant that provides for payment to a Participant in shares of Stock.
(iii)    Restricted Stock and Stock Awards may be issued at the time of grant, upon the exercise of an SAR, Option or other right, as payment of a bonus, as payment of any other compensation obligations, upon the occurrence of a future event, at a specified time in the future or as otherwise determined by the Committee. The period during which Restricted Stock is subject to restrictions may commence prior to the actual transfer of Restricted Stock to a Participant if so specified in the Award Agreement.
(e)    Performance Stock Awards. Performance Stock is the grant of Restricted Stock or Stock Award as described in subsection 4(d), above, that, in addition to being subject to any other such conditions, restrictions and contingencies determined by the Committee, is subject to a substantial risk of forfeiture contingent upon the achievement of performance objectives during a specified period and that is subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant or achievement of performance or other objectives, as determined by the Committee.
(f)    Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 4 shall be subject to the following:
(i)    Subject to the following provisions of this subsection 4(f), the full Exercise Price for shares of stock purchased on the exercise of an Option shall be paid at the time of such exercise.
(ii)    The Exercise Price of the Stock subject to the Option may be paid in cash. At the discretion of the Committee, the purchase price may also be paid by the tender, by actual delivery of shares or by attestation, of Stock owned for at least six months by the holder of the option (the value of such Stock shall be its Fair Market Value on the date of exercise), through a combination of Stock and cash, or
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APPENDIX A
 through such other means as the Committee determines are consistent with the Plan’s purpose and applicable law. No fractional shares of Stock will be issued or accepted.
(iii)    In accordance with a cashless exercise program under which, if so instructed by the Participant, shares of Common Stock may be issued directly to the Participant’s broker or dealer upon receipt of the purchase price in cash from the broker or dealer.
(g)    General Provisions for Awards.
(i)    Except for either adjustments pursuant to Section 9 (relating to the adjustment of Shares), or reductions of the Exercise Price approved by the Corporation’s shareholders, the Exercise Price for any outstanding Option or SAR may not be decreased after the date of grant nor may an outstanding Option or SAR granted under the Plan be surrendered to the Corporation as consideration for the grant of a replacement Option or SAR with a lower Exercise Price. Except as approved by Corporation’s shareholders, in no event shall any Option or SAR granted under the Plan be surrendered to Corporation in consideration for a cash payment or the grant of any other Award if, at the time of such surrender, the Exercise Price of the Option or SAR is greater than the then current Fair Market Value of a Share. In addition, no repricing of an Option or SAR shall be permitted without the approval of Corporation’s shareholders if such approval is required under the rules of any stock exchange on which Stock is listed.
Section 5.                                  Shares of Stock and Other Stock-Based Awards Available Under Plan
(a)    The Stock which may be issued pursuant to an Award under the Plan may be shares currently authorized but unissued or currently held or subsequently acquired by the Corporation as treasury shares, including shares purchased in the open market or in private transactions.
(b)    Subject to the adjustment provisions of Section 9 hereof, the maximum number of shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of: (i) 1,400,000 shares of Stock; and (ii) any shares granted previously under the Corporation’s 2010 Stock Incentive Plan, as amended (the “Prior Plan”) that are forfeited, expire or are canceled after the Effective Date without delivery of shares or which result in the forfeiture of the shares back to the Corporation to the extent that such shares would have been added back to the reserve under the terms of the Prior Plan, but not including shares that remained available for grant pursuant to the Prior Plan that were not previously granted.
(c)    Subject to the adjustment provisions of Section 9 hereof, the following additional maximums are imposed on the Plan:
(i)    The maximum number of shares of Stock that may be issued pursuant to Options intended to be Incentive Stock Options shall be 1,000,000 shares.
(ii)    The aggregate maximum number of shares of Stock that may be covered by Awards granted to any one individual pursuant to Section 4 relating to Options and SARs shall be 350,000 shares during any one calendar-year period.
(iii)    For Restricted Stock, Stock Awards and Performance Stock Awards, no more than 350,000 shares of Stock may be delivered pursuant to such Awards granted to any one Participant during any one calendar-year period (regardless of whether settlement of the Award is to occur prior to, at the time of, or after the time of vesting).
(d)    To the extent that any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares shall be deemed to not have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. Shares subject to an Award under the Plan (or the Prior Plan) may not again be made available for issuance if such shares are: (i) shares used to satisfy the applicable tax withholding obligation; (ii) shares tendered as payment for an option exercise; (iii) shares repurchased by the Corporation using stock option exercise proceeds; or (iv) shares that were subject to a share-settled SAR and were not issued or delivered upon the net settlement of such SAR.
(e)    For the purposes of computing the total number of shares of Stock granted under the Plan, the following rules shall apply to Awards payable in Stock:
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APPENDIX A

(i)    Each Option shall be deemed to be the equivalent of the maximum number of shares of Stock that may be issued upon exercise of the particular Option;
(ii)    Where one or more types of Awards (both of which are payable in Stock) are granted in tandem with each other, the number of shares of Stock shall be deemed to be the greater of the number of shares that would be counted if one or the other Award alone was outstanding.
Additional rules for determining the number of shares of Stock granted under the Plan may be adopted by the Committee, as it deems necessary and appropriate.
Section 6.                                  Award Agreements
Each Award under the Plan shall be evidenced by an Award Agreement setting forth the number of shares of Stock and/or SARs subject to the Award and such other terms and conditions applicable to the Award, as determined by the Committee, not inconsistent with the terms of the Plan. The Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to as the Award Agreement regardless of whether any Participant signature is required. In the event that the Committee requires that the Participant execute and return the Award Agreement, no person shall have any rights under the Award unless and until the Participant to whom such Award shall have been granted shall have executed and delivered to the Corporation the Award Agreement; provided, however, the execution and delivery of such an Award Agreement shall not be a precondition to the granting of such Award. By executing the Award Agreement, or submitting an option exercise form (whether or not the Award Agreement required execution) a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.
(a)    Award Agreements shall include the following terms:
(i)    Non-assignability. Unless otherwise specifically provided for by the Committee, a provision that no Award shall be assignable or transferable except by will or by the laws of descent and distribution and that, during the lifetime of a Participant, the Award shall be exercised, if exercisable, only by such Participant or by his or her guardian or legal representative.
(ii)    Termination of Employment. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant’s employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, time for exercise, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to such Award(s) as and to the extent determined by the Committee. A provision that for purposes of the Plan (A) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (B) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment, except as otherwise required by applicable law, as determined by the Committee, in order to preserve the status of an option as an Incentive Stock Option.
(iii)    Rights as a Shareholder. A provision that a Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record. Except as provided in Section 9 hereof, no adjustment shall be made for dividends or other rights, unless the Award Agreement specifically requires such adjustment.
(iv)    Withholding. A provision requiring the withholding of applicable taxes required by law from all amounts paid to the holder of an Award in satisfaction of such Award. In the case of an Award paid in cash, the withholding obligation shall be satisfied by withholding the applicable amount and paying the net amount in cash to the Participant. In the case of Awards paid in shares of Stock, a Participant may satisfy the withholding obligation by paying the amount of any taxes in cash or, with the approval of the Committee, shares of Stock may be deducted from the payment to satisfy the obligation in full or in part. The amount of the withholding and the number of shares of Stock to be deducted shall be determined by the Committee with reference to the Fair Market Value of the Stock when the withholding is required to be made; provided, however, the amount of Stock so deducted shall not exceed the minimum required withholding obligation.
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APPENDIX A
(v)    Treatment of Option. Each Award of an option shall state whether or not it is intended to constitute an Incentive Stock Option.
(vi)    Minimum Exercise. No option may be exercised for less than the lesser of 50 shares of Stock or the full number of shares of Stock for which the option is then exercisable.
(b)    Other Terms. Award Agreements may include such other terms as the Committee may determine are necessary, and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions (including performance requirements) on the Award and the method by which restrictions or conditions lapse, the effect on the Award of a change of control of the Corporation or an employing Subsidiary, the price, amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of cash or Stock under an Award. Notwithstanding the foregoing, any benefits granted under the Plan (or the Prior Plan) under any Award may not become exercisable, vest or be settled, in whole or in part, prior to the one-year anniversary of the date of grant except (i) with regard to death, disability, termination of employment and/or change of control, and (ii) up to 5% of the aggregate number of shares authorized for issuance under the Plan under Section 5 above may be issued pursuant to Awards subject to any, or no, vesting conditions, as the Committee determines appropriate.
Section 7.                                  Amendment and Termination
The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part; provided that no amendment by the Board of Directors shall increase any limitations set forth in Section 5 nor shall it permit any options to be awarded at exercise prices below Fair Market Value. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder’s consent. Adjustments pursuant to Section 9 shall not be subject to the foregoing limitations of this Section 7.
Section 8.                                  Administration
(a)    The Plan and all Awards granted pursuant thereto shall be administered by a committee of the Board of Directors (the “Committee”), which Committee shall consist of not less than two (2) members of such Board of Directors who are not employees of the Corporation or any Subsidiary. The members of the Committee shall be designated by the Board of Directors. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.
(b)    The Committee shall have the authority and discretion to interpret and administer the Plan, to establish, amend and rescind any rules and regulations relating to the Plan and to determine the terms and provisions of any Award Agreement made pursuant to the Plan. All questions of interpretation with respect to the Plan, the number of shares of Stock or other security, SARs, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.
(c)    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to the officers or employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards thereunder as these relate to Insiders, including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.
(d)    To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States.
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APPENDIX A
Section 9.                                  Adjustment Provisions
(a)    In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend paid in cash or property, the number of shares of Stock (or other securities) then remaining subject to this Plan, and the maximum number of shares that may be issued to anyone pursuant to this Plan, including those that are then covered by outstanding Awards, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the price for each share then covered by an outstanding Award shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced and the price for each share then covered by an outstanding Award shall be proportionately increased.
(b)    In the event the adjustments described in clauses (i) and (ii) of paragraph (a) of this Section 9 are inadequate to ensure equitable treatment of any Award holder, then, to the extent permissible under applicable law, the Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any transaction affecting the securities subject to the Plan or as is required or authorized under the terms of any applicable Award Agreement.
(c)    The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.
Section 10.                                  Change of Control
(a)    In the event of a “Change of Control” of the Corporation (defined below), in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion, recommend that the Board of Directors take any of the following actions as a result, or in anticipation, of any such event to assure fair and equitable treatment of Participants:
(i)    Accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;
(ii)    Offer to purchase any outstanding Award made pursuant to this Plan from the holder for its equivalent cash value, as determined by the Committee, as of the date of the change of control; or
(iii)    Make adjustments or modifications to outstanding Awards as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.
Any such action approved by the Board of Directors shall be conclusive and binding on the Corporation and all Participants.
(b)    For purposes of this Section, a Change of Control shall mean the occurrence of any of the following:
(i)    A tender offer or exchange offer whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding voting securities.
(ii)    The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of the Corporation, other than affiliates within the meaning of the Exchange Act or any party to such merger or consolidation.
(iii)    The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly-owned subsidiary of the Corporation.
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(iv)    Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty-five percent (25%) or more of the combined voting power of the Corporation’s then outstanding securities, and the effect of such ownership is to take over and control the affairs of the Corporation.
(v)    As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.
Section 11.                                  General Restrictions
Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)    Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.
(b)    To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.
Section 12.                                  Unfunded Plan
The Plan shall be unfunded. Neither the Corporation, a Subsidiary, nor the Board of Directors shall be required to segregate any assets that may at any time be represented by Awards made pursuant to the Plan. Neither the Corporation, a Subsidiary, the Committee, nor the Board of Directors shall be deemed to be a trustee of any amounts to be paid under the Plan.
Section 13.                                  Limits of Liability
(a)    Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.
(b)    Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan except as may be expressly provided by statute.
Section 14.                                  Rights of Employees
(a)    Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.
(b)    Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause.
Section 15.                                  History and Duration
The Board of Directors adopted the Plan subject to the approval of the shareholders of the Corporation at the Corporation’s 2020 annual meeting of its shareholders on May 11, 2020. The date of such shareholder approval shall be the “Effective Date” of the Plan. The Plan shall remain in effect as long as any Awards under the Plan have been exercised or terminated under the terms of the Plan and applicable Award Agreements, provided that Awards under the Plan may only be granted within ten years of the Effective Date of the Plan.
Proxy Statement 99

EVEREST.

VOTE

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Your vote matters – here's how to vote!

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2020 Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1. Election of Directors for a term to end in 2021.

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - John J. Amore	☐	☐	☐	02 - Juan C. Andrade	☐	☐	☐	03 - William F. Galtney, Jr.	☐	☐	☐
04 - John A. Graf	☐	☐	☐	05 - Meryl Hartzband	☐	☐	☐	06 - Gerri Losquadro	☐	☐	☐
07 - Roger M. Singer	☐	☐	☐	08 - Joseph V. Taranto	☐	☐	☐	09 - John A. Weber	☐	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
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2020 Annual Meeting of Everest Re Group, Ltd. Shareholders

May 11, 2020, 11:00 A.M. Local Time
Everest Re Group, Ltd., Seon Place, 4th Floor,
41 Front Street, Hamilton, Bermuda

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Everest Re Group, Ltd.

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting - May 11, 2020

The undersigned hereby appoints J. Andrade and S. Mukherjee, and each of them, as proxies of the undersigned, each with full power to act without the others and with full power of substitution, to vote all the Common Shares of EVEREST RE GROUP, LTD. held in the name of the undersigned at the close of business on March 16, 2020, at the Annual General Meeting of Shareholders to be held on May 11, 2020, at the Everest Re Group, Ltd., Seon Place, 4th Floor, 141 Front Street, Hamilton, Bermuda at 11:00 a.m. (local time), and at any adjournment or postponement thereof, with all the powers the undersigned would have if personally present, on the matters set forth hereon in accordance with any directions given by the undersigned and, in their discretion, on all other matters that may properly come before the Annual General Meeting, all in accordance with the accompanying Notice and Proxy Statement, receipt of which is acknowledged.

IF THIS PROXY IS PROPERLY EXECUTED AND RETURNED, THE SHARES REPRESENTED THEREBY WILL BE VOTED. IF A CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE SHARES WILL BE VOTED ACCORDINGLY. IF NOT OTHERWISE SPECIFIED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED AND FOR PROPOSALS 2, 3 AND 4. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Items to be voted appear on reverse side)

C Non-Voting Items

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